FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-07

Free Writing Prospectus

Structural and Collateral Term Sheet

$688,887,247

(Approximate Initial Pool Balance)

$613,970,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2025-C65

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

JPMorgan Chase Bank, National Association

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

BSPRT CMBS Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-C65

September 30, 2025

Wells Fargo Securities	Goldman Sachs & Co. LLC	Société Générale	J.P. Morgan
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Société Générale is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Wells Fargo Commercial Mortgage Trust 2025-C65	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approx. Initial Credit Support(4)	Pass-Through Rate Description	Weighted Average Life (Years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Certificate Principal U/W NOI Debt Yield(7)
Offered Certificates
A-1	AAAsf/Aaa(sf)/AAA(sf)	$7,474,000	$7,250,000	$224,000	30.000%	(8)	2.71	11/25-10/30	39.6%	18.8%
A-SB	AAAsf/Aaa(sf)/AAA(sf)	$9,544,000	$9,258,000	$286,000	30.000%	(8)	7.36	10/30-04/35	39.6%	18.8%
A-4	AAAsf/Aaa(sf)/AAA(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	39.6%	18.8%
A-5	AAAsf/Aaa(sf)/AAA(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	39.6%	18.8%
X-A	AAAsf/Aaa(sf)/AAA(sf)	$482,221,000(10)	$467,802,000(10)	$14,419,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	A-sf/NR/AAA(sf)	$131,749,000(12)	$127,809,000(12)	$3,940,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
A-S	AAAsf/Aa3(sf)/AAA(sf)	$67,166,000	$65,157,000	$2,009,000	20.250%	(8)	9.91	09/35-09/35	45.1%	16.5%
B	AA-sf/NR/AA(sf)	$36,167,000	$35,085,000	$1,082,000	15.000%	(8)	9.91	09/35-09/35	48.1%	15.5%
C	A-sf/NR/A-(sf)	$28,416,000	$27,566,000	$850,000	10.875%	(8)	9.92	09/35-10/35	50.4%	14.8%
Non-Offered Certificates
X-D	BBB-sf/NR/BBB(sf)	$22,389,000(14)	$21,719,000(14)	$670,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-E	BB-sf/NR/BB+(sf)	$15,500,000(16)	$15,036,000(16)	$464,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
D	BBB-sf/NR/BBB(sf)	$22,389,000	$21,719,000	$670,000	7.625%	(8)	10.00	10/35-10/35	52.3%	14.3%
E	BB-sf/NR/BB+(sf)	$15,500,000	$15,036,000	$464,000	5.375%	(8)	10.00	10/35-10/35	53.5%	13.9%
F-RR	B-sf/NR/B+(sf)	$10,333,000	$10,024,000	$309,000	3.875%	(8)	10.00	10/35-10/35	54.4%	13.7%
G-RR	NR/NR/NR	$26,695,246	$25,896,246	$799,000	0.000%	(8)	10.00	10/35-10/35	56.6%	13.2%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 30, 2025 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller in connection with any variation in the Certificate Balance of the VRR Interest and/or the Horizontal Risk Retention Certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The actual initial Certificate Balances and Notional Amounts also depend on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-D and X-E Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) and, if, as a result of such pricing, the pass-through rate of any of the Class X-A, X-B, X-D and X-E Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(3)	On the closing date, the Certificates with the initial Certificate Balances or Notional Amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” (such Certificates, collectively the “VRR Interest”) are expected to be purchased for cash from the underwriters by a majority-owned affiliate of Argentic Real Estate Finance 2 LLC (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support with respect to the Class A-1, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-SB, A-4 and A-5 Certificates in the aggregate.
(5)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Classes of Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Wells Fargo Commercial Mortgage Trust 2025-C65	Certificate Structure
(8)	The pass-through rates for the Class A-1, A-SB, A-4, A-5, A-S, B, C, D, E, F-RR and G-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date, in each case, will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The exact initial Certificate Balances of the Class A-4 and A-5 Certificates are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and A-5 Certificates is expected to be approximately $465,203,000 subject to a variance of plus or minus 5%. In the event that the Class A-5 Certificates are issued with the maximum certificate balance (i.e., with an initial certificate balance of $465,203,000), the Class A-4 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $230,000,000	N/A – 9.64	N/A / 04/35-08/35
Class A-5	$235,203,000– $465,203,000	9.78 – 9.90	04/35-09/35 / 08/35-09/35
(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-SB, A-4 and A-5 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-SB, A-4 and A-5 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Wells Fargo Commercial Mortgage Trust 2025-C65	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	9	27	$197,717,301	28.7%
Wells Fargo Bank, National Association	6	12	177,557,844	25.8
JPMorgan Chase Bank, National Association	2	26	120,000,000	17.4
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	1	1	60,000,000	8.7
JPMorgan Chase Bank, National Association / Societe Generale Financial Corporation / Goldman Sachs Mortgage Company	1	8	57,500,000	8.3
JPMorgan Chase Bank, National Association / Goldman Sachs Mortgage Company	1	1	30,833,333	4.5
BSPRT CMBS Finance, LLC	1	2	25,000,000	3.6
Societe Generale Financial Corporation	1	1	10,278,769	1.5
Goldman Sachs Mortgage Company	1	1	10,000,000	1.5
Total	23	79	$688,887,247	100.0%

Loan Pool:

Initial Pool Balance:	$688,887,247
Number of Mortgage Loans:	23
Average Cut-off Date Balance per Mortgage Loan:	$29,951,619
Number of Mortgaged Properties:	79
Average Cut-off Date Balance per Mortgaged Property(1):	$8,720,092
Weighted Average Mortgage Interest Rate:	6.3265%
Ten Largest Mortgage as % of Initial Pool Balance:	73.2%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	118
Weighted Average Original Amortization Term (months)(2):	339
Weighted Average Remaining Amortization Term (months)(2):	336
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.91x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	56.6%
Weighted Average Balloon Loan-to-Value Ratio(1):	55.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	8.3%
% of Mortgage Loans with Single Tenants(3):	3.5%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Wells Fargo Commercial Mortgage Trust 2025-C65	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 17.1% of the mortgage pool (8 mortgage loans) has scheduled amortization, as follows:

13.9% (6 mortgage loans) require amortization during the entire loan term; and

3.2% (2 mortgage loans) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 82.9% of the mortgage pool (15 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 57.1% and 1.91x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 56.8% of the mortgage pool (12 mortgage loans) have hard lockboxes in place.

11.5% (2 mortgage loans) has both hard and soft lockboxes.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	73.5% of the pool
Insurance:	32.0% of the pool
Capital Replacements:	52.9% of the pool
TI/LC:	46.2% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use, industrial properties and leased fee.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

72.8% of the mortgage pool (17 mortgage loans) features a lockout period, then defeasance only until an open period;

9.5% of the mortgage pool (2 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

8.7% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

5.5% of the mortgage pool (2 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

3.5% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (2.0%) or yield maintenance, then defeasance or greater of a prepayment premium (2.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Wells Fargo Commercial Mortgage Trust 2025-C65	Issue Characteristics

III.	Issue Characteristics
Securities Offered:	$613,970,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of nine classes (Classes A-1, A-SB, A-4, A-5, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Argentic Real Estate Finance 2 LLC (“AREF2”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Mortgage Company (“GSMC”), Societe Generale Financial Corporation (“SGFC”) and BSPRT CMBS Finance, LLC (“BSPRT”)
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency LLC and Moody’s Investors Service, Inc.
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Argentic Services Company LP
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Controlling Class Certificateholder:	Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance 2 LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates representing approximately 2.04% of the fair value of all of the ABS interests issued, which will be comprised of the Class F-RR and G-RR certificates (other than the portion that comprises the VRR Interest) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 2.99% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance 2 LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Rules and UK Securitization Rules:

No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU Securitization Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in the Preliminary Prospectus.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the payment due date for the monthly debt service payment that is due in October 2025 (or, in the case of any mortgage loan that has its first payment due date in October 2025, the date that would have been its payment due date in October 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Wells Fargo Commercial Mortgage Trust 2025-C65	Issue Characteristics
Expected Closing Date:	On or about October 16, 2025.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in November 2025.
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in November 2025.
Rated Final Distribution Date:	The Distribution Date in October 2058.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation, RealINSIGHT, LSEG and DealView Technologies Ltd. (dba DealX).
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
JPMCB	512 West 22nd Street	New York	NY	1 / 1	$65,000,000	9.4%	Office	172,576	$753	62.4%	62.4%	1.57x	11.2%
WFB	4 Union Square South	New York	NY	1 / 1	60,000,000	8.7%	Retail	204,189	588	41.4%	41.4%	2.42x	14.2%
WFB/JPMCB	Market Place Center	Irvine	CA	1 / 1	60,000,000	8.7%	Office	1,154,250	117	50.9%	50.9%	2.96x	17.7%
JPMCB/SGFC/GSMC	BioMed MIT Portfolio	Cambridge	MA	1 / 8	57,500,000	8.3%	Mixed Use	1,314,481	479(2)	35.3%	35.3%	2.75x	16.6%
JPMCB	Coastal Equities Portfolio	Various	Various	1 / 25	55,000,000	8.0%	Retail	3,424,574	47	66.9%	66.9%	1.66x	11.8%
AREF2	Hacienda Center	Hacienda Heights	CA	1 / 1	45,000,000	6.5%	Retail	122,726	367	61.6%	61.6%	1.37x	9.5%
WFB	Marriott Greensboro Downtown	Greensboro	NC	1 / 1	41,850,141	6.1%	Hospitality	285	146,843	50.2%	40.0%	2.00x	18.2%
AREF2	Arapaho and Crystal Pointe Flex Portfolio	Various	Various	1 / 2	41,000,000	6.0%	Industrial	509,914	80	58.4%	58.4%	1.87x	11.7%
WFB	Rivercrest Walmart Shadow Anchored Portfolio	Various	Various	1 / 7	41,000,000	6.0%	Retail	269,622	152	71.4%	71.4%	1.47x	10.1%
AREF2	MRN Portfolio	Cleveland	OH	1 / 12	38,000,000	5.5%	Various	233,873	162	67.9%	67.9%	1.39x	11.2%
Top Three Total/Weighted Average				3 / 3	$185,000,000	26.9%				51.9%	51.9%	2.30x	14.3%
Top Five Total/Weighted Average				5 / 36	$297,500,000	43.2%				51.4%	51.4%	2.27x	14.3%
Top Ten Total/Weighted Average				10 / 59	$504,350,141	73.2%				55.7%	54.8%	2.00x	13.4%
Non-Top Ten Total/Weighted Average				13 / 20	$184,537,106	26.8%				59.0%	56.3%	1.67x	12.6%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.
(2)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2025-C65	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	512 West 22nd Street	JPMCB	$65,000,000	$65,000,000	$130,000,000	WFCM 2025-C65	Midland	Argentic	BMO 2025-C13	1.57x	11.2%	62.4%
2	4 Union Square South	WFB	$60,000,000	$60,000,000	$120,000,000	WFCM 2025-C65	Midland	Argentic	Future Securitization	2.42x	14.2%	41.4%
3	Market Place Center	WFB/JPMCB	$60,000,000	$75,000,000	$135,000,000	WFCM 2025-C65	Midland	Argentic	Future Securitization	2.96x	17.7%	50.9%
4	BioMed MIT Portfolio	JPMCB/SGFC/GSMC	$57,500,000	$789,500,000	$847,000,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE BMARK 2025-B41 BBCMS 2025-C35 MSBAM 2025-C35 BMO 2025-C13	2.75x	16.6%	35.3%
5	Coastal Equities Portfolio	JPMCB	$55,000,000	$105,000,000	$160,000,000	WFCM 2025-C65	Midland	Argentic	BANK 2025-BNK50 BBCMS 2025-C35 BMO 2025-C13	1.66x	11.8%	66.9%
11	Washington Square	JPMCB/GSMC	$30,833,333	$309,166,667	$340,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BBCMS 2025-C35 BMARK 2025-B41 BMO 2025-C13 BANK 2025-BNK50	2.07x	12.1%	51.9%
12	The Willard & The Met	BSPRT	$25,000,000	$41,500,000	$66,500,000	BMO 2025-C13	Midland	Rialto	BMO 2025-C13	1.25x	8.5%	63.9%
19	32 Old Slip - Leased Fee	GSMC	$10,000,000	$157,000,000	$167,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BMARK 2025-B41 BBCMS 2025-C35 MSBAM 2025-C35	1.10x	6.3%	74.2%
(1)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	JPMCB/SGFC/GSMC	BioMed MIT Portfolio	$57,500,000	8.3%	$478,000,000	NAP	6.2593%	2.75x	1.66x	16.6%	10.6%	35.3%	55.2%
Total/Weighted Average			$57,500,000	8.3%	$478,000,000		6.2593%	2.75x	1.66x	16.6%	10.6%	35.3%	55.2%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
4	JPMCB/ SGFC/GSMC	BioMed MIT Portfolio	Cambridge	MA	Mixed Use	$57,500,000	8.3%	CAMB 2019-LIFE
5	JPMCB	Coastal Equities Portfolio	Various	Various	Retail	55,000,000	8.0	MSBAM 2015-C24, MSBAM 2015-C25, MSBAM 2015-C26
6	AREF2	Hacienda Center	Hacienda Heights	CA	Retail	45,000,000	6.5	WFCM 2015-NXS3
7	WFB	Marriott Greensboro Downtown	Greensboro	NC	Hospitality	41,850,141	6.1	WFCM 2015-C27
8.01	AREF2	Arapaho Business Park	Richardson	TX	Industrial	27,360,000	4.0	BX 2022-PSB
9	WFB	Rivercrest Walmart Shadow Anchored Portfolio	Various	Various	Retail	41,000,000	6.0	CGCMT 2016-GC36
13	AREF2	CVS-Walgreens Portfolio	Various	Various	Retail	24,000,000	3.5	MSBAM 2015-C27
19	GSMC	32 Old Slip - Leased Fee	New York	NY	Other	10,000,000	1.5	MSBAM 2015-C24, MSBAM 2015-C23, MSC 2015-MS1
20	AREF2	Princessa Plaza	Santa Clarita	CA	Mixed Use	8,592,301	1.2	WFCM 2015-C31
21	AREF2	75 Executive Drive	Aurora	IL	Office	7,300,000	1.1	COMM 2015-LC23
22	WFB	Stor N Lock - Santa Rosa	Santa Rosa	CA	Self Storage	7,277,340	1.1	WFCM 2015-C30
23	AREF2	Quantum on the Bay	Miami	FL	Office	3,325,000	0.5	CSAIL 2016-C5
	Total					$328,204,781	47.6%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	52	$290,771,403	42.2%	59.6%	59.6%	1.73	x	11.6%	10.9%	6.3511%
Anchored	36	184,374,913	26.8	57.0	57.0	1.81		12.0	11.4	6.3463
Shadow Anchored	8	46,971,000	6.8	69.9	69.9	1.49		10.5	10.0	6.6016
Super Regional Mall	1	30,833,333	4.5	51.9	51.9	2.07		12.1	11.7	5.5770
Single Tenant	7	28,592,156	4.2	67.2	67.2	1.30		9.8	8.9	6.8049
Office	4	135,625,000	19.7	57.2	57.0	2.20		14.3	13.5	6.1800
CBD	3	128,325,000	18.6	56.9	56.9	2.22		14.2	13.5	6.1533
Suburban	1	7,300,000	1.1	62.4	58.9	1.90		15.3	14.6	6.6500
Mixed Use	12	84,654,231	12.3	44.1	43.4	2.35		15.1	14.8	6.3119
Lab/Office	8	57,500,000	8.3	35.3	35.3	2.75		16.6	16.4	5.8928
Office/Retail	1	8,592,301	1.2	51.1	44.2	1.73		13.8	13.2	6.5500
Multifamily/Office/Retail	1	8,564,433	1.2	67.9	67.9	1.39		11.2	10.5	7.5000
Multifamily/Retail	1	5,066,667	0.7	67.9	67.9	1.39		11.2	10.5	7.5000
Parking/Retail	1	4,930,831	0.7	67.9	67.9	1.39		11.2	10.5	7.5000
Hospitality	4	84,280,504	12.2	52.8	44.3	2.07		18.4	16.4	6.6760
Full Service	2	56,850,141	8.3	54.1	44.9	1.88		17.6	15.6	6.8964
Limited Service	2	27,430,364	4.0	50.1	43.0	2.47		20.0	18.2	6.2194
Industrial	2	41,000,000	6.0	58.4	58.4	1.87		11.7	10.8	5.7080
Flex	2	41,000,000	6.0	58.4	58.4	1.87		11.7	10.8	5.7080
Multifamily	3	35,278,769	5.1	62.3	60.2	1.25		9.1	8.9	6.7132
Mid Rise	2	25,000,000	3.6	63.9	63.9	1.25		8.5	8.3	6.5800
Garden	1	10,278,769	1.5	58.4	51.2	1.26		10.4	10.2	7.0370
Other	1	10,000,000	1.5	74.2	74.2	1.10		6.3	6.3	5.6500
Leased Fee	1	10,000,000	1.5	74.2	74.2	1.10		6.3	6.3	5.6500
Self Storage	1	7,277,340	1.1	53.5	46.6	1.49		11.9	11.6	6.7380
Self Storage	1	7,277,340	1.1	53.5	46.6	1.49		11.9	11.6	6.7380
Total/Weighted Average	79	$688,887,247	100.0%	56.6%	55.2%	1.91	x	13.2%	12.4%	6.3265%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	4	$137,168,375	19.9%	54.1%	54.1%	1.91x	12.2%	11.7%	6.1272%
California	4	120,869,640	17.5	55.1	54.1	2.19	14.0	13.4	6.0845
Southern California	3	113,592,301	16.5	55.2	54.6	2.24	14.2	13.5	6.0427
Northern California	1	7,277,340	1.1	53.5	46.6	1.49	11.9	11.6	6.7380
North Carolina	7	58,812,641	8.5	55.4	48.1	1.89	16.2	14.7	6.5716
Massachusetts	8	57,500,000	8.3	35.3	35.3	2.75	16.6	16.4	5.8928
Ohio	14	43,425,063	6.3	67.8	67.8	1.42	11.3	10.5	7.3563
Maryland	4	34,553,782	5.0	65.2	65.2	1.27	8.8	8.5	6.6323
Other(3)	38	236,557,747	34.3	60.9	59.3	1.76	12.7	11.7	6.3765
Total/Weighted Average:		$688,887,247	100.0%	56.6%	55.2%	1.91x	13.2%	12.4%	6.3265%
(1)	The mortgaged properties are located in 25 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 19 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,325,000 - 4,000,000	1	$3,325,000	0.5%
4,000,001 - 8,000,000	2	14,577,340	2.1
8,000,001 - 10,000,000	2	18,592,301	2.7
10,000,001 - 15,000,000	3	36,249,120	5.3
15,000,001 - 20,000,000	2	31,960,013	4.6
20,000,001 - 30,000,000	2	49,000,000	7.1
30,000,001 - 50,000,000	6	237,683,474	34.5
50,000,001 - 65,000,000	5	297,500,000	43.2
Total:	23	$688,887,247	100.0%
Average:	$29,951,619
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.10 - 1.50	7	$155,603,769	22.6%
1.51 - 1.60	2	48,277,340	7.0
1.61 - 1.70	1	65,000,000	9.4
1.71 - 1.80	2	24,092,301	3.5
1.81 - 1.90	2	70,000,000	10.2
1.91 - 2.10	2	48,300,000	7.0
2.11 - 2.50	4	149,143,487	21.6
2.51 - 3.19	3	128,470,351	18.6
Total:	23	$688,887,247	100.0%
Weighted Average:	2.02x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.3 - 10.0	4	$104,000,000	15.1%
10.1 - 11.0	2	51,278,769	7.4
11.1 - 12.0	6	209,602,340	30.4
12.1 - 13.0	2	46,333,333	6.7
13.1 - 14.0	1	8,592,301	1.2
14.1 - 22.9	8	269,080,504	39.1
Total:	23	$688,887,247	100.0%
Weighted Average:	13.2%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	17	$434,703,773	63.1%
Recapitalization	3	132,683,474	19.3
Acquisition	1	65,000,000	9.4
Acquisition/Refinance/Recapitalization	1	41,000,000	6.0
Acquisition/Refinance	1	15,500,000	2.3
Total:	23	$688,887,247	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.5520 - 5.7500	5	$201,833,333	29.3%
5.7501 - 6.2500	2	68,470,351	9.9
6.2501 - 6.5000	2	71,460,013	10.4
6.5001 - 7.0000	9	265,019,781	38.5
7.0001 - 7.2500	2	25,778,769	3.7
7.2501 - 7.6060	3	56,325,000	8.2
Total:	23	$688,887,247	100.0%
Weighted Average:	6.3265%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.10 - 1.30	4	$69,278,769	10.1%
1.31 - 1.40	2	83,000,000	12.0
1.41 - 1.50	3	51,602,340	7.5
1.51 - 1.60	2	80,000,000	11.6
1.61 - 1.70	2	70,500,000	10.2
1.71 - 1.90	3	56,892,301	8.3
1.91 - 2.10	2	72,683,474	10.6
2.11 - 2.96	5	204,930,364	29.7
Total:	23	$688,887,247	100.0%
Weighted Average:	1.91x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.3 - 9.0	3	$59,000,000	8.6%
9.1 - 10.0	2	86,000,000	12.5
10.1 - 11.0	6	212,603,769	30.9
11.1 - 12.0	3	53,610,673	7.8
12.1 - 13.0	1	15,000,000	2.2
13.1 - 21.1	8	262,672,805	38.1
Total:	23	$688,887,247	100.0%
Weighted Average:	12.4%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Wells Fargo Commercial Mortgage Trust 2025-C65	Characteristics of the Mortgage Pool
ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
120	23	$688,887,247	100.0%
Total:	23	$688,887,247	100.0%
Weighted Average:	120
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
114 - 120	23	$688,887,247	100.0%
Total:	23	$688,887,247	100.0%
Weighted Average:	118
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	15	$571,158,333	82.9%
300	1	41,850,141	6.1
360	7	75,878,773	11.0
Total:	23	$688,887,247	100.0%
Weighted Average(3):	339 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	15	$571,158,333	82.9%
297 - 360	8	117,728,914	17.1
Total:	23	$688,887,247	100.0%
Weighted Average(3):	336 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	11	$376,100,775	54.6%
Springing	9	218,286,472	31.7
Hard (Master Lessee); Soft (Other) / Springing Cash Management	1	41,000,000	6.0
Hard (Commercial); Soft (Residential) / Springing Cash Management	1	38,000,000	5.5
Hard / In Place Cash Management	1	15,500,000	2.3
Total:	23	$688,887,247	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	17	$501,497,805	72.8%
Lockout / GRTR 1% or YM / Open	2	65,278,769	9.5
Lockout / GRTR 1% or YM / Defeasance or GRTR 1% or YM / Open	1	60,000,000	8.7
Lockout / GRTR 1% or YM or Defeasance / Open	2	38,110,673	5.5
Lockout / GRTR 2% or YM / Defeasance or GRTR 2% or YM / Open	1	24,000,000	3.5
Total:	23	$688,887,247	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
35.3 - 40.0	1	$57,500,000	8.3%
40.1 - 50.0	2	70,970,351	10.3
50.1 - 55.0	5	148,553,114	21.6
55.1 - 60.0	5	86,563,782	12.6
60.1 - 65.0	5	157,300,000	22.8
65.1 - 70.0	3	117,000,000	17.0
70.1 - 74.2	2	51,000,000	7.4
Total:	23	$688,887,247	100.0%
Weighted Average:	56.6%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
35.3 - 40.0	3	$110,320,491	16.0%
40.1 - 50.0	4	92,329,653	13.4
50.1 - 55.0	3	101,112,102	14.7
55.1 - 60.0	5	82,125,000	11.9
60.1 - 65.0	3	135,000,000	19.6
65.1 - 70.0	3	117,000,000	17.0
70.1 - 74.2	2	51,000,000	7.4
Total:	23	$688,887,247	100.0%
Weighted Average:	55.2%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	15	$571,158,333	82.9%
Amortizing Balloon	6	95,428,914	13.9
Interest Only, Amortizing Balloon	2	22,300,000	3.2
Total:	23	$688,887,247	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	3	$78,500,000	11.4%
1	9	338,917,301	49.2
2	2	31,300,000	4.5
3	4	79,559,274	11.5
4	2	64,777,340	9.4
5	2	65,000,000	9.4
6	1	30,833,333	4.5
Total:	23	$688,887,247	100.0%
Weighted Average:	2 Months

(1)

The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.125 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, X-E and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-E or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D and X-E Certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, X-B, X-D and X-E Certificates are interest-only certificates.
(2)	Non-Offered Certificates.
(3)	Other than the Class X-D, X-E and R Certificates

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.               Class A-1, A-SB, A-4, A-5, X-A, X-B, X-D and X-E Certificates: To interest on the Class A-1, A-SB, A-4, A-5, X-A, X-B, X-D and X-E Certificates, pro rata, according to their respective interest entitlements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

2.               Class A-1, A-SB, A-4 and A-5 Certificates: To principal on the Class A-1, A-SB, A-4 and A-5 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date and (v) fifth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-SB, A-4 and A-5 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-SB, A-4 and A-5 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-SB, A-4 and A-5 Certificates, pro rata, without regard to the distribution priorities described above or the Class A-SB Planned Principal Balance of the Class A-SB Certificates.

3.               Class A-1, A-SB, A-4 and A-5 Certificates: To reimburse the holders of the Class A-1, A-SB, A-4 and A-5 Certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class.

4.               Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-SB, A-4 and A-5 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses(plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.               Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-SB, A-4, A-5 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.               Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-SB, A-4, A-5, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.               After the Class A-1, A-SB, A-4, A-5, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F-RR and G-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)         to each class of the Class A-1, A-SB, A-4, A-5, A-S, B, C and D Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-SB, A-4, A-5, A-S, B, C, D, E, F-RR and G-RR Certificates for that Distribution Date,

(2)         to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-SB, A-4 and A-5 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-SB, A-4, A-5, A-S, B, C, D, E, F-RR and G-RR Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-SB, A-4 and A-5 Certificates as described above,

(3)         to the holders of the Class X-B Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-SB, A-4, A-5, A-S, B, C, D, E, F-RR and G-RR Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, B and C Certificates as described above, and

(4)         to the Class X-D Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above;

provided, however, that after the Certificate Balances of the Class A-1, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E, F-RR and G-RR Certificates as provided in the WFCM 2025-C65 pooling and servicing agreement.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-SB, A-4, A-5, A-S, B, C, D, E, F-RR and G-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G-RR Certificates; second, to the Class F-RR Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-SB, A-4 and A-5 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-SB, A-4 and A-5 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B and C Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions
designations (except that interest payments on the Class A-1, A-SB, A-4, A-5, X-A, X-B, X-D and X-E Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loans(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions
Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class F-RR and G-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class F-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-C65 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-C65 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There is expected to be no initial risk retention consultation party as of the closing date.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or the risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other. In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2025-C65 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder, Operating Advisor and/or Risk Retention Consultation Party, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2025-C65 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                 reviewing for accuracy and consistency with the WFCM 2025-C65 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                 preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                 to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Class F-RR and Class G-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2025-C65 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2025-C65 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Wells Fargo Commercial Mortgage Trust 2025-C65	Certain Terms and Conditions

mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2025-C65 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2025-C65 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2025-C65 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that Argentic Securities Income USA 2 LLC, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP or an affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

512 West 22nd Street
512 West 22nd Street
New York, NY 10011
MANHATTAN
Midtown
Chelsea
Meatpacking District
West Village
Hudson River
Hudson River Park
Chelsea Waterside Park
CHELSEA GALLERIES
The High Line Elevated Park
HUDSON YARDS
NJ TRANSIT AMTRAK
Western Yard (Under Development)
Vessel
The Shed
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
30 Hudson Yards
15 Hudson Yards
10 Hudson Yards
1 Hudson Yards
The Spiral
The New Yorker
PENN 1
Penn Station
Madison Square Garden
James A. Farley Building
30th Street Heli Pad
Abington House
USPS Morgan Processing and Distribution Center
Terminal Warehouse
Starret-Lehigh Building
Chelsea Park
Hotel Alameda
Gagosian
Gladstone Gallery
George Billis Gallery NYC
Nicolas Auvray Gallery
Miles McEnery Gallery
Tanya Bonakdar Gallery
Jack Shainman Gallery
Michael Rosenfeld Gallery
David Zwirner
IAC Building/ Newsweek Daily Beast
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
Clement Clarke Moore Park
The High Line Hotel
SVA Theater
Magnet Theater
Fashion Institute of Technology
The Museum at FIT
Swedish Inst College of Health Sciences
The Irish Repository Theatre
Atlantic Theater Company
The Joyce Theater
New York Live Arts
Christine Burgin Books
Community Playground
Secret Garden Park
The Maritime Hotel
Dream Downtown, by Hyatt
CHELSEA MARKET
Google NYC - 9th Avenue
9/11 Museum Workshop
Museum of Illusions - New York
Soho House New York
Gansevoort Meatpacking NYC
The Standard, High Line
Whitney Museum
Little Island Amphitheater
Little Island
Gansevoort Peninsula
Gansevoort Beach
Pier 51 at Hudson River Park
Ferry
Jackson Square
Abingdon Square
Bleeker Playground
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W.14th St.
W. 13rd St.
Little W. 12th St
W. 12th St
Gansevoort St
Horatio St
Jane St
Bethune St
Washington St
Greenwich St
Hudson St
Greenwich Ave
Bleeker St
W 4th St
Waverly Pl
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
9A
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Mortgage Loan No. 1 – 512 West 22nd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location:	New York, NY 10011
Original Balance(1):			$65,000,000	General Property Type:	Office
Cut-off Date Balance(1):			$65,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:			9.4%	Title Vesting:	Fee
Loan Purpose:			Acquisition	Year Built/Renovated:	2019/NAP
Borrower Sponsor:			RAGHSA Real Estate LLC	Size:	172,576 SF
Guarantor:			RAGHSA Real Estate LLC	Cut-off Date Balance Per SF(1):	$753
Mortgage Rate:			6.6410%	Maturity Date Balance Per SF(1):	$753
Note Date:			8/14/2025	Property Manager:	RCMC NY LLC
Maturity Date:			9/5/2035
Term to Maturity:			120 months	Underwriting and Financial Information(1)
Amortization Term:			0 months	UW NOI(3):	$14,578,877
IO Period:			120 months	UW NCF:	$13,764,049
Seasoning:			1 month	UW NOI Debt Yield:	11.2%
Prepayment Provisions:			L(25),D(88),O(7)	UW NCF Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:			Hard/Springing	UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type:			Pari Passu	UW NCF DSCR:	1.57x
Additional Debt Balance:			$65,000,000	Most Recent NOI(3):	$13,091,530 (6/30/2025 TTM)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI:	$12,643,938 (12/31/2024)
				3rd Most Recent NOI:	$11,864,688 (12/31/2023)
				Most Recent Occupancy(4)(5):	100.0% (8/7/2025)
Reserves(2)				2nd Most Recent Occupancy:	83.5% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	78.6% (12/31/2023)
RE Taxes:	$251,864	$83,955	NAP	Appraised Value (as of):	$208,500,000 (6/25/2025)
Insurance:	$31,204	$31,204	NAP	Appraised Value Per SF:	$1,208
Replacement Reserves:	$0	Springing	$103,546	Cut-off Date LTV Ratio:	62.4%
TI/LC Reserves:	$35,953	$35,953	$2,157,000	Maturity Date LTV Ratio:	62.4%
Other Reserves(6):	$2,712,875	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	62.2%	Purchase Price:	$205,000,000	98.1%
Borrower Sponsor Equity:	$79,065,598	37.8%	Upfront Reserves:	$3,031,897	1.5%
			Closing Costs:	$1,033,702	0.5%
Total Sources:	$209,065,598	100.0%	Total Uses:	$209,065,598	100.0%

(1)	The 512 West 22nd Street Mortgage Loan (as defined below) is part of the 512 West 22nd Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $130,000,000. Underwriting and Financial Information presented in the chart above is based on the 512 West 22nd Street Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	The NOI increase from June 2025 TTM to Underwritten is primarily attributable to recent leasing, specifically the lease with Genius Sports Media Inc. which commenced June 13, 2025.
(4)	IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified. As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is currently dark and is current with respect to all contractual rent.
(5)	Though still in occupancy and paying rent, Ancient Management LP (accounting for 3.3% of UW Base Rent) is expected to vacate upon its lease expiration in June 2026.
(6)	Includes $1,689,925.47 of free rent deposit and $1,022,950 of outstanding TI/LC deposit, each made at origination, but does not include $408,101 that was deposited with an escrow agent in connection with ongoing landlord work for Genius Sports Media Inc. and may be required to be deposited into the Outstanding TI/LC Reserve in the future. See “Escrows and Reserves” below for additional information.

The Mortgage Loan. The largest mortgage loan, the 512 West 22nd Street Mortgage Loan, is part of a whole loan (the “512 West 22nd Street Whole Loan”) evidenced by three pari passu notes with an aggregate outstanding balance of $130,000,000. The controlling Note A-1 with an aggregate principal balance of $65,000,000 will be contributed to the WFCM 2025-C65 securitization trust (the “512 West 22nd Street Mortgage Loan”). The 512 West 22nd Street Whole Loan is secured by the borrower’s fee interest in a 172,576 SF office property in New York, New York (the “512 West 22nd Street Property”). The 512 West 22nd Street Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”) on August 14, 2025.

The relationship between the holders of the 512 West 22nd Street Whole Loan is governed by a co-lender agreement and will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

The table below identifies the promissory notes that comprise the 512 West 22nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	WFCM 2025-C65	Yes
A-2	$19,500,000	$19,500,000	BMO 2025-C13	No
A-3	$45,500,000	$45,500,000	BMO 2025-C13	No
Whole Loan	$130,000,000	$130,000,000

The Borrower and the Borrower Sponsor. The borrower for the 512 West 22nd Street Whole Loan is Property 512 West 22 LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carve-out guarantor is RAGHSA Real Estate LLC (“RAGHSA”).

Founded in 1969, RAGHSA, one of the largest commercial landlords in Argentina, is a company dedicated to the development and management of Class A office buildings and development of luxury residential towers under the Le Parc brand. RAGHSA’s developments are all characterized by their quality, design, breakthrough technology and security. RAGHSA’s portfolio is comprised of approximately 7.8 million SF of real estate assets, with approximately 1.3 million SF of office space. RAGHSA’s tenant roster includes a diverse base of many blue chip tenants, including J.P. Morgan, Chevron, Lenovo and American Express, among others.

The Property. The 512 West 22nd Street Property is a Class A, 11-story, 172,576 SF boutique trophy office building situated along the High Line (an approximately 1.5 mile elevated park built on a former elevated railroad line) in West Chelsea, New York. RAGHSA, as borrower sponsor, acquired the 512 West 22nd Street Property in August 2025 for a purchase price of $205.0 million, contributing approximately $79.1 million of fresh equity in connection with the acquisition and financing. Designed by COOKFOX architects, the 512 West 22nd Street Property is LEED Silver certified and features over 15,000 SF of outdoor space across 13 landscaped terraces along with an approximately 6,000 SF rooftop terrace. Each floor of the 512 West 22nd Street Property offers tenant specific outdoor space, along with operable windows and double doors which allow tenants to directly control their access to fresh outside air. The office floors are finished with modern designs and feature higher than typical ceiling heights, ranging from 12’ to 24’, and flexible floor plates. The 512 West 22nd Street Property is located in West Chelsea, a cultural hotspot on Manhattan's west side, known for its restaurants, shopping and luxury residences. The area attracts top companies and offers high connectivity with major subway lines, including the A/C/E, 1/2/3, F/M, and L trains, and proximity to transportation hubs like Penn Station and the Port Authority Bus Terminal.

As of August 7, 2025, the 512 West 22nd Street Property is 100% leased to a diverse roster of tenants, comprised of a mix of media, tech and investment firms. Approximately 94% of net rentable area (“NRA”) at the 512 West 22nd Street Property is comprised of office space, with the remaining approximately 6% of NRA attributable to three retail tenants (Kenneth Cole, Galeria Nara Roesler USA LLC and Harper's Chelsea LLC). The 512 West 22nd Street Property, which was constructed in 2019 and has since become 100% leased (as of August 7, 2025), has shown strong leasing velocity since inception and post COVID-19 pandemic, primarily due to strong underlying tenant demand for unique, differentiated, boutique office product in the market. Since the start of 2022 (post COVID-19 pandemic), the 512 West 22nd Street Property executed nine leases accounting for approximately 60.6% of NRA and 52.5% of UW Base Rent. Additionally, two of the largest tenants, Next Jump, Inc. (“Next Jump”) and Kenneth Cole have invested heavily into their space since taking occupancy, well in excess of its first generation tenant improvement allowance. Next Jump invested approximately $3.2 million ($77 PSF) into its space and Kenneth Cole invested approximately $1.9 million into its space ($93 PSF).

The 512 West 22nd Street Property has received a 10-year Industrial & Commercial Abatement Program (“ICAP”) tax abatement for a 10-year period. During the first five years of the exemption period, the 512 West 22nd Street Property benefits from a 100% exemption on the assessed value. During the final five years of the benefit period the exemption is phased out in 20% annual increments (with the exception of the 2029/2030 tax year, where the abatement percentage will remain at 20%, prior to being fully phased out). The 512 West 22nd Street Property’s 10-year tax abatement commenced in the 2020/2021 tax year and will run through the 2029/2030 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Next Jump (41,300 SF, 23.9% of NRA, 34.0% of UW rent). Next Jump primarily operates out of two business functions, PerksatWork.com and NextJump.com. PerksatWork.com was founded in 1994 as college coupon books and has since evolved into the largest global employee discounts program. PerksatWork.com is an e-commerce platform offering corporate employees perks and discounts with over 30,000 brand partnerships servicing 90,000 clients including 70% of the Fortune 1000. NextJump.com, which was born out of Next Jumps pro-bono social movement to change workplace culture, has spent the last 15 years breaking down the building blocks of how to train human judgment and baking that into practical training programs. The 512 West 22nd Street Property is home to Next Jump’s headquarters, referred to by Next Jump as its “Flagship Office”. The premises are utilized for networking events for clients, training facilities, leadership development courses, and cross-domain coaching. The Next Jump space at the 512 West 22nd Street Property features approximately 4,275 SF of private, tenant specific outdoor terrace space, commanding a premium in rent. Next Jump was an original tenant having executed its lease in March 2020 and has a lease expiration date in February 2031 with one, 5-year renewal option and no termination options.

The co-CEOs of Next Jump are currently involved in an on-going litigation related to alleged bribery with a retired Navy Admiral, who has been convicted on felony charges, including charges related to accepting a job at Next Jump in exchange for using his position to steer government contracts to the company, which contracts never materialized. The co-CEOs of Next Jump have argued that they were deceived by the Navy Admiral, and were able to have the court sever from the case of the Navy Admiral their own case deriving from the Navy admiral’s case. The co-CEO’s case ended in mistrial for the time being according to news outlets. The landlord holds a security deposit from Next Jump in the form of a letter of credit in the amount of $6.2 million ($150 PSF or equivalent to one year of in-place base rent), and the proceeds of the letter of credit, if drawn upon, will be deposited with the lender. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

Genius Sports Media Inc. (28,454 SF, 16.5% of NRA, 14.3% of UW rent). Founded in London in 2001 as a betting data specialist, Genius Sports Media Inc. has grown to become one of the world’s largest sports technology companies. Genius Sports Media Inc. works with brands globally to manage sports data, performance, fan experiences and everything in between. Genius Sports Media Inc. has approximately 2,600 employees globally, 650 long term partners and 18 locations. The 512 West 22nd Street Property is one of its two locations in North America, with the other location being in Los Angeles, California. Genius Sports Media Inc. has a lease expiration date in January 2033 with one, 5-year renewal option and the right to terminate its lease in January 2031 with approximately 545 days’ notice and payment of: (i) unamortized leasing costs and (ii) three months of fixed and then escalated rent. Genius Sports Media Inc. will forfeit the termination option if it exercises its right of first offer (“ROFO”) with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space. See “Top Tenant Summary” below for additional information

Kenneth Cole (20,459 SF, 11.9% of NRA, 9.7% of UW rent). Founded in 1982, Kenneth Cole is a global lifestyle brand geared towards young professionals. G-III, a leading licensor and manufacturer of apparel, added the Kenneth Cole license to its brand portfolio in 2004. Of Kenneth Cole’s space at the 512 West 22nd Street Property, approximately 91.4% is attributable to office space and approximately 8.6% is attributable to retail space. The office and retail space attributable to Kenneth Cole are contiguous, with the retail space primary being utilized as a showroom with its own lobby. The Kenneth Cole direct lease commenced in September 2025, after the tenant previously occupied its space via sublease commencing in October 2022 from Warner Media, LLC. Kenneth Cole has a lease expiration date in March 2036 with one, 5-year renewal option and has the right to terminate its leased space in March 2033 with approximately 425 days’ notice and payment of (i) unamortized leasing costs and (ii) three months of total rent as of the termination date.

The following table presents a summary regarding the major tenants at the 512 West 22nd Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Next Jump, Inc.(2)	NR/NR/NR	41,300	23.9%	$6,814,500	34.0%	$165.00	2/28/2031	1 x 5 Yr	N
Genius Sports Media Inc.	NR/NR/NR	28,454	16.5%	$2,872,492	14.3%	$100.95	1/31/2033	1 x 5 Yr	Y(6)
Kenneth Cole(3)	NR/NR/NR	20,459	11.9%	$1,943,605	9.7%	$95.00	3/31/2036	1 x 5 Yr	Y(7)
Capricorn Investment Group LLC	NR/NR/NR	11,912	6.9%	$1,167,376	5.8%	$98.00	11/30/2032	1 x 5 Yr	Y(8)
Omniva LLC	NR/NR/NR	11,902	6.9%	$1,249,710	6.2%	$105.00	3/31/2029	1 x 5 Yr	N
Catalio Capital Management, LP	NR/NR/NR	11,800	6.8%	$1,262,600	6.3%	$107.00	7/31/2031	1 x 5 Yr	Y(9)
Relevent Sports LLC	NR/NR/NR	8,483	4.9%	$763,470	3.8%	$90.00	2/28/2030	1 x 2 Yr	Y(10)
IMG Worldwide, LLC(4)	NR/NR/NR	6,988	4.0%	$747,716	3.7%	$107.00	6/30/2027	None	N
Ancient Management LP(5)	NR/NR/NR	6,800	3.9%	$652,800	3.3%	$96.00	6/30/2026	1 x 5 Yr	N
Hightower Holding, LLC dba Nucleus Advisors LLC	NR/NR/NR	6,098	3.5%	$609,800	3.0%	$100.00	3/31/2033	1 x 5 Yr	Y(11)
Subtotal/Wtd. Avg.		154,196	89.3%	$18,084,069	90.2%	$117.28

Other Tenants		18,380	10.7%	$1,972,677	9.8%	$107.33
Occupied Subtotal/Wtd. Avg.		172,576	100.0%	$20,056,746	100.0%	$116.22

Vacant Space		0	0.0%
Total		172,576	100.0%

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	The Next Jump space features approximately 4,275 SF of private, tenant specific outdoor terrace space, which is not considered in Tenant SF or Annual UW Rent PSF.
(3)	Kenneth Cole occupies (i) 18,700 SF of office space on the second floor and (ii) 1,759 SF of ground floor retail space.
(4)	As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is dark, though current with respect to all contractual rent. IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified.
(5)	Ancient Management LP is expected to vacate its space upon its lease expiration in June 2026.
(6)	Genius Sports Media Inc. has the right to terminate its leased space in January 2031 with approximately 545 days’ notice and payment of: (i) unamortized leasing costs and (ii) three months of fixed and then escalated rent. The tenant will forfeit the termination option if it exercises the ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(7)	Kenneth Cole has the right to terminate its leased space in March 2033 with approximately 425 days’ notice and payment of (i) unamortized leasing costs and (ii) three months of total rent as of termination date.
(8)	Capricorn Investment Group LLC has the right to terminate its leased space in November 2029 with 12 months’ notice and payment of: (i) unamortized leasing costs and (ii) 6 months of total rent as of the termination date. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(9)	Catalio Capital Management, LP has the right to terminate its leased space in July 2028 by giving approximately 420 days’ notice and payment of: (i) unamortized leasing costs and (iii) two months of fixed rent. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(10)	Relevent Sports LLC has the right to terminate its leased space in February 2028 with 12 months’ notice and payment of: (i) unamortized leasing costs and (ii) one month of fixed and then escalated rent. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(11)	Hightower Holding, LLC dba Nucleus Advisors LLC has the right to terminate its leased space in March 2030 with 12 months’ notice and payment of unamortized leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the 512 West 22nd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	6,800	3.9%	3.9%	$652,800	3.3%	3.3%	$96.00
2027	1	6,988	4.0%	8.0%	$747,716	3.7%	7.0%	$107.00
2028	1	5,980	3.5%	11.5%	$669,760	3.3%	10.3%	$112.00
2029	2	16,319	9.5%	20.9%	$1,664,908	8.3%	18.6%	$102.02
2030	1	8,483	4.9%	25.8%	$763,470	3.8%	22.4%	$90.00
2031	3	57,179	33.1%	59.0%	$8,587,791	42.8%	65.2%	$150.19
2032	2	15,816	9.2%	68.1%	$1,544,404	7.7%	72.9%	$97.65
2033	2	34,552	20.0%	88.1%	$3,482,292	17.4%	90.3%	$100.78
2034	0	0	0.0%	88.1%	$0	0.0%	90.3%	$0.00
2035	0	0	0.0%	88.1%	$0	0.0%	90.3%	$0.00
2036 & Thereafter	1	20,459	11.9%	100.0%	$1,943,605	9.7%	100.0%	$95.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	14	172,576	100.0%		$20,056,746	100.0%		$116.22

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 512 West 22nd Street Property is located within the West Chelsea portion of the Chelsea neighborhood in Midtown Manhattan. Chelsea is a diverse community roughly bounded by 34th Street to the north, 14th Street to the south, Fifth Avenue to the east and the Hudson River to the west.

The Chelsea neighborhood has transformed as many of the former loft and warehouse buildings have been converted into galleries, restaurants and nightclubs. Chelsea is situated to the north of the Meatpacking District, a neighborhood that has become a prime destination for design, architecture, art and fashion tenants, opening boutiques and establishing offices. Chelsea Piers, which features numerous sports and entertainment venues, is located across Eleventh Avenue to the north/west of the 512 West 22nd Street Property. The High Line Park runs parallel with Tenth Avenue and runs west at West 17th Street, passing through the eastern portion of the 512 West 22nd Street Property and continues to West 30th Street. The High Line is a section of the former elevated freight railroad of the West Side Line, along the lower west side of Manhattan, which has been redesigned and planted as a greenway. According to the appraisal, the High Line has increased the overall desirability of the Chelsea neighborhood and has attracted new developments. Since its opening in the spring of 2009, High Line Park has received considerable public interest, and has already attracted more than 2.0 million visitors in the area. The surrounding immediate area to the 512 West 22nd Street Property is mixed residential and commercial, with grade level retail spaces along the avenues and some of the major cross streets (23rd Street, 14th Street). This area witnessed significant residential growth, with numerous high-rise rental buildings built in the late 1990’s and early 2000’s and a significant amount of condominium development during the last 10 years.

The 512 West 22nd Street Property is further located within the Chelsea office submarket of Midtown-South Manhattan (the “Chelsea Office Submarket”). The Chelsea Office Submarket is comprised of 78 buildings and approximately 18.3 million SF of inventory. Average asking rents within the Chelsea Office Submarket were $91.34 PSF as of the first quarter of 2025. According to a third-party market research report, the Chelsea Office Submarket has shown strong performance in recent quarters, mirroring the broader New York metro area and in part driven by a strong return to office mandate in the New York, with office attendance at approximately 95% of its pre-pandemic level. The Chelsea Office Submarket has experienced five consecutive quarters of positive net absorption, with new leasing activity reaching its highest quarterly total since the fourth quarter of 2019. New leasing activity in Chelsea surpassed 880,000 square feet in the second quarter of 2025, marking the highest quarterly total since the fourth quarter of 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 512 West 22nd Street Property:

Comparable Office Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
512 West 22nd Street Property	Various(1)	9,578(1)(2)	Various(1)	8.7(1)(2)	$116.70(1)(2)
446 Broadway	Fay Health	7,462	May-2025	5.5	$108.00
114 Crosby Street	Formagrid KHAITE	11,441 11,441	May-2025 July-2023	5.3 5.0	$115.00 $96.00
110 Greene Street	Activant Capital Group	9,380	May-2025	2.0	$95.00
524 Broadway	Paradigm	15,271	April-2025	5.0	$116.00
205 West 28th Street	Super State Angle Health	8,685 4,595	April-2025 Jan-2025	5.4 5.0	$100.00 $110.00
85 Tenth Avenue	Shopify	24,338	March-2025	5.0	$118.00
51 Astor Place	Intuit	76,203	March-2025	5.0	$172.00
200 Lafayette Street	Confidential	33,560	Oct-2024	5.0	$131.00
360 Bowery	Chobani, Inc.	111,956	Sept-2024	5.0	$160.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	Represents the average office size, Rent PSF and weighted average lease term (based on SF) of office tenants at the 512 West 22nd Street Property.

The following table presents information relating to the appraisal’s market rent conclusion for the 512 West 22nd Street Property:

Market Rent Summary
	Market Rent (PSF)	Reimbursements	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Office 2-4	$105.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%
Office 5-8	$120.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%
Office 9-11	$160.00	Mod. Gross	8.0% in Yr.6	$165.00 / $75.00	5.25% / 2.63%
Retail/W21 -W22	$115.00	RET over BY	3.00%	$75.00 / $30.00	5.25% / 2.63%
Grade/K Cole	$105.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 512 West 22nd Street Property of $208,500,000, as of June 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 8, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the 512 West 22nd Steet Property. However, the ESA identified a controlled recognized environmental condition relating to soil contamination exceeding certain specified soil cleanup objectives for which three-year inspection and reporting of the engineering control measures is required. See “Description of the Mortgage Pool – Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at 512 West 22nd Street Property:

Cash Flow Analysis(1)(2)(3)
	2023	2024	June 2025 TTM	UW	UW PSF
Rents In Place	$16,146,963	$17,256,444	$17,446,179	$20,056,745	$116.22
Vacant Income	0	0	0	0	$0.00
Total Reimbursements	859,469	455,218	737,635	753,586	$4.37
Vacancy	0	0	0	($1,040,517)	($6.03)
Effective Gross Income	$17,006,432	$17,711,662	$18,183,814	$19,769,814	$114.56

Real Estate Taxes(4)	809,306	790,170	811,117	1,007,455	$5.84
Insurance	302,752	358,887	347,740	363,541	$2.11
Other Expenses	$4,029,686	$3,918,667	$3,933,427	$3,819,941	$22.13
Total Expenses	$5,141,744	$5,067,724	$5,092,284	$5,190,938	$30.08

Net Operating Income(5)	$11,864,688	$12,643,938	$13,091,530	$14,578,877	$84.48
Capital Expenditures	0	0	0	34,515	$0.20
TI/LC	0	0	0	780,312	$4.52
Net Cash Flow	$11,864,688	$12,643,938	$13,091,530	$13,764,049	$79.76

Occupancy %(6)	78.6%	83.5%	100.0%(8)	95.0%
NOI DSCR(7)	1.36x	1.44x	1.50x	1.67x
NCF DSCR(7)	1.36x	1.44x	1.50x	1.57x
NOI Debt Yield(7)	9.1%	9.7%	10.1%	11.2%
NCF Debt Yield(7)	9.1%	9.7%	10.1%	10.6%

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified. As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is currently dark and is current with respect to all contractual rent.
(3)	Though still in occupancy and paying rent, Ancient Management LP (accounting for 3.3% of UW Base Rent) is expected to vacate upon its lease expiration in June 2026.
(4)	Historical and Underwritten Real Estate Taxes are based on the ICAP abated tax amount. Underwritten Real Estate Taxes are based on the period from September 2025 through August 2026. Without giving consideration to the ICAP tax abatement, taxes for the 2025/2026 fiscal year are approximately $1.3 million.
(5)	The NOI increase from June 2025 TTM to Underwritten is primarily attributable to recent leasing specifically the lease with Genius Sports Media Inc. which commenced June 13, 2025.
(6)	Underwritten Occupancy represents the underwritten economic occupancy and historical occupancies represent physical occupancies.
(7)	DSCR and Debt Yields are based on the 512 West 22nd Street Whole Loan.
(8)	Represents the physical occupancy as of the underwritten rent roll dated August 7, 2025.

Escrows and Reserves.

Real Estate Tax – At origination, the borrower was required to make an upfront deposit of approximately $251,864 into a tax reserve account. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the estimated real estate taxes that the lender estimates will be payable during the next ensuing 12 months, which monthly deposit as of the loan origination date is $83,954.58.

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $31,204 to an insurance reserve account. In addition, the borrower is required to make a monthly deposit of an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the policies, which is initially estimated to be approximately $31,204 as of the loan origination date. The monthly deposit will be waived so long as (i) no event of default is continuing and (ii) the borrower maintains insurance coverage for the 512 West 22nd Street Property as part of a blanket policy acceptable to lender.

Replacement Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrower is required to make monthly deposits of approximately $2,876 (approximately $0.02 per SF) into a replacement reserve account, capped at $103,545.72 (equivalent to three years of monthly deposits) in the aggregate.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of approximately $35,953 to a TL/LC reserve account and is required to deposit monthly TI/LC reserve deposits of approximately $35,953 (approximately $0.21 per SF) for future tenant improvements and leasing commissions, capped at $2,157,000 in the aggregate.

Free Rent – At origination, the borrower was required to make an upfront deposit of approximately $1,689,925, representing outstanding free rent allocable to Genius Sports Media Inc. and Kenneth Cole under their existing leases at the 512 West 22nd Street Property as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

Outstanding TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $1,022,950 for outstanding tenant improvements for Kenneth Cole. Additionally, if the escrow amount is disbursed to borrower pursuant to the Genius Sports escrow agreement, in the amount of $408,101 must be deposited to the reserve to cover the outstanding tenant improvement obligations under the Genius Sports lease (subject to the conditions below).

As of the origination date, certain landlord work with respect to the Genius Sports lease was ongoing (the “Genius Sports Landlord Work”). To secure the completion of the Genius Sports Landlord Work, the borrower, the Seller and Stewart Title Insurance Company (the “Title Company”) executed a post-closing escrow agreement (the “Post-Closing Escrow Agreement”) pursuant to which the Seller deposited approximately $408,101 (the “Genius Sports Escrowed Amount”) with the Title Company. The lender is a third-party beneficiary to the Post-Closing Escrow Agreement. Pursuant to the Post-Closing Escrow Agreement, if the work is completed within 180 days of the origination date, the Genius Sports Escrowed Amount is required to be returned to the Seller. If the work is not completed within 180 days of closing, the Genius Sports Escrowed Amount is required to be released to the borrower and the borrower is required to deposit the amount in the Outstanding TI/LC Reserve account to be used to complete the Genius Sports Landlord Work, and the Seller will have no further obligations to complete the work.

Lockbox and Cash Management. The 512 West 22nd Street Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account and to direct each tenant to deposit all payments due with respect to the 512 West 22nd Street Property directly into the lockbox account. So long as no Cash Sweep Period (as defined below) is continuing, funds in the lockbox account will be swept each business day to the borrower’s operating account. During a Cash Sweep Period, all amounts on deposit in the lockbox account are required to be transferred to a lender controlled cash management account once every business day to be applied to payment of all monthly amounts due under the 512 West 22nd Street Whole Loan documents, with any excess funds to be deposited either (i) into the lease sweep account, if the Cash Sweep Period was triggered due to the commencement of a Lease Sweep Period (as defined below) or (ii) into an excess cash flow reserve account held by the lender as cash collateral for the 512 West 22nd Street Whole Loan, provided no Lease Sweep Period is continuing, to be held as additional collateral during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of (i) an event of default under the 512 West 22nd Street Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, (iii) the debt service coverage ratio being less than 1.25x for two consecutive quarters (a “DSCR Trigger Event”) or (iv) the commencement of a Lease Sweep Period.

A Cash Sweep Period will end (a) with respect to clause (i) above, if the lender accepts a cure of such event of default, (b) with respect to clause (ii) above relating to a bankruptcy action of the property manager only, if borrower replaces the manager with a qualified manager under a replacement management agreement, (c) with respect to clause (iii) above, (x) if the debt service coverage ratio is 1.30x or greater for two consecutive quarters or (y) if the borrower delivers to the lender cash or a letter of credit (or combination thereof) in an amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x (the “DSCR Cure Collateral”), and (d) with respect to clause (iv) above, if the Lease Sweep Period has ended, provided that no event of default has occurred and is continuing and borrower has paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such cure including, reasonable attorney’s fees and expenses. In no event is borrower entitled to cure a Cash Sweep Period caused by a bankruptcy action of borrower.

The DSCR Cure Collateral is required to be held by the lender as additional collateral for the 512 West 22nd Street Whole Loan, and will be returned to the borrower upon the occurrence of a cure of the DSCR Trigger Event pursuant to clause (x) above (provided that no other Cash Sweep Period is then in effect), provided, that, notwithstanding the foregoing, if the lender holds DSCR Cure Collateral, the amount of the required DSCR Cure Collateral will be recalculated on a quarterly basis in connection with the lender’s calculation of the debt service coverage ratio. If (i) the debt service coverage ratio has increased, (ii) the amount of the DSCR Cure Collateral then held by the lender exceeds the amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x and (iii) no event of default is continuing, the lender will return the amount of the excess DSCR Cure Collateral in the form of cash to borrower or permit a reduction of the applicable letter of credit by the amount of such excess, as applicable (provided, that, for the avoidance of doubt, after the return of such excess cash collateral or reduction of the letter of credit, the amount of the DSCR Cure Collateral must equal the amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x).

A ”Lease Sweep Period” will commence: (i) (x) with respect to the Next Jump lease, 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) if the tenant under the Next Jump lease does not renew its lease, (y) with respect to the Genius Sports lease, 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Genius Sports lease if the tenant under the Genius Sports lease does not renew its lease; and/or (z) with respect to any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, assuming all expansion or preferential rights to lease additional space are exercised, covers 40,000 or more rentable square feet in the aggregate (a “Replacement Lease”), 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) if tenant under the Replacement Lease does not renew its lease; (ii) the date that the Next Jump lease, Genius Sports lease, or Replacement Lease (each a “Lease Sweep Lease”) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by borrower or manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date; (iii) the date that the tenant under the Lease Sweep Lease discontinues its business (i.e., “goes dark”) at its respective demised space (each respectively, a “Lease Sweep Space”) at the 512 West 22nd Street Property (or any material portion thereof) or vacates or abandons its Lease Sweep Space or gives written notice that it intends to discontinue its business at its Lease Sweep Space at the 512 West 22nd Street Property (or a material portion thereof) unless such discontinuance is in connection with (x) a renovation of its demised premises in accordance with the Lease Sweep Lease, which renovation must not exceed 60 days, or (y) an order of a governmental authority applicable to the general area in which the 512 West 22nd Street Property is located for a period not to exceed 60 days; (iv) the tenant under the Lease Sweep Lease subleases the Lease Sweep Space (unless such sublease has been approved by the lender and the subtenant is in occupancy of the subleased premises); or (v) the occurrence of a lease sweep tenant party insolvency action.

A Lease Sweep Period will end upon the first to occur of the following: (a) in the case of clauses (i), (ii), (iii) or (v) above, (1) the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more qualified leases approved by the lender, (2) borrower has delivered reasonably satisfactory evidence to the lender that certain Occupancy Conditions (as defined below) have been satisfied, and (3) the replacement tenant under the qualified lease has delivered to the lender a tenant estoppel with respect to such qualified lease in form and substance reasonably acceptable to the lender; (b) in the case of clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and the in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved lease sweep space leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (v) above, either (i) the applicable lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Office - CBD	Loan #1	Cut-off Date Balance:	$65,000,000
512 West 22nd Street	512 West 22nd Street	Cut-off Date LTV:	62.4%
New York, NY 10011		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.2%

sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (ii) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (d) in the case of clauses (i), (ii), (iii), (iv) and (v) above, the date on which (x) the lease sweep funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease sweep termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such Lease Sweep Space, provided, that, for the avoidance of doubt, the borrower will be permitted to make a deposit into the lease sweep account in order to satisfy this clause (x), or (y) the borrower delivers a letter of credit to the lender in an amount equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space.

The “Lease Sweep Deposit Amount” means (a) with respect to the Genius Sports lease, $5,300,000, (b) with respect to the Next Jump lease, $8,000,000, and (c) with respect to any Replacement Lease, an amount equal to the total rentable square feet of the applicable Replacement Lease multiplied by $150.

The “Occupancy Conditions” mean (a) the entire subject Lease Sweep Space is tenanted under one or more replacement leases with a replacement tenant acceptable to the lender pursuant to a lease approved by the lender, (b) each tenant has taken occupancy of the entire space demised to such tenant, (c) all contingencies under each such lease for such lease to be effective have been satisfied, (d) all leasing commissions, tenant obligations, or other landlord obligations of an inducement nature have been completed or paid in full (or alternatively, sufficient funds have been retained in the lease sweep account for such purposes), (e) such tenant has commenced paying full rent with no free or abated rent period applicable (or alternatively, sufficient funds have been retained in the lease sweep account for all remaining scheduled free or abated rent), and (f) the rent commencement date or all such leases has been set.

Terrorism Insurance. The 512 West 22nd Street Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, borrower is only required to obtain such insurance to the extent obtainable for an annual premium not to exceed 200% of the current insurance premium payable with respect to the required property and business interruption/rental loss insurance. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

4 Union Square South
44 East 14th Street
New York, NY 10003
MANHATTAN
Union Square
Flatiron District
Gramercy Park
Chelsea
Greenwich Village
West Village
East Village
NoHo
Madison Square Park
Union Square Park
Gramercy Park
Stuyvesant Square Park
Washington Square Park
Cooper Triangle
Supreme Court-Appellate Division
Metropolitan Life North Building
One Madison Avenue
69th Regiment Armory
Baruch College
The Marcel at Gramercy Hotel
Gramercy Theatre
Freehand New York
School of Visual Arts
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Ctr.
NYU Wagner
W New York Union Square
The Stand
Daryl Roth Theatre
Vel Records
Irving Plaza
Mt. Sinai Union Square
Vineyard Theatre
Con Edison
Walker Tower
Rubin Museum of Himalayan Art
Oden Technologies
Adobe Inc.
The Twenty Two New York
The Victoria
The Sierra Chelsea
Salvation Army - Greater New York Division
80 Fifth Ave. Business Ctr.
The New School University Center
The Jefferson
Lenox Health Greenwich Village
Walker Hotel Greenwich Village
Quad Cinema
MacMillan Building
Hyatt Union Sq.
Benjamin N. Cardozo School of Law
The Village Temple
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Moxy NYC East Village
Grace Church
Emma Lazarus House
The Stuyvesant Fish House
Yahoo
NYU Center for Bioethics
The Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Blue Man Group New York
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
New York University
The Standard, East Village
Merchant's House Museum
IFC Center
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Hebrew Union College - Jewish Inst. of Religion
Wolfe Center
Museum of Wild & Newfangled Art
Gene Frankel Theatre
Zürcher Gallery
W. 23rd St.
23RD ST
23RD ST/ LEXINGTON
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
W. 18th St.
18TH ST/ 7TH AVE
E. 18th St.
W. 17th St.
E. 17th St.
W. 16th St.
E. 16th St.
W. 15th St.
E. 15th St.
14TH ST
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
6TH AVE
W. 14th St.
E. 14th St.
3RD AVE
W. 13th St.
14TH ST/ 7TH AVE
E. 13th St.
W. 12th St.
E. 12th St.
W. 11th St.
E. 11th St.
W. 10th St.
E. 10th St.
W. 9th St.
E. 9th St.
W. 8th St.
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
Waverly Pl.
CHRISTOPHER/ SHERIDAN SQ
4TH ST/ WASHINGTON SQ
W. 4th St.
E. 5th St.
E. 4th St.
W. 3rd St.
E. 3rd St.
E. 2nd St.
Bleecker St.
Broadway
Park Ave. S.
Lexington Ave.
3rd Ave.
Irving Pl.
7th Ave.
6th Ave.
5th Ave.
4th Ave.
University Pl.
Greenwich Ave.
Waverly Pl.
Christopher St.
7th Ave. S.
Bleecker St.
Bedford St.
Carmine St.
6th Ave.
Mercer St.
Lafayette St.
Bowery
N Q R
4 5 6
1 2 3
B D F M
A C E
L
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
Little Italy
Lower East Side
NEW JERSEY
SoHo
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Mortgage Loan No. 2 – 4 Union Square South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	BBB+/A1/A+			Location:	New York, NY 10003
Original Balance(1):	$60,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1971/2003
Borrower Sponsor:	Vornado Realty L.P.			Size:	204,189 SF
Guarantor:	Vornado Realty L.P.			Cut-off Date Balance PSF(1):	$588
Mortgage Rate:	5.6420%			Maturity Date Balance PSF(1):	$588
Note Date:	8/12/2025			Property Manager:	Vornado Office Management LLC
Maturity Date:	9/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$17,073,095
IO Period:	120 months			UW NCF:	$16,588,633
Seasoning:	1 month			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions(4):	L(25),D(88),O(7)			UW NCF Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.42x
Additional Debt Balance:	$60,000,000			Most Recent NOI:	$17,308,268 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$17,204,383 (12/31/2024)
				3rd Most Recent NOI:	$16,961,741 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	100.0% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (1/31/2024)
Taxes:	$1,567,806	$522,602	NAP	3rd Most Recent Occupancy:	100.0% (1/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$290,000,000 (5/12/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$1,420
TI/LC Obligations:	$200,000	$0	NAP	Cut-off Date LTV Ratio(1):	41.4%
Rollover Reserve:	$0	$34,031	NAP	Maturity Date LTV Ratio(1):	41.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	97.5%	Existing Debt:	$120,234,395	97.6%
Borrower Sponsor Equity:	$3,134,253	2.5%	Reserves:	$1,767,806	1.4%
			Closing Costs:	$1,132,052	0.9%
Total Sources:	$123,134,253	100.0%	Total Uses:	$123,134,253	100.0%
(1)	4 Union Square South Mortgage Loan (as defined below) is part of the 4 Union Square South Whole Loan (as defined below) which is comprised of three pari passu promissory notes, with an aggregate original principal amount of $120,000,000. The Underwriting and Financial Information presented above is based on the 4 Union Square South Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	Initial deposit for TI/LC Obligations is specifically for the Burlington Coat Factory only.
(4)	The 4 Union Square South Whole Loan documents permit partial prepayment of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%).

The Mortgage Loan. The second largest mortgage loan (the “4 Union Square South Mortgage Loan”) is part of a whole loan (the “4 Union Square South Whole Loan”) evidenced by three pari passu promissory notes with an aggregate principal amount of $120,000,000 and secured by the borrowers fee simple interest in a 204,189 SF trophy-class urban anchored retail center located at 44 East 14th Street in New York, NY (“4 Union Square South Property”). The 4 Union Square South Mortgage Loan is evidenced by the controlling Note A-1-1, with an original principal amount of $60,000,000.

The 4 Union Square South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 securitization trust. The relationship between the holders of the 4 Union Square South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

4 Union Square South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-C65	Yes
A-1-2(1)	$32,500,000	$32,500,000	WFB	No
A-2(1)	$27,500,000	$27,500,000	WFB	No
Whole Loan	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The Borrower and the Borrower Sponsor. The borrower is 4 USS LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Vornado Realty L.P., owned and controlled by Vornado Realty Trust (“Vornado”, NYSE: VNO).

Vornado is a fully-integrated Real Estate Investment Trust (“REIT”) founded in 1982 and headquartered in New York City. Vornado is the largest owner and manager of street retail in Manhattan, with a portfolio of more than 2.4 million square feet and a particular focus on flagship stores for marquee brands.

The Property. The 4 Union Square South Property is an anchored retail center totaling 204,189 SF located in New York, New York. Situated on an approximately 0.757-acre site, the 4 Union Square South Property was built in 1971 and, in 2003, the borrower sponsor redeveloped the property from a single-tenant department store into a multi-tenant retail center. The 4 Union Square South Property is anchored by Burlington Coat Factory (“Burlington”), Whole Foods and DSW Shoes (“DSW”) with additional national tenants including Five Below and Sephora. As of April 1, 2025, the 4 Union Square South Property was 100.0% leased to six retail tenants and has averaged 99.0% occupancy since 2015.

Major Tenants.

Burlington (92,602 SF; 45.4% of NRA; 21.8% of UW rent). Founded in 1972 and headquartered in Burlington Township, New Jersey, Burlington is an American national off-price department store retailer with more than 1,100 stores in 47 states and Puerto Rico. As of March 31, 2025, the tenant reported trailing 12-month sales of $399 PSF and an occupancy cost of 27.0%. Burlington has been in occupancy at the 4 Union Square South Property since 2012, has a lease expiration in March 2030 and has no renewal or termination options.

Whole Foods (61,097 SF; 29.9% of NRA; 41.6% of UW rent). Whole Foods, a subsidiary of Amazon, is an American multinational supermarket chain founded in 1980 and headquartered in Austin, Texas. Whole Foods has more than 500 stores in North America and seven in the United Kingdom. As of March 31, 2025, the tenant reported trailing 12-month sales of $1,251 PSF and an occupancy cost of 13.1%. Whole Foods has been at the 4 Union Square South Property since 2004, has a lease expiration in November 2040 and has no renewal or termination options.

DSW (30,762 SF; 15.1% of NRA; 12.5% of UW rent). Founded in 1969, DSW is an American retail shoe store chain with more than 500 stores in the United States. As of March 31, 2025, the tenant reported trailing 12-month sales of $482 PSF and an occupancy cost of 19.9%. DSW has been in occupancy at the 4 Union Square South Property since 2004, has a lease expiration in October 2034 and has no renewal or termination options.

The following table presents certain information relating to the tenancy at the 4 Union Square South Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF
							March 2025 TTM Sales $	March 2025 TTM Sales PSF	March 2025 TTM Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Burlington	NR/Ba1/BB+	92,602	45.4%	$5,154,227	21.8%	$55.66	$36,923,091	$399	27.0%	3/31/2030	None	N
Whole Foods	NR/A1/AA-	61,097	29.9%	$9,847,604	41.6%	$161.18	$76,424,936	$1,251	13.1%	11/30/2040	None	N
DSW	NR/NR/NR	30,762	15.1%	$2,950,000	12.5%	$95.90	$14,823,322	$482	19.9%	10/31/2034	None	N
Five Below	B+/NR/NR	10,025	4.9%	$1,008,000	4.3%	$100.55	$4,448,092	$444	24.4%	1/31/2037	1 x 5 years	N
Sephora	NR/NR/NR	8,018	3.9%	$4,369,810	18.5%	$545.00	$25,733,955	$3,210	17.9%	1/31/2033	None	N
Kazunori	NR/NR/NR	1,682	0.8%	$320,855	1.4%	$190.76	NAV	NAV	NAV	3/31/2038	None	N
Major Tenant Subtotal/Wtd. Avg.		204,186	100.0%	$23,650,496	100.0%	$115.83
Other		3	0.0%	$8,026	0.0%	$2,675.36
Occupied Collateral Subtotal/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
Vacant Space		0	0.0%	$0.0	0.0%	$0.0
Total/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(2)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents a summary of sales and occupancy costs for certain Major Tenants (as defined below) at the 4 Union Square South Property.

Tenant Sales (1)
	2023 Sales (PSF)	2024 Sales (PSF)	March 2025 TTM Sales (PSF)	Occupancy Cost (2)
Burlington	$390	$401	$399	27.0%
Whole Foods	$1,152	$1,207	$1,251	13.1%
DSW	$466	$525	$482	19.9%
Five Below	$421	$446	$444	24.4%
Sephora	$3,038	$3,074	$3,210	17.9%
(1)	Information obtained from the borrower.
(2)	Occupancy cost is based on underwritten rent and total reimbursements divided by March 2025 TTM reported sales.

The following table presents certain information relating to the lease rollover schedule at 4 Union Square South Property:

Lease Rollover Schedule (1)
Year	# of Leases Rolling (2)	SF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	1	1	0.0%	0.0%	$6,753	0.0%	0.0%	$6,753.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027(2)	1	1	0.0%	0.0%	$1,273	0.0%	0.0%	$1,273.08
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	92,602	45.4%	45.4%	$5,154,227	21.8%	21.8%	$55.66
2031(2)	1	1	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2032	0	0	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2033	1	8,018	3.9%	49.3%	$4,369,810	18.5%	40.3%	$545.00
2034	1	30,762	15.1%	64.3%	$2,950,000	12.5%	52.8%	$95.90
2035	0	0	0.0%	64.3%	$0	0.0%	52.8%	$0.00
Thereafter	3	72,804	35.7%	100.0%	$11,176,459	47.2%	100.0%	$153.51
Vacant	0	0	0.00%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	9	204,189	100.00%		$23,658,522	100.00%		$115.87
(1)	Information is based on the underwritten rent roll dated as of April 1, 2025.
(2)	Includes three antenna/telecommunication tenants totaling 3 SF and $8,026 of UW rent.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 4 Union Square South Property is located along the south side of East 14th Street and the north side of East 13th Street between Broadway and University Place within the Union Square neighborhood of Manhattan. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5- and one-mile radius was approximately 21,649, 68,718 and 274,520, respectively, and the average household income within the same radii was $233,379, $213,493 and $189,537, respectively.

According the third-party report, the 4 Union Square South Property is located within the Gramercy Park Retail submarket of the New York-NY retail market. As of third quarter 2025, the submarket reported total inventory of approximately 1.48 million SF with a 3.8% vacancy rate and average asking rent of $143.92 PSF. The appraiser concluded to market rents for the 4 Union Square South Property ranging from $110.0 PSF for Retail (Floors 3-6), to $500.0 for Retail (Grade) (see table below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 Union Square South Property:

Market Rent Summary (1)
	Retail (Grade University Place)	Retail (Grade)	Retail (Multi-Level Small)	Retail (Floors 3-6)	Retail (Multi-Level Large)
Market Rent (PSF)	$175.00	$500.00	$125.00	$110.00	$140.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Tenant Improvements New (PSF)	$100.00	$100.00	$100.00	$100.00	$100.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Information obtained from the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 4 Union Square South Property of $290,000,000 as of May 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 4 Union Square South Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 4 Union Square South Property:

Cash Flow Analysis
	2023	2024	4/30/2025 TTM	UW	UW PSF
Base Rent(1)	$20,237,645	$20,838,157	$21,389,588	$23,658,522	$115.87
(Vacancy)	$0	$0	$0	($1,182,926)	($5.79)
Total Base Rent	$20,237,645	$20,838,157	$21,389,588	$22,475,596	$110.08
(Free Rent Adjustment/Collection Loss)	($125,755)	$0	$0	$0	$0.00
Other Income	$23,113	$23,008	$23,020	$23,020	$0.11
Total Recoveries	$6,109,529	$6,556,604	$6,289,315	$5,600,440	$27.43
Effective Gross Income	$26,496,042	$27,417,769	$27,701,922	$28,099,056	$137.61

Real Estate Taxes	$5,202,720	$5,715,518	$5,749,696	$5,972,591	$29.25
Insurance	$160,458	$177,099	$182,627	$176,860	$0.87
Management Fee	$407,427	$416,763	$427,792	$842,972	$4.13
Other Operating Expenses	$3,763,696	$3,904,006	$4,033,539	$4,033,539	$19.75
Total Operating Expenses	$9,534,301	$10,213,386	$10,393,654	$11,025,961	$54.00

Net Operating Income	$16,961,741	$17,204,383	$17,308,268	$17,073,095	$83.61
Replacement Reserves	$0	$0	$0	$76,090	$0.37
TI/LC	$0	$0	$0	$408,372	$2.00
Net Cash Flow	$16,961,741	$17,204,383	$17,308,268	$16,588,633	$81.24

Occupancy %	100.0%	100.0%	100.0%	95.0%(2)
NOI DSCR(3)	2.47x	2.51x	2.52x	2.49x
NCF DSCR(3)	2.47x	2.51x	2.52x	2.42x
NOI Debt Yield(3)	14.1%	14.3%	14.4%	14.2%
NCF Debt Yield(3)	14.1%	14.3%	14.4%	13.8%
(1)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	UW Occupancy represents the economic occupancy. The 4 Union Square South Property was 100.0% physically occupied as of April 1, 2025.
(3)	DSCRs and Debt Yields are based on the 4 Union Square South Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 4 Union Square South Whole Loan documents require an upfront deposit of $1,567,806 and ongoing monthly deposits equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $522,602).

Insurance Reserve – The 4 Union Square South Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the 4 Union Square South Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Retail – Anchored	Loan #2	Cut-off Date Balance:	$60,000,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

TI/LC Reserve – The 4 Union Square South Whole Loan documents require an upfront deposit of $200,000 for outstanding tenant improvements and leasing commissions related to Burlington. Additionally, the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $34,031 for tenant improvements and leasing commissions.

Replacement Reserves – During the occurrence of a Cash Trap Event Period (as defined below), the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $6,340 for capital expenditures.

Lockbox and Cash Management. The 4 Union Square South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within 10 business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 4 Union Square South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net operating income debt yield (“NOI DY”) falling below 9.0%; provided, however, a Cash Trap Event Period shall be deemed not to exist if, within 15 business days after the borrower receives notice from the lender that a Cash Trap Event Period has commenced, the borrower (a) prepays a portion of the loan (including any applicable yield maintenance premium) in an amount that would result in the NOI DY being at least 9.0%, or (b) delivers cash or a letter of credit to the lender as additional collateral for the loan in an amount that, if applied to the outstanding principal balance of the loan, would result in the NOI DY being at least 9.0%; or
(iii)	either (a) Burlington or Whole Foods (each a “Major Tenant”) goes dark, vacates, is in material default under its lease or is subject to a bankruptcy or insolvency proceeding, or (b) Burlington has not yet renewed its lease at least 12 months prior to lease expiration for a term of at least five years.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of the related event of default;
●	with regard to clause (ii), the NOI DY being at least 9.0% (tested quarterly);
●	with regard to clause (iii), the entirety or a portion of the applicable major tenant space is leased to one or more replacement tenants pursuant to one or more executed qualified leases and the occupancy conditions are satisfied;
●	with regard to clause (iii)(a), the Major Tenant is fully occupying its space and has recommenced normal business operations, the Major Tenant pays all obligations under its lease, the bankruptcy or insolvency proceeding is discharged and/or the applicable Major Tenant affirms the lease in such proceeding and is current on rent and other amounts due under the lease; and
●	with regard to clause (iii)(b), Burlington extends or renews the existing lease for an additional 5 year period as evidenced by a written acknowledgement of such extension or renewal executed by Burlington Tenant in a form reasonably acceptable to the lender.

Terrorism Insurance.  The 4 Union Square South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 4 Union Square South Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

Market Place Center
3200-3240 El Camino Real, 400-450 Exchange,
and 200, 210, 220, 240, 250, and 300-350 Commerce
Irvine, CA 92612
SANTA ANA
North Tustin
Tustin
IRVINE
Westpark
Woodbridge
University Park
ORANGE COUNTY
Orange County Great Park
Tustin Ranch Golf Course
Oak Creek Golf Club
Strawberry Farms Golf Club
Rancho San Joaquin Golf Course
William R. Mason Regional Park
Bill Barber Mem. Park
Orange County Global Medical Center
Foothill Regional Medical Ctr.
Marconi Automotive Museum
Ricoh Training Center
Fujifilm Irvine Scientific
Integral Aerospace
Newport Corporation
The District at Tustin Legacy
B Braun Medical Inc.
John Wayne Airport 3 miles
Western Digital
Harvard Place Shopping Ctr.
Crossroads
Westpark Plaza
Woodbridge Village Center
Culver Plaza
Orange Tree Square Shopping Center
Irvine Valley College
Alton Square
Oak Creek Shopping Ctr.
Sand Canyon Plaza
Discovery Business Center
Hoag Hospital Irvine
Kaiser Permanente OC - Irvine Medical Center
Quail Hill Shopping Center
Alton Marketplace
Irvine Spectrum
University Park Center
Parkview Center
Concordia University-Irvine
University Center
Irvine Barclay Theatre
UC-Irvine
Tustin Ranch Plaza
The Market Place
Northpark Plaza
Northwood Town Center
Heritage Plaza
Walnut Village Center
Cypress Village Shopping Center
METROLINK IE - OC LINE
Santa Ana Fwy
San Diego Fwy
Costa Mesa Fwy
Tustin
Irvine
LOS ANGELES
ANAHEIM
LONG BEACH
SANTA ANA
IRVINE
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Mortgage Loan No. 3 – Market Place Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	BBB-/NR/NR			Location:	Irvine, CA 92612
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1999-2006/2015-2025
Borrower Sponsor:	The Irvine Company LLC			Size:	1,154,250 SF
Guarantor:	Irvine Core Office LLC			Cut-off Date Balance Per SF(1):	$117
Mortgage Rate:	5.5520%			Maturity Date Balance Per SF(1):	$117
Note Date:	8/26/2025			Property Manager:	Irvine Management Company
Maturity Date:	9/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$23,887,446
IO Period:	120 months			UW NCF:	$22,485,950
Seasoning:	1 month			UW NOI Debt Yield(1):	17.7%
Prepayment Provisions:	L(24),YM1(1),DorYM1(90),O(5)			UW NCF Debt Yield(1):	16.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.96x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$21,319,637 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$20,381,263 (12/31/2024 TTM)
				3rd Most Recent NOI:	$20,133,595 (6/30/2024)
Reserves(2)				Most Recent Occupancy:	80.9% (7/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (6/30/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	81.0% (6/30/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$265,000,000 (3/5/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$230
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.9%
Existing TI/LC Reserve:	$1,909,289	$0	NAP	Maturity Date LTV Ratio(1):	50.9%
Rent Concession Reserve:	$537,085	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	100.0%	Existing Debt(3):	$104,190,724	77.2%
			Return of Equity:	$28,010,124	20.7%
			Upfront Reserves:	$2,446,374	1.8%
			Closing Costs:	$352,778	0.3%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Market Place Center Mortgage Loan (as defined below) is part of the Market Place Center Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $135,000,000. Underwriting and Financial Information presented above is based on the Market Place Center Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	The borrower paid off approximately $104.2 million of existing debt in March 2025.

The Mortgage Loan. The third largest mortgage loan (the “Market Place Center Mortgage Loan”) is part of a whole loan (the “Market Place Center Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount $135,000,000. The Market Place Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Market Place Center Whole Loan is secured by a first priority mortgage on a fee interest in 22 office buildings totaling 1,154,250 SF, located in Irvine, California (the “Market Place Center Property”).

The Market Place Center Mortgage Loan is evidenced by the (i) controlling Note A-1-A to be contributed by WFB and (ii) the non-controlling Note A-4-A to be contributed by JPMCB, with an aggregate original principal balance of $60,000,000. The Market Place Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%
Market Place Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$36,000,000	$36,000,000	WFCM 2025-C65	Yes
A-1-B(1)	4,000,000	4,000,000	WFB	No
A-2(1)	27,000,000	27,000,000	WFB	No
A-3-A(1)	10,000,000	10,000,000	WFB	No
A-3-B(1)	4,000,000	4,000,000	WFB	No
A-4-A	24,000,000	24,000,000	WFCM 2025-C65	No
A-4-B(1)	10,000,000	10,000,000	JPMCB	No
A-5(1)	20,000,000	20,000,000	JPMCB	No
Whole Loan	$135,000,000	$135,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Market Place Business Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Place Center Whole Loan.

The borrower sponsor of the Market Place Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

The Property. The Market Place Center Property is comprised of 22 two-story office buildings totaling 1,154,250 SF, located in Irvine, California. The Market Place Center Property is a master planned office development that was constructed by the sponsors in phases between 1999 and 2006. Located along Interstate 5, amenities include a café, fitness center, three outdoor basketball courts, a sand volleyball court, numerous grass lawns and brick paved patios, various indoor and outdoor seating areas, BBQ areas, and electric vehicle charging stations. The Market Place Center Property contains 4,692 parking spaces (4.06 spaces per 1,000 SF). As of July 31, 2025, the Market Place Center Property was 80.9% leased to 83 unique tenants and averaged 90.0% between FY 2015 and FY 2024.

Major Tenants.

Universal Services of America (53,360 SF; 4.6% of NRA; 5.6% of UW rent). Founded in 1957, Universal Services of America (“Allied Universal”) is a security and facilities services company that provides security services and smart technology to deliver evolving, tailored solutions that allow clients to focus on their core business. Operating in more than 100 countries, Allied Universal’s workforce comprises approximately 770,000 people. Allied Universal has been in occupancy at the Market Place Center Property, which serves as its corporate headquarters west, since 2023, has a lease expiration in July 2030 and has one, five-year renewal option. Allied Universal can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by Allied Universal by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.

MobilityWare, LLC & Upstanding (50,851 SF; 4.4% of NRA; 6.5% of UW rent). Upstanding was founded as a communication software in 1990 by Dave Yonamine and John Libby, who later formed MobilityWare in 2003, MobilityWare is a mobile application game developer and provider that launched 13 titles, including Solitaire and Blackjack, on the first day of the App Store launch in 2008. In 2018, the company reached 400 million downloads across its portfolio of games. MobilityWare, LLC & Upstanding has been in occupancy at the Market Place Center Property, which serves as its headquarters, since 2016, has a lease expiration in March 2026 and has one, five-year renewal option and no termination options.

TriMark Raygal, LLC (46,526 SF; 4.0% of NRA; 5.3% of UW rent). TriMark Raygal, LLC (“TriMark”) is a provider of equipment, supplies, and design services to the foodservice industry. TriMark has over 125 years of history, which includes mergers and acquisitions of several companies that created today’s ten TriMark divisions. TriMark has been in occupancy at the Market Place Center Property since 2017, has a lease expiration in March 2027 and has one, five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the tenancy at the Market Place Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Universal Services of America	NR/NR/NR	53,360	4.6%	$1,299,850	5.6%	$24.36	7/31/2030	1 x 5 Yr	Y(3)
MobilityWare, LLC & Upstanding	NR/NR/NR	50,851	4.4%	$1,501,122	6.5%	$29.52	3/31/2026	1 x 5 Yr	N
TriMark Raygal, LLC(4)	NR/NR/NR	46,526	4.0%	$1,228,286	5.3%	$26.40	3/31/2027	1 x 5 Yr	N
HDR Engineering, Inc	NR/NR/NR	44,210	3.8%	$1,039,819	4.5%	$23.52	5/31/2034	1 x 5 Yr	N
Waymakers	NR/NR/NR	31,425	2.7%	$754,200	3.3%	$24.00	Various(5)	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		226,372	19.6%	$5,823,277	25.1%	$25.72
Other Tenants		707,607	61.3%	$17,370,390	74.9%	$24.55
Occupied Subtotal/Wtd. Avg.		933,979	80.9%	$23,193,667	100.0%	$24.83
Vacant Space		220,271	19.1%
Total/Wtd. Avg.		1,154,250	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Annual UW Rent and Annual UW Rent PSF shown above includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The tenant can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.
(4)	TriMark is marketing 15,101 SF (1.3% of NRA) of its space for sublease. TriMark recently renewed its lease in April 2024.
(5)	Waymakers is on multiple leases expiring April 30, 2031 (12,213 SF) and August 31, 2031 (19,212 SF).

The following table presents certain information relating to the lease rollover schedule at the Market Place Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	15	151,302	13.1%	13.1%	$4,098,868	17.7%	17.7%	$27.09
2027	16	168,038	14.6%	27.7%	$4,070,340	17.5%	35.2%	$24.22
2028	21	146,068	12.7%	40.3%	$3,682,611	15.9%	51.1%	$25.21
2029	15	148,748	12.9%	53.2%	$3,554,005	15.3%	66.4%	$23.89
2030	10	156,416	13.6%	66.8%	$3,891,386	16.8%	83.2%	$24.88
2031	5	64,271	5.6%	72.3%	$1,554,755	6.7%	89.9%	$24.19
2032	2	28,246	2.4%	74.8%	$683,972	2.9%	92.9%	$24.21
2033	0	0	0.0%	74.8%	$0	0.0%	92.9%	$0.00
2034	1	44,210	3.8%	78.6%	$1,039,819	4.5%	97.3%	$23.52
2035	1	26,680	2.3%	80.9%	$617,909	2.7%	100.0%	$23.16
Thereafter	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
Vacant	0	220,271	19.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	86	1,154,250	100.0%		$23,193,667	100.0%		$24.83(4)

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, and UW Rent PSF Rolling includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Market Place Center Property is located in Irvine, California within Orange County. The Market Place Center Property comprises several square blocks, sits on a total of 73.5 acres and is situated at the southeast corner of the Santa Ana (5) Freeway and the Eastern Transportation Corridor (261) with additional frontage on El Camino Real. The Market Place Center Property is approximately 3.0 miles east of Costa Mesa (55) Freeway, 3.8 miles north of the San Diego (405) Freeway, and 4.6 miles northeast of John Wayne Airport in the City of Irvine, California. The local neighborhood contains a mix of office, industrial, retail, and residential uses. Major employers in the area include Disney Resorts, University of California, Irvine, St. Joseph Health, Kaiser Permanente, Target Brands, Inc., Walmart, Inc., Hoag Memorial Hospital Presbyterian, Universal Services of America, California State University and MemorialCare Health System.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

According to the appraisal, the Market Place Center Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2024, the submarket had an inventory of 23.5 million SF with a vacancy rate of 20.0% and average rent of $35.39 PSF. The appraiser concluded to market rents for the Market Place Center Property of $23.40.

The 2023 population within a one-, three- and five-mile radius of the Market Place Center Property was 14,052, 163,308 and 529,936, respectively. The 2023 average household income within the same radii was $138,012, $136,667, $138,311, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property:

Market Rent Summary(1)
	Office Space	Café Space
Market Rent (PSF)	$23.40	$12.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Escalations (Annual)	3.50%	3.50%
Tenant Improvements (New/Renewal)	$65 / $10	$50 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	5 / 5	5 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Market Place Center Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built	Occ.	Total NRA (SF)	Major Tenant	Lease Start Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF
Market Place Center Irvine, CA	1999-2006	80.9%(1)	1,154,250	Universal Services of America	Feb-23 / 7.5	53,360	$24.36(1)
Jamboree Business Center 14000 Jamboree Road Irvine, CA	2008	NAV	77,624	Henkel Electronic Materials, LLC	Sep-25 / 5.0	77,624	$24.00
Discovery Park 15480 Laguna Canyon Road Irvine, CA	2000	NAV	44,820	St. Joseph Health System, LLC	Mar-25 / 10.3	44,820	$21.48
Jamboree Business Center 2875 Michelle Drive Irvine, CA	2007	NAV	77,625	C. Patrick Hamblin, APC	Dec-24 / 1.0	3,342	$27.36
Irvine Business Center 7515 Irvine Center Drive Irvine, CA	1998	NAV	63,412	Primoris Services Corporation	Oct-24 / 7.0	31,706	$24.00
Discovery Park 15271 Laguna Canyon Road Irvine, CA	2007	NAV	54,306	DVA Healthcare Renal Care	Sep-24 / 7.0	40,206	$22.80
Discovery Park 47 Discovery Irvine, CA	2000	NAV	53,220	Xilinx International, Inc.	Aug-24 / 3.0	3,615	$25.20
Jamboree Business Center 2860 Michelle Drive Irvine, CA	2004	NAV	41,069	W&W-AFCO Steel, LLC	Jun-24 / 3.2	2,984	$28.80
Discovery Park 46 Discovery Irvine, CA	2001	NAV	44,240	Proteor USA	Jun-24 / 9.0	22,120	$21.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated July 31, 2025. Base Rent PSF for the Market Place Center Property includes rent steps through September 2026.

Appraisal. According to the appraisal as of March 5, 2025, the Market Place Center Property had an “as-is” appraised value of $265,000,000 and as of April 1, 2028, had an “upon stabilization” value of $304,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 17, 2025, there was no evidence of any recognized environmental conditions at the Market Place Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Market Place Center Property:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	6/30/2025 TTM	UW	UW PSF
Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$28,347,985(2)	$24.56
Vacancy	$0	$0	$0	$0	($5,154,318)(3)	($4.47)
Total Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$23,193,667	$20.09
Free Rent Adjustment	($625,549)	($1,126,550)	($1,220,397)	($1,459,805)	$0	$0.00
Net Rental Income	$23,359,112	$21,271,270	$20,333,484	$21,082,868	$23,193,667	$20.09
Total Recoveries	$8,740,508	$8,738,054	$9,067,517	$10,292,638	$10,528,606	$9.12
Other Income	$664,441	$588,550	$615,924	$542,449	$833,623	$0.72
Effective Gross Income	$32,764,061	$30,597,874	$30,016,925	$31,917,955	$34,555,896	$29.94

Real Estate Taxes	$1,605,907	$1,742,934	$1,623,528	$1,597,484	$1,599,925	$1.39
Insurance	$262,208	$398,103	$384,906	$426,902	$392,415	$0.34
Management Fee	$1,060,519	$971,830	$962,879	$1,020,888	$1,123,067	$0.97
Other Operating Expenses	$5,629,807	$6,891,943	$6,912,017	$7,553,044	$7,553,044	$6.54
Total Expenses	$8,558,440	$10,004,810	$9,883,330	$10,598,318	$10,668,450	$9.24

Net Operating Income	$24,205,621(4)	$20,593,064(4)	$20,133,595	$21,319,637(5)	$23,887,446(5)	$20.70
Capital Expenses	$0	$0	$0	$0	$247,246	$0.21
TI/LC	$0	$0	$0	$0	$1,154,250	$1.00
Net Cash Flow	$24,205,621	$20,593,064	$20,133,595	$21,319,637	$22,485,950	$19.48

Occupancy (%)	88.0%	81.0%	79.0%	80.9%(3)	81.8%(3)
NOI DSCR(6)	3.19x	2.71x	2.65x	2.81x	3.14x
NCF DSCR(6)	3.19x	2.71x	2.65x	2.81x	2.96x
NOI Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	17.7%
NCF Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	16.7%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	Based on the underwritten rent roll dated July 31, 2025. Base Rent includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The underwritten economic vacancy is 18.2%. The property was 80.9% physically occupied as of July 31, 2025.
(4)	The decrease in NOI between 2022 and 2023 was primarily due to occupancy decreasing from 88.0% to 81.0% and free rent increasing from $625,549 to $1,126,550.
(5)	The increase in NOI between 6/30/2025 TTM and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 SF and $5,299,961 of base rent and (ii) underwritten base rent including rent steps and rent averaging.
(6)	DSCRs and Debt Yields are based on the Market Place Center Whole Loan.

Escrows and Reserves.

Tax Escrows – The Market Place Center Whole Loan documents do not require upfront or ongoing reserves for real estate taxes in the amount equal to 1/12th of the annual estimated tax payments; provided, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid.

Insurance Escrows – The Market Place Center Whole Loan documents do not require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided, (i) no Cash Trap Event Period has occurred and is continuing; and (ii) the property is covered under an acceptable blanket policy and borrower provides the lender with evidence of renewal.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $20,604.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $96,187.50.

Existing TI/LC Reserves – The Market Place Center Whole Loan documents require an upfront deposit of $1,909,289 for outstanding tenant improvements and leasing commissions related to thirteen tenants.

Rent Concession Reserve – The Market Place Center Whole Loan documents require an upfront deposit of $537,085 for outstanding free rent related to 10 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Office - CBD	Loan #3	Cut-off Date Balance:	$60,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce Irvine, CA 92612		UW NOI Debt Yield:	17.7%

Lockbox and Cash Management. The Market Place Center Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	subject to borrower’s providing Cash Trap Cure Collateral, the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default; or
●	with regard to clause (ii) the NCF DSCR being at least 1.20x for two consecutive calendar quarters.

“Cash Trap Cure Collateral” shall mean either, or a combination of cash deposits or a letter of credit delivered to Lender Loan in an amount which, if applied as a principal prepayment of the Loan, would result in a Debt Service Coverage Ratio that is equal to or greater than 1.20x. Provided there is no event of default, the Cash Trap Cure Collateral will be released to borrower if the Debt Service Coverage Ratio is equal to or greater than 1.20x for two (2) consecutive calendar quarters.

Release of Property.  The Market Place Center Whole Loan documents permit the release, without lender consent and without fee, of any portion of the Market Place Center Property which: (a) is non-income producing; and (b) does not materially contribute to the ongoing use, economic value of, revenue or operations of the Market Place Center Property.

The Market Place Center Whole Loan documents provide that, following the lockout period, the borrower may obtain the release of not more than two adjacent buildings in connection with a sale on an arms-length basis (includes affiliates), subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 110% of the allocated amount for the release property, (B) an amount necessary to ensure that the post-release DSCR (interest-only) of the remaining properties is no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.42x, (C) an amount necessary to ensure that the post-release LTV of the remaining properties is no less than the greater of the pre-release LTV for the entire property and 50.9%, and (D) an amount sufficient to comply with related REMIC requirements, (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance.  The Market Place Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Market Place Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

BioMed MIT Portfolio
1 45-75 Sidney Cambridge, MA
2 40 Landsdowne Cambridge, MA
3 35 Landsdowne Cambridge, MA
4 65 Landsdowne Cambridge, MA
5 88 Sidney Cambridge, MA
6 64 Sidney Cambridge, MA
7 38 Sidney Cambridge, MA
8 26 Landsdowne Cambridge, MA
Somerville
Inman Square
CAMBRIDGE
Central Square
Kendall Square
Lesley University
Harvard Museum of Natural History
Harvard University
Harvard Art Museums
Spaulding Hospital Cambridge
CHA Cambridge Health Alliance
Joan Lorentz Park
Sennott Park
Ahern Field
Hoyt Field
Dana Park
Moderna
Amgen
Biogen
Akamai Technologies
Alnylam Pharmaceuticals
Draper
Epizyme
Novartis Inst. for Biomedical Research
4 Cambridge Center
Google Cambridge
Microsoft New England Research and Dev. Center
Pfizer
MIT Museum
MIT List Visual Arts Center
Tang Center
Great Dome
Rockwell Cage
MIT Plasma Science and Fusion Ctr.
Massachusetts Institute of Technology
Henry G. Steinbrenner '27 Stadium
Briggs Field
Memorial Plaza
Magazine Beach
RED LINE
Charles River
Charles River Esplanade
Harvard Bridge
BOSTON UNIV. BR.
Agganis Arena
Dept. of Computer Science Bldg.
Boston University
Back Bay
BOSTON
Storrow Memorial Drive
Mass Pike
GREEN LINE
Prudential Center
111 Huntington Ave
Hynes Convention Center
Fenway Park
Back Bay Fens
Brookline
Armory Playground
YAWKEY
Kenmore
Cambridge St
Broadway
Mass. Ave
Massachusetts Ave
Western Ave
River St
Memorial Dr
Vassar St
Sidney St
Pacific St
Commonwealth Ave
Beacon St
Boylston St
Somerville
CAMBRIDGE
BOSTON
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Mortgage Loan No. 4 – BioMed MIT Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB/SGFC/GSMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	A-/Aaa/BBB+			Location:	Cambridge, MA 02139
Original Balance(1):	$57,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$57,500,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	8.3%			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	BioMed Realty, L.P.			Size:	1,314,481 SF
Guarantor(2):	BRE-BMR MA Holdco LLC			Cut-off Date Balance Per SF(1)(6):	$479
Mortgage Rate(3):	5.89283%			Maturity Date Balance Per SF(1)(6):	$479
Note Date:	6/5/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	6/9/2035				(borrower-affiliate)
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$140,793,230
IO Period:	120 months			UW NCF:	$139,281,577
Seasoning:	4 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions(4):	L(28),D(85),O(7)			UW NCF Debt Yield:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type(1):	Pari Passu / Subordinate Debt			UW NCF DSCR:	2.75x
Additional Debt Balance(1):	$789,500,000 / $478,000,000			Most Recent NOI:	$130,971,938 (2/28/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$130,062,720 (12/31/2024)
				3rd Most Recent NOI:	$123,595,795 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	95.9% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.1% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$2,400,000,000 (3/5/2025)
Rollover Reserve:	$0	Springing	$1,314,481	Appraised Value Per SF(6):	$1,357
Ground Rent Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio (7):	35.3%
Unfunded Obligations:	$1,869,382	$0	NAP	Maturity Date LTV Ratio (7):	35.3%
Takeda Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$847,000,000	52.0%	Loan Payoff(8)	$1,307,413,701	80.2%
Subordinate Loan(1)	478,000,000	29.3%	Ground Lease Prepayment & Extension(9)	305,800,000	18.8%
Borrower Sponsor Equity	305,238,760	18.7%	Closing Costs	15,155,677	0.9%
			Upfront Reserves	1,869,382	0.1%
Total Sources:	$1,630,238,760	100.0%	Total Uses:	$1,630,238,760	100.0%

(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 25 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the BioMed MIT Portfolio Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (based on a weighted average interest rate of (6.25927852830189%) per annum on the BioMed MIT Portfolio Whole Loan), Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the BioMed MIT Portfolio Whole Loan are $749, $749, 10.6%, 10.5%, 10.6%, 1.66x, 55.2% and 55.2%, respectively. See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(2)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(3)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(4)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the WFCM 2025-C65 securitization in October 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(8)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(9)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The Mortgage Loan. The fourth largest mortgage loan, the BioMed MIT Portfolio Mortgage Loan, is a part of a whole loan, the BioMed MIT Portfolio Whole Loan, secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 25 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A1-C1-B, A4-C1-C, A4-C2-B and A5-C1-B) with an aggregate Cut-off Date balance of $57.5 million, which will be contributed to the WFCM 2025-C65 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A1-C2-A(1)	$23,500,000	$23,500,000	JPMCB	No
A1-C2-B	17,500,000	17,500,000	BMO 2025-C13	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C(1)	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch	No
A3-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A3-C2-B(1)	$11,000,000	$11,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	WFCM 2025-C65	No
A4-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A4-C2-B	$11,000,000	$11,000,000	WFCM 2025-C65	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A5-C2(1)	$41,000,000	$41,000,000	SGFC	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

The Property. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 unique tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of UW rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of UW rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of UW rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents a summary regarding the major tenants at the BioMed MIT Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Takeda	Baa1 / NR / BBB+	495,716	37.7%	$47,726,248	37.1%	$96.28	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$20,232,748	15.7%	$100.36	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$18,508,766	14.4%	$103.79	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3 / NR / AA-	122,410	9.3%	$13,777,246	10.7%	$112.55	8/31/2026	2 x 5 yr	N
BioNTech	NR / NR / NR	59,303	4.5%	$7,556,973	5.9%	$127.43	Various(8)	1 x 5 yr	N
Vericel Corporation	NR / NR / NR	57,159	4.3%	$6,561,853	5.1%	$114.80	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$3,664,814	2.9%	$95.93	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$3,492,222	2.7%	$97.16	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$2,685,487	2.1%	$93.47	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$2,669,188	2.1%	$102.08	11/30/2026	2 x 5 yr	N
Subtotal/Wtd. Avg.		1,243,536	94.6%	$126,875,543	98.7%	$102.03

Other Tenants		17,044	1.3%	$1,685,291	1.3%	$98.88
Occupied Subtotal/Wtd. Avg.		1,260,580	95.9%	$128,560,835	100.0%	$101.99

Vacant Space		53,901	4.1%
Total		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0	0.0%	$0	0.0%	0.0%	$0.00
2026	4	171,422	13.0%	13.0%	$19,019,777	14.8%	14.8%	$110.95
2027	0	0	0.0%	13.0%	$0	0.0%	14.8%	$0.00
2028	4	282,785	21.5%	34.6%	$27,995,029	21.8%	36.6%	$99.00
2029	3	206,005	15.7%	50.2%	$21,030,171	16.4%	52.9%	$102.09
2030	1	417,061	31.7%	82.0%	$41,097,191	32.0%	84.9%	$98.54
2031	0	0	0.0%	82.0%	$0	0.0%	84.9%	$0.00
2032	3	183,307	13.9%	95.9%	$19,418,667	15.1%	100.0%	$105.94
2033	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2034(3)	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
Vacant	NAP	53,901	4.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	1,314,481	100.0%		$128,560,835	100.0%		$101.99

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

Appraisal. The appraisal concluded to an “As-Portfolio” value of the BioMed MIT Portfolio, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BioMed MIT Portfolio Property:

Cash Flow Analysis(1)
	2022	2023	2024	February 2025 TTM	UW	UW PSF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Gross Potential Rent	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18

Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07

Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy %	98.3%	99.0%	95.1%	95.9%(5)	96.6%(6)
NOI DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.78x
NCF DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.6%
NCF Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.4%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases (as defined below) as described under “Prime Lease” herein.
(4)	Based on the BioMed MIT Portfolio Senior Notes.
(5)	As of April 1, 2025.
(6)	Represents the underwritten economic occupancy.

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12 of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12 of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to the lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the mortgage lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to the lender and delivery of the Mezzanine DSCR Cure Collateral to Mezzanine Lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to mortgage lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Permitted Future Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (b) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrowers may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for mortgage lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease. Pursuant to the estoppels delivered to mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee” will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Prime Lease.

The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$57,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Each Prime Lessor entered into a Fee Owner Recognition Agreement with the mortgage lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

Terrorism Insurance. The Borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the BioMed MIT Portfolio properties, and business income coverage for a period of 24 months together with an extended period of indemnity of up to 12 months. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the Borrowers will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the then current property insurance premium payable in respect of the property, business interruption/rental loss and liability insurance required under the loan agreement (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance at the time that any terrorism insurance is excluded from any policy). The BioMed MIT Portfolio Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the BioMed MIT Portfolio Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Lake Huron
ONTARIO
MICHIGAN
WI
MILWAUKEE
Lake Michigan
GRAND RAPIDS
Lansing
Flint
Saginaw
Midland
Sarnia
LONDON
DETROIT
WINDSOR
Ann Arbor
TOLEDO
Lake Erie
CHICAGO
CLEVELAND
AKRON
Canton
INDIANA
FORT WAYNE
Lima
OHIO
DAYTON
COLUMBUS
INDIANAPOLIS
Terre Haute
ILLINOIS
Bloomington
CINCINNATI
WEST VIRGINIA
LOUISVILLE
LEXINGTON
KENTUCKY
Evansville
Charleston
Beckley

ONTARIO
Lake Ontario
VERMONT
NH
MAINE
Portland
Rochester
Syracuse
Utica
Oneida
NEW YORK
Albany
Manchester
Portsmouth
BOSTON
MASS.
Worcester
Springfield
Hartford
Providence
Waterbury
CT
New Bedford
Bridgeport
Scranton
PENNSYLVANIA
Allentown
Newark
NEW YORK
Harrisburg
Reading
Trenton
PHILADELPHIA
NEW JERSEY
Atlantic Ocean
Wilmington
Atlantic City
MD
BALTIMORE
Annapolis
Dover
WASHINGTON, DC
VA
DE

NASHVILLE
Jonesboro
ARKANSAS
Jackson
Murfreesboro
Knoxville
MEMPHIS
TENNESSEE
Little Rock
Florence
Chattanooga
NC
Southaven
Corinth
Athens
Huntsville
Dalton
Pine Bluff
Oxford
Tupelo
Madison
ATLANTA
Columbus
Birmingham
Anniston
MISSISSIPPI
Tuscaloosa
ALABAMA
Auburn
Macon
Monroe
Meridian
Columbus
Jackson
Montgomery
GEORGIA
Troy
Albany
Hattiesburg
Dothan
Baton Rouge
Walker
Mobile
Tallahassee
Biloxi
Pensacola
Destin
Panama City
FLORIDA
Lafayette
LOUISIANA
NEW ORLEANS
Gulf of Mexico

1	The Home Depot	Detroit, MI
2	Westown Square	Cleveland, OH
3	Rodney Village Shopping Center	Dover, DE
4	Mattatuck Plaza	Waterbury, CT
5	Athens Town Center	Athens, AL
6	Northeast Plaza	Greensboro, NC
7	Hungarybrook Shopping Center	Henrico, VA
8	Plaza North Shopping Center	Terre Haute, IN
9	Henderson Marketplace	Henderson, NC
10	Ahoskie Commons	Ahoskie, NC
11	Cummings Park Plaza	Burlington, NC
12	Glenwood Shopping Plaza	Oneida, NY
13	Boulevard Plaza	Wilson, NC
14	Summer Commons	Memphis, TN
15	Centre Plaza	Clinton, TN
16	Market at Riverdale Bend	Memphis, TN
17	Cordele Corners	Cordele, GA
18	Anniston Plaza	Anniston, AL
19	Meeting Square	Jefferson City, TN
20	Northland Plaza	Lima, OH
21	Homosassa Square	Homosassa Springs, FL
22	Laurens Plaza	Laurens, SC
23	Pelham Plaza	Jacksonville, AL
24	Plank Plaza	Baton Rouge, LA
25	Collins Plaza	Plant City, FL

Coastal Equities Portfolio

Citrus Springs
Hernando
The Villages
Lady Lake
Homosassa Springs
Floral City
Wildwood
Leesburg
Mount Plymouth
Gulf of Mexico
Brooksville
Apopka
Clermont
Winter Garden
ORLANDO
Spring Hill
Dade City
Kissimmee
Hudson
New Port Richey
Land O' Lakes
Zephyrhills
Wesley Chapel
Holiday
Lutz
Palm Harbor
Davenport
TAMPA
Lakeland
Poinciana
Clearwater
Plant City
Winter Haven
Brandon
Bartow
Lake Wales
Riverview
ST. PETERSBURG
Tampa Bay
Ft. Meade
Frostproof
Bradenton

Lexington
KENTUCKY
WV
Richmond
Lynchburg
Petersburg
Roanoke
VIRGINIA
VIRGINIA BEACH
Henderson
Ahoskie
TENNESSEE
Johnson City
Greensboro
Knoxville
Winston-Salem
RALEIGH
Wilson
NORTH CAROLINA
Asheville
CHARLOTTE
Chattanooga
Fayetteville
Greenville
Rock Hill
Canton
Laurens
Wilmington
ATLANTA
Athens
Florence
Conyers
Columbia
SOUTH CAROLINA
Stockbridge
Myrtle Beach
Augusta
Macon
Charleston
Columbus
Warner Robins
AL
Hilton Head Island
Cordele
GEORGIA
Savannah
Atlantic Ocean
Albany
Douglas
Dothan
Waycross
Brunswick
Thomasville
Valdosta
Tallahassee
JACKSONVILLE
FLORIDA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Mortgage Loan No. 5 – Coastal Equities Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location(2):	Various
Original Balance(1):			$55,000,000	General Property Type:	Retail
Cut-off Date Balance(1):			$55,000,000	Detailed Property Type(2):	Various
% of Initial Pool Balance:			8.0%	Title Vesting:	Fee
Loan Purpose:			Refinance	Year Built/Renovated(2):	Various/Various
Borrower Sponsor:			Coastal Equities Holdings, LLC	Size:	3,424,574 SF
Guarantors:			Edward Ross, Scott Ross and	Cut-off Date Balance PSF(1):	$47
			Howard Arnberg	Maturity Balance PSF(1):	$47
Mortgage Rate:			6.3500%	Property Manager:	EH Scott, LLC
Note Date:			4/30/2025
Maturity Date:			5/1/2035
Term to Maturity:			120 months	Underwriting and Financial Information
Amortization Term:			0 months	UW NOI:	$18,800,517
IO Period:			120 months	UW NCF(4):	$17,117,002
Seasoning:			5 months	UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:			L(25),YM1(89),O(6)	UW NCF Debt Yield(1):	10.7%
Lockbox/Cash Mgmt Status:			Springing/Springing	UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1):			Pari Passu	UW NCF DSCR(1):	1.66x
Additional Debt Balance(1):			$105,000,000	Most Recent NOI:	$18,715,136 (5/31/2025 TTM)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI:	$19,105,510 (12/31/2024)
				3rd Most Recent NOI:	$18,650,166 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	88.6% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	93.4% (1/1/2024)
RE Taxes:	$700,000	$270,000	NAP	3rd Most Recent Occupancy:	91.6% (1/1/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$239,000,000 (2/1/2025)
Replacement Reserve:	$0	$43,115	$1,034,765	Appraised Value PSF:	$70
Rollover Reserve:	$2,000,000	Springing	$750,000	Cut-off Date LTV Ratio(1):	66.9%
Free Rent Reserve:	$298,281	$0	NAP	Maturity Date LTV Ratio(1):	66.9%
Outstanding TI Reserve:	$1,565,213	$0	NAP
Required Repairs Reserve:	$1,873,606	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	97.9%	Loan Payoff:	$153,124,511	93.7%
Borrower Sponsor Equity:	$3,398,449	2.1%	Upfront Reserves:	$6,437,100	3.9%
			Closing Costs:	$3,836,838	2.3%
Total Sources:	$163,398,449	100.0%	Total Uses:	$163,398,449	100.0%

(1)	The Coastal Equities Portfolio Mortgage Loan (as defined below) is part of the Coastal Equities Portfolio Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance PSF, Maturity Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Coastal Equities Portfolio Whole Loan.
(2)	See “Portfolio Summary” table below for details regarding individual properties.
(3)	See “Escrows and Reserves” below.
(4)	Big Lots filed for bankruptcy and was later acquired by Gordon Brothers, who then facilitated transfers of the assets of Big Lots to other parties, including Variety Wholesalers, Inc., who is in the process of re-opening more than 200 stores under the Big Lots brand. Big Lots has reopened at the Athens Town Center property and rent attributable to Big Lots was underwritten.
(5)	The decrease in occupancy from 2nd Most Recent to Most Recent is primarily attributable to recent bankruptcy filings of Big Lots and American Freight, as well as certain known vacates or dark tenants underwritten as vacant (though in certain instances remaining in occupancy and paying rent). Big Lots previously occupied five locations, three of which have already been backfilled or re-opened after Big Lots emergence from bankruptcy.
(6)	Appraised Value is based on the "Hypothetical – As-If Funded” value, inclusive of an approximately 3.2% portfolio premium, based on the assumption that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The aggregate appraised value of the Coastal Equities Portfolio Properties (as defined below) between January 9, 2025 and February 7, 2025 on a property-by-property basis was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%. Appraised Value is inclusive of certain, primarily non-income producing, outparcels which are permitted to be released. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. See “Outparcel Releases” and “Appraisals” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Coastal Equities Portfolio Mortgage Loan”) is part of a whole loan (the “Coastal Equities Portfolio Whole Loan”) comprised of seven pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Coastal Equities Portfolio Whole Loan is secured by first priority mortgages encumbering the fee interests in a portfolio of 25 retail properties totaling 3,424,574 square feet located across 14 states (each, individually, a “Coastal Equities Portfolio Property”, and, collectively, the “Coastal Equities Portfolio” or the “Coastal Equities Portfolio Properties”). The Coastal Equities Portfolio Mortgage Loan is comprised of the controlling note A-1-1 with an aggregate original principal balance of $55,000,000, which will be included in the WFCM 2025-C65 securitization trust. The relationship between the holders of the Coastal Equities Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The table below identifies the promissory notes that comprise the Coastal Equities Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$55,000,000	$55,000,000	WFCM 2025-C65	Yes
A-1-2	$5,000,000	$5,000,000	BMO 2025-C13	No
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-4	$16,000,000	$16,000,000	BBCMS 2025-C35	No
A-5-1	$6,000,000	$6,000,000	BMO 2025-C13	No
A-5-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
Whole Loan	$160,000,000	$160,000,000

The Borrowers and the Borrower Sponsor. The borrowers are 25 limited liability companies and single purpose entities, owned by the borrower sponsor, incorporated in various states, structured with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coastal Equities Portfolio Whole Loan.

The borrower sponsor of the Coastal Equities Portfolio Whole Loan is Coastal Equities Holdings, LLC (“Coastal Equities”) and the non-recourse carveout guarantors are Edward Ross, Scott Ross and Howard Arnberg. Edward Ross is the founder of Coastal Equities, while Scott Ross and Howard Arnberg are both managing partners at Coastal Equities. Formed in the late 1970s, Coastal Equities is a real estate company specializing in the investment, development, syndication and management of retail shopping centers. Since its inception, Coastal Equities has been responsible for placing and managing over $1.0 billion of investments and over 40,000,000 square feet of commercial real estate nationwide. Coastal Equities focuses on grocery-anchored neighborhood and community shopping centers with a high volume of repeat shopper traffic.

The Properties. The Coastal Equities Portfolio is comprised of 25 retail properties totaling 3,424,574 square feet located across 14 states. The Coastal Equities Portfolio is a granular and geographically diverse, with no single Coastal Equities Portfolio Property representing greater than 8.3% of the allocated loan amount (“ALA”). The five largest states by ALA are North Carolina (five properties, 21.8% of ALA), Tennessee (four properties, 12.2% of ALA), Alabama (three properties, 10.7% of ALA), Ohio (two properties, 9.9% of ALA) and Michigan (one property, 8.3% of ALA), with no other state representing greater than 6.5% of ALA. Similarly, the Coastal Equities Portfolio features a diverse tenant roster of over 380 leases across over 280 retailers, with no individual tenant accounting for greater than 5.7% of UW base rent. Additionally, among the top 25 tenants in the Coastal Equities Portfolio, four tenants (Tractor Supply, Dollar Tree, The Home Depot and Food Lion) are investment grade, representing 16.2% of portfolio square feet and 16.7% of UW base rent. Overall tenancy is varied across retail sectors, with tenants operating across the household goods, home improvement, sports, furniture, beauty, food and automotive industries. The wide array of retail offerings helps to cater towards a broad range of consumer preferences as well as attract a variety of shoppers in different age and income demographics. Moreover, the properties are largely community retail centers that help serve essential functions including discount grocers and home goods, facilitating a consistent stream of consumer traffic as evidenced by high historical occupancy. The previous loan encumbering the Coastal Equities Portfolio Properties, securitized in MSBAM 2015-C24, MSBAM 2015-C25 and MSBAM 2015-C26 was a performing loan throughout its 10 year term, without ever missing a mortgage payment or experiencing delinquency, despite the onset of the COVID-19 pandemic.

The Coastal Equities Portfolio Properties were all built between 1959 and 2003 and range in size from 37,458 square feet to 261,418 square feet. The Coastal Equities Portfolio has an in-place occupancy of 88.6% as of April 1, 2025 and has averaged 90.6% occupancy from 2015 to 2024. The maximum amount of rollover in any single year is approximately 15.8% of NRA, providing a staggered rollover profile in low vacancy submarkets with significant brick and mortar retail demand. In addition, the borrower sponsor has maintained strong leasing momentum, recently renewing approximately 593,814 square feet and signing an additional 182,753 square feet of new tenant space commencing between 2022 and 2027. While several anchors across the Coastal Equities Portfolio have vacated in recent months (Big Lots and American Freight), the borrower sponsor has continued to successfully backfill with quality tenancy and maintain the viability of retail offerings. On average, new leases represent an approximately 45.1% increase over the prior rent. Outsized leasing spreads demonstrate the strength and positioning of the Coastal Equities Portfolio Properties within their respective markets. Further, $2.0 million was reserved for lease rollover at loan origination to help support continued leasing momentum. Within the Coastal Equities Portfolio, there are 36 unique anchor tenants, each providing valuable foot traffic and sustained demand, with over 15 retail grocer leases. Top contributors to 2023 sales include The Home Depot (one location, $71,936,611 in sales, $517.32 sales/PSF), Food Lion (three locations, $49,319,556 in sales, $489.16 sales/PSF) and Piggly Wiggly (two locations, one location reporting sales (Boulevard Plaza), $12,749,294 in sales, $509.20 sales/PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the Coastal Equities Portfolio Properties:

Portfolio Summary
Property Name City, State	Property Subtype	Year Built / Renovated	Occupancy %(1)	SF(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF
The Home Depot Detroit, MI	Single Tenant	1998/2002	100.0%	139,056	$4,592,156	8.3%	$22,300,000	9.6%	$1,096,340
Westown Square Cleveland, OH	Anchored	1988/2013	96.7%	176,761	$3,984,063	7.2%	$15,600,000	6.7%	$1,504,917
Rodney Village Shopping Center Dover, DE	Anchored	1960/2004	95.2%	213,468	$3,576,719	6.5%	$14,000,000	6.0%	$1,309,421
Mattatuck Plaza Waterbury, CT	Anchored	1978,1979, 2003/2009	88.2%	147,010	$3,264,594	5.9%	$13,700,000	5.9%	$1,043,761
Athens Town Center Athens, AL	Anchored	1988/NAP	98.8%	209,124	$3,240,875	5.9%	$13,600,000	5.9%	$1,120,113
Northeast Plaza Greensboro, NC	Anchored	1959/2000	97.7%	111,296	$3,008,500	5.5%	$12,625,000	5.5%	$922,156
Hungarybrook Shopping Center Henrico, VA	Anchored	1988/NAP	100.0%	87,190	$2,788,156	5.1%	$11,700,000	5.1%	$791,960
Plaza North Shopping Center Terre Haute, IN	Anchored	1966/1997	62.0%	261,418	$2,780,250	5.1%	$12,100,000	5.2%	$635,700
Henderson Marketplace Henderson, NC	Anchored	1991/1994	100.0%	89,100	$2,389,063	4.3%	$10,025,000	4.3%	$825,538
Ahoskie Commons Ahoskie, NC	Anchored	1987/NAP	99.2%	193,653	$2,382,875	4.3%	$10,000,000	4.3%	$692,985
Cummings Park Plaza Burlington, NC	Anchored	1963/NAP	79.7%	200,253	$2,251,906	4.1%	$9,450,000	4.1%	$551,167
Glenwood Shopping Plaza Oneida, NY	Anchored	1989/NAP	77.1%	218,861	$2,168,375	3.9%	$9,100,000	3.9%	$691,031
Boulevard Plaza Wilson, NC	Anchored	1988/NAP	87.4%	108,568	$1,930,156	3.5%	$8,100,000	3.5%	$568,578
Summer Commons Memphis, TN	Anchored	1974/2008	68.3%	139,785	$1,906,438	3.5%	$8,000,000	3.5%	$570,013
Centre Plaza Clinton, TN	Anchored	1989/NAP	91.1%	101,642	$1,830,125	3.3%	$7,175,000	3.1%	$621,660
Market at Riverdale Bend Memphis, TN	Anchored	1998, 2003/NAP	100.0%	157,695	$1,532,781	2.8%	$6,000,000	2.6%	$496,071
Cordele Corners Cordele, GA	Anchored	1986/NAP	91.1%	120,868	$1,501,156	2.7%	$6,300,000	2.7%	$493,582
Anniston Plaza Anniston, AL	Anchored	1965/NAP	88.0%	129,565	$1,465,406	2.7%	$6,150,000	2.7%	$453,764
Meeting Square Jefferson City, TN	Anchored	1984/NAP	100.0%	94,345	$1,461,969	2.7%	$5,775,000	2.5%	$532,219
Northland Plaza Lima, OH	Anchored	1960/2003	68.1%	170,037	$1,441,000	2.6%	$5,650,000	2.4%	$335,293
Homosassa Square Homosassa Springs, FL	Anchored	1981/NAP	100.0%	84,765	$1,310,719	2.4%	$5,500,000	2.4%	$416,529
Laurens Plaza Laurens, SC	Anchored	1989/NAP	100.0%	97,946	$1,298,688	2.4%	$5,450,000	2.4%	$433,747
Pelham Plaza Jacksonville, AL	Anchored	1974/NAP	85.3%	72,430	$1,191,438	2.2%	$5,000,000	2.2%	$353,897
Plank Plaza Baton Rouge, LA	Anchored	1967/NAP	100.0%	62,280	$880,344	1.6%	$4,750,000	2.1%	$239,068
Collins Plaza Plant City, FL	Anchored	1989/NAP	92.9%	37,458	$822,250	1.5%	$3,450,000	1.5%	$217,490
Total/Wtd. Avg			88.6%	3,424,574	$55,000,000	100.0%	$239,000,000(2)	100.0%	17,117,002(3)

(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Total Appraised Value represents the portfolio appraised value, including an approximately 3.2% portfolio premium.
(3)	Total UW NCF is inclusive of a $200,000 offset to underwritten TI/LCs for the $2,000,000 upfront rollover reserve to be utilized over the 10 year loan term.

Major Tenants.

Ollie’s (195,341 SF, 5.7% of NRA; 4.7% of UW rent). Founded in July 1982, Ollie’s has grown to be America’s largest retailer of closeout merchandise and excess inventory, selling anything ranging from housewares and flooring to food, cookware, toys, electronics and more. Ollie’s focuses on purchasing inventory from closeouts, overstocks, package changes, manufacturer-refurbished goods and irregulars from manufacturers around the globe. Ollie’s is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 11.3 years as of the transaction Cut-off Date.

Tractor Supply (164,513 SF, 4.8% of NRA; 3.4% of UW rent). Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. Founded in 1938 as a mail order tractor parts business, Tractor Supply now operates by supplying basic maintenance products to home, land, pet and animal owners. As of December 28, 2024, Tractor Supply operated 2,296 stores in 49 states, employing over 50,000 employees and generating $14.9 billion in sales for 2024. Tractor Supply is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 17.2 years as of the transaction Cut-off Date. The Tractor Supply anchoring the Ahoskie Commons property reported 2023 sales of $3,757,815 ($174.54 sales/PSF, 2.3% occupancy cost).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Dollar Tree (149,539 SF, 4.4% of NRA; 5.4% of UW rent). Comprised of two brands, Dollar Tree and Family Dollar, Dollar Tree, Inc. is ranked 137 on the Fortune 500 list. Dollar Tree is a leading operator of discount variety stores that has served North America for more than thirty years. Dollar Tree is headquartered in Chesapeake, Virginia and operates more than 15,500 stores across the 48 contiguous states and five Canadian provinces, supported by a coast-to-coast logistics network and more than 193,000 associates. Dollar Tree is located at 12 Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 16.3 years.

The following table presents certain information relating to the tenancy for the Coastal Equities Portfolio:

Tenant Summary(1)
Tenant Name	Number of Locations	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Ollie’s	6	NR/NR/NR	195,341	5.7%	$1,078,281	4.7%	$5.52
Tractor Supply	6	NR/Baa1/BBB	164,513	4.8%	$773,754	3.4%	$4.70
Dollar Tree	12	NR/Baa2/BBB	149,539	4.4%	$1,244,173	5.4%	$8.32
The Home Depot	1	A/A2/A	139,056	4.1%	$1,317,595	5.7%	$9.48
Food Lion	3	NR/Baa1/BBB+	100,826	2.9%	$498,352	2.2%	$4.94
Harbor Freight Tools	5	NR/B1/BB-	88,916	2.6%	$659,026	2.9%	$7.41
Goodwill	5	NR/NR/NR	88,324	2.6%	$678,344	3.0%	$7.68
Roses	2	NR/NR/NR	88,200	2.6%	$227,000	1.0%	$2.57
Citi Trends	6	NR/NR/NR	69,634	2.0%	$472,120	2.1%	$6.78
Habitat For Humanity	1	NR/NR/NR	61,532	1.8%	$318,120	1.4%	$5.17
Subtotal/Wtd. Avg.			1,145,881	33.5%	$7,266,765	31.7%	$6.34

Other Tenants			1,887,393	55.1%	15,677,813	68.3%	$8.31
Occupied Collateral Total/Wtd. Avg.			3,033,274	88.6%	$22,944,578	100.0%	$7.56
Vacant Space			391,300	11.4%
Total			3,424,574	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule for the Coastal Equities Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	48	168,660	4.9%	4.9%	$1,343,850	5.9%	5.9%	$7.97
2026	71	451,917	13.2%	18.1%	$3,191,839	13.9%	19.8%	$7.06
2027	65	497,650	14.5%	32.7%	$3,515,307	15.3%	35.1%	$7.06
2028	54	540,100	15.8%	48.4%	$4,638,222	20.2%	55.3%	$8.59
2029	62	449,485	13.1%	61.5%	$3,456,048	15.1%	70.4%	$7.69
2030	35	235,855	6.9%	68.4%	$1,954,380	8.5%	78.9%	$8.29
2031	22	344,357	10.1%	78.5%	$2,022,040	8.8%	87.7%	$5.87
2032	11	141,838	4.1%	82.6%	$1,036,139	4.5%	92.2%	$7.31
2033	8	55,675	1.6%	84.3%	$551,870	2.4%	94.6%	$9.91
2034	7	105,649	3.1%	87.3%	$829,804	3.6%	98.2%	$7.85
2035	1	10,080	0.3%	87.6%	$60,000	0.3%	98.5%	$5.95
2036 & Thereafter	4	32,008	0.9%	88.6%	$345,080	1.5%	100.0%	$10.78
Vacant	NAP	391,300	11.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	388	3,424,574	100.0%		$22,944,578	100.0%		$7.56

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The Market. The Coastal Equities Portfolio Properties are located in submarkets with average vacancy rates ranging from 1.1% to 15.4%, with a weighted average of 5.7%. Market rent ranges from $4.71 to $13.21 per square feet, with a weighted average of $7.64 per square foot.

The following table presents certain market information relating to the Coastal Equities Portfolio:

Market Summary
Property Name	Location(1)	Market(1)	Submarket(1)	UW Rent PSF(2)	Market Rent Rate PSF(1)	Submarket Vacancy(1)
Ahoskie Commons	Ahoskie, NC	Hertford County	Hertford County	$5.39	$5.81	4.5%
Anniston Plaza	Anniston, AL	Anniston-Oxford	Anniston-Oxford	$5.29	$4.71	2.7%
Athens Town Center	Athens, AL	Huntsville	Athens	$6.64	$6.15	2.9%
Boulevard Plaza	Wilson, NC	Wilson County	Wilson County	$7.68	$6.77	3.5%
Centre Plaza	Clinton, TN	Knoxville	Anderson County	$8.00	$8.28	1.1%
Collins Plaza	Plant City, FL	Tampa	Eastern Outlying	$7.42	$8.05	2.2%
Cordele Corners	Cordele, GA	Cordele	NAP	$6.02	$5.47	NAP
Cummings Park Plaza	Burlington, NC	Burlington	Burlington	$4.92	$5.00	1.6%
Glenwood Shopping Plaza	Oneida, NY	Syracuse	Central/East Syracuse	$7.76	$7.80	12.8%
Henderson Marketplace	Henderson, NC	Vance/Granville	Vance/Granville	$10.97	$11.03	1.6%
Homosassa Square	Homosassa Springs, FL	Homosassa Springs/ Citrus County	Homosassa Springs/ Citrus County	$7.37	$7.63	2.9%
Hungarybrook Shopping Center	Henrico, VA	Richmond	Northwest	$10.95	$12.05	10.2%
Laurens Plaza	Laurens, SC	Greenville	Laurens County	$5.92	$5.24	3.6%
Market at Riverdale Bend	Memphis, TN	Memphis	Germantown	$5.82	$5.97	3.8%
Mattatuck Plaza	Waterbury, CT	New Haven	New Haven North	$10.56	$10.75	14.3%
Meeting Square	Jefferson City, TN	Morristown	Morristown	$7.09	$8.18	1.9%
Northeast Plaza	Greensboro, NC	Greensboro/ Winston-Salem	South Guilford	$9.93	$10.17	8.4%
Northland Plaza	Lima, OH	Lima	Lima	$5.43	$4.87	10.9%
Pelham Plaza	Jacksonville, AL	Anniston-Oxford	Anniston-Oxford	$6.88	$6.59	2.7%
Plank Plaza	Baton Rouge, LA	Baton Rouge	Greater Baton Rouge North	$5.37	$7.50	2.1%
Plaza North Shopping Center	Terre Haute, IN	Terre Haute	Terre Haute	$6.53	$6.63	3.2%
Rodney Village Shopping Center	Dover, DE	Dover	Dover	$7.73	$8.31	4.2%
Summer Commons	Memphis, TN	Memphis	Memphis	$10.06	$13.21	3.8%
The Home Depot	Detroit, MI	Detroit	Detroit/West Wayne	$9.48	$10.50	15.4%
Westown Square	Cleveland, OH	Cleveland	Fairview Park	$11.59	$9.54	6.8%
Wtd. Avg.				$7.56	$7.64	5.7%

(1)	Information is based on the appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.

Appraisals. The appraisal concluded to an “Hypothetical – As-If Funded” Portfolio value of $239,000,000 as of February 1, 2025, which (a) is inclusive of an approximately 3.2% portfolio premium over the aggregate “As Is” appraisal value of the individual mortgaged properties on a property-by-property basis (excluding (i) the Plaza North Shopping Center, which “Market Value As-Is (Includes Surplus Land Lots 3A, 5A, 5B)” value was utilized, and (ii) Anniston Plaza, for which the “Market Value As-Is - Including Surplus Land” value was utilized), and (b) assumes that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The related borrowers were required to reserve $2,000,000 at loan origination. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. In addition, the aggregate appraised value of the portfolio of the mortgaged properties was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%.

Environmental Matters. According to the Phase I environmental site assessments dated between November 21, 2024 and December 30, 2024, there was no evidence of any recognized environmental conditions at 22 Coastal Equities Portfolio Properties. The environmental site assessments for Westown Square (with respect to the former presence of a coal furnace manufacturing facility and potential related hazardous materials), Anniston Plaza (former presence of dry cleaners) and Rodney Village Shopping Center (current presence of dry cleaners) identified RECs, and in lieu of completing a phase II assessment, the borrower sponsor opted to purchase environmental insurance acceptable to the lender. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Coastal Equities Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	2024	TTM 5/31/2025	UW		UW PSF
Base Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$22,729,641		$6.64
Rent Steps	0	0	0	0	0	214,937		$0.06
Vacant Income	0	0	0	0	0	2,630,518		$0.77
Gross Potential Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$25,575,096		$7.47
Total Reimbursements	4,067,106	4,151,734	4,272,101	4,547,682	4,409,104	4,644,570		$1.36
Other Income	223,550	252,775	371,377	40,234	36,456	0		$0.00
Vacancy	0	0	0	0	0	(3,650,371)		($1.07)
Effective Gross Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$27,141,524	$26,569,295		$7.76

Real Estate Taxes	3,079,678	3,095,354	3,137,980	3,123,328	3,129,316	3,123,328		$0.91
Insurance	492,893	740,928	730,569	880,370	955,266	976,090		$0.29
Management Fee	975,999	997,875	1,046,176	1,084,968	1,074,954	797,079		$0.23
CAM Expense	3,119,994	3,360,891	3,288,365	3,095,721	3,266,852	2,872,281		$0.84
Total Expenses	$7,668,563	$8,195,047	$8,203,090	$8,184,386	$8,426,388	$7,768,777		$2.27

Net Operating Income	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$18,800,517		$5.49
Replacement Reserves	0	0	0	0	0	513,686		$0.15
TI/LC	0	0	0	0	0	1,369,830		$0.40
Cap Reserve(2)	0	0	0	0	0	(200,000)		($0.06)
Net Cash Flow	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$17,117,002		$5.00

Occupancy %(3)	93.7%	91.6%	93.4%	93.8%	88.6%(4)	87.9%	(5)
NOI DSCR	1.70x	1.72x	1.81x	1.85x	1.82x	1.83x
NCF DSCR	1.70x	1.72x	1.81x	1.85x	1.82x	1.66x
NOI Debt Yield	11.0%	11.1%	11.7%	11.9%	11.7%	11.8%
NCF Debt Yield	11.0%	11.1%	11.7%	11.9%	11.7%	10.7%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover reserve, to be utilized over the 10 year loan term. UW Cap Reserve represents a 10% credit against the upfront rollover reserve.
(3)	2024 Occupancy represents the occupancy as of March 25, 2024.
(4)	TTM 5/31/2025 occupancy is based on the underwritten rent roll dated April 1, 2025.
(5)	Represents the underwritten economic occupancy. Physical occupancy is 88.6% based on the underwritten rent roll dated April 1, 2025.

Escrows and Reserves.

Tax Escrows – At origination, the borrowers were required to make an upfront deposit of $700,000 into a tax escrow reserve, and are required to escrow monthly payments equal to 1/12 of the annual estimated real estate taxes (initially $270,000).

Insurance Escrows – So long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with evidence that there is a blanket policy in place, the borrowers are not required to make monthly insurance deposits; otherwise, the borrowers are required to escrow monthly payments equal to 1/12 of the annual estimated insurance premiums.

Replacement Reserve – The borrowers are required to deposit monthly replacement reserves of $43,115 ($0.15 PSF per annum), subject to a cap of $1,034,765.

Rollover Reserves – At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, and upon the balance in the rollover escrow reserve being equal to or less than $500,000, the borrowers are required to begin making monthly deposits of $114,974 ($0.40 PSF per annum), subject to a cap of $750,000.

Free Rent Reserve – At origination, the borrowers were required to make an upfront deposit of $298,281, representing the amount of remaining free rent which tenants are entitled to receive under the existing leases at the Coastal Equities Portfolio as of the origination date.

Existing TI/LC Reserve – At origination, the borrowers were required to make an upfront deposit of $1,565,213 into a reserve for outstanding tenant improvements and leasing commissions under existing leases at the properties in the Coastal Equities Portfolio as of the origination date.

Required Repairs Reserve – At origination, the borrowers were required to make an upfront deposit of $1,873,606 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties representing 105.0% of the estimated cost of completion for all properties with outstanding expenditures identified in excess of $50,000. In addition, after the origination date, the borrower made an additional deposit of $365,400 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Retail - Various	Loan #5	Cut-off Date Balance:	$55,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Lockbox and Cash Management. The Coastal Equities Portfolio Whole Loan documents require a springing lockbox with springing cash management. Within 60 days from the origination date, the borrowers are required to establish an initial lockbox account. Following the occurrence of a Lockbox Event (as defined below), each of the individual borrowers is required to establish an additional lockbox account in the names of each individual borrower, at which point all rents are required to be deposited into each such lockbox account within one business day following the receipt thereof. Following the occurrence of a Lockbox Event, if no Cash Sweep Period (as defined below) is continuing, the borrowers may direct the flow of funds from the lockbox account to an account of their selection. Following the occurrence of a Cash Sweep Period, the borrowers are required to establish a cash management account and all amounts on deposit in the lockbox accounts are required to be transferred into the cash management account on every business day. So long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred on each business day to the borrower’s operating account. During a Cash Sweep Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account once every business day and disbursed according to the Coastal Equities Portfolio Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Coastal Equities Portfolio Whole Loan.

“Lockbox Event” means the earlier to occur of (i) the initial occurrence of a Cash Sweep Period or (ii) the debt service coverage ratio being less than 1.20x.

“Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio of less than 1.15x as of the date of determination or (iv) failure to complete the required repairs by the timeframes set forth in the Coastal Equities Portfolio Whole Loan documents (subject to extension as provided therein). Such Cash Sweep Period expires (a) with respect to clause (i), upon the acceptance by the lender of a cure for such event of default, (b) with respect to clause (ii), upon the replacement of the manager with a qualified manager under a replacement management agreement within 60 days after commencement of such bankruptcy, (c) with respect to clause (iii), upon the achievement of a debt service coverage ratio equal or greater than 1.20x for two consecutive calendar quarters and (d) with respect to clause (iv), upon completion of the required repairs in accordance with the Coastal Equities Portfolio Whole Loan documents; provided, however, that, such Cash Sweep Period cure is subject to the following conditions (I) that no other event of default has occurred and is continuing, (II) a Cash Sweep Period cure resulting from an event of default or a bankruptcy action of a manager may occur no more than a total of six times, and (III) borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure. In no event will borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of a borrower.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Outparcel Releases. Other than during the period that is 60 days prior to and after a securitization, the applicable related individual borrower (each, an “Individual Borrower”) may obtain release of eight, primarily non-income producing, outparcels across six properties (in aggregate accounting for $2,185,000 of the total Appraised Value for the Coastal Equities Portfolio Properties) from the lien of the Coastal Equities Portfolio Whole Loan upon satisfaction of certain conditions set forth in the Coastal Equities Portfolio Whole Loan documents, including, without limitation: (a) 100% of net sales proceeds from the sale are deposited into the excess collateral reserve account, (b) the debt service coverage ratio for the remaining Coastal Equities Portfolio Properties is equal to or greater than the greater of (i) 1.55x and (ii) the debt service coverage ratio immediately preceding such release, (c) the applicable Individual Borrower conveys the outparcel to a person other than another Individual Borrower or the managing member any Individual Borrower and (d) the applicable Individual Borrower submits an officer’s certificate certifying that, as of loan origination and release of such outparcel, such outparcel was non-income producing (other than with respect to the outparcel for Anniston Plaza, for which the in-place tenant accounts for 0.1% of underwritten rent). See “Description of the Mortgage Pool—Releases; Partial Releases; Property Additions” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Hacienda Center
1605-1697 South Azusa Avenue
Hacienda Heights, CA 91745
El Monte
Baldwin Park
Covina
COVINA
BALDWIN PARK
Bassett
West Puente Valley
La Puente
Valinda
West Covina
Walnut Valley
LOS ANGELES COUNTY
Walnut
Avocado Heights
City of Industry
South San Jose Hills
Hacienda Heights
Marne
INDUSTRY
Diamond Bar
Rowland Heights
Whittier
South Whittier
La Habra
Brea
La Mirada
Fullerton
ORANGE COUNTY
PUENTE HILLS
Los Angeles 16 miles
METROLINK SAN BERNARDINO LINE
METROLINK RIVERSIDE LINE
METROLINK
San Bernardino Fwy
Pomona Fwy
San Gabriel River Fwy
San Gabriel River
Pomona Creek
Los Angeles St
Peck Rd
Ramona Blvd
Baldwin Park Blvd
Badillo St
W. Merced Ave
W. Pacific Ave
Vincent Ave
E. Puente Ave
E. Rowland St
Cameron Ave
E. Merced Ave
S. Azusa Ave
N. Azusa Ave
Valinda Ave
N. Orange Ave
Puente Ave
Valley Blvd
Amar Rd
Temple Ave
Gale Ave
Grand Ave
La Puente Rd
Lemon Ave
Halliburton Rd
Fullerton Rd
Pathfinder Rd
Colima Rd
Whittier Blvd
Lambert Rd
Leffingwell Rd
La Mirada Blvd
Santa Gertrudes Ave
Imperial Hwy
Beach Blvd
Idaho St
Euclid St
Harbor Blvd
Puente St
Whittier Blvd
La Habra Blvd
Park Plaza on Maine
Irwindale Square
Kindred Hospital San Gabriel Valley
Covina Square
Emanate Health Inter-Community Hospital
Eastland Center
Marketplace at The Lakes
Plaza West Covina
Queen of the Valley Hospital
Kaiser Permanente Medical Ctr.
Kindred Hospital
Five Points Plaza
Hong Kong Plaza
Cameron Park Community Center
La Puente Shopping Center
South Hills Country Club
Mount San Antonio College
Fortune Business Park
Pacific Place
Crossroads Business Park
Towers Industrial Park
Hacienda Plaza
Echelon Business Park
Heights at West Covina
Woodside Village Shopping Ctr.
Walnut Hills Plaza Shopping Center
Industry Hills Expo Center
Dwight D. Eisenhower Golf Course
Workman and Temple Family Homestead Museum
Macy's Distribution Center
Gale Square
Rose Hills Memorial Park
McDonald's Production Studio
Hacienda Village
Hacienda Professional Plaza
Puente Hills Mall
Bixby Hacienda Plaza
Puente Hills Town Center
Pacific Plaza
Royal Vista Golf Club
Fairway Plaza Shopping Center
Schabarum Regional County Park
Friendly Hills Country Club
Hacienda Golf Course
Whittwood Town Center
LaHabra Town Center
La Mirada Town Center
La Habra Marketplace
Westridge Golf Club
Biola University
605
10
60
39
57
72
90
Palmdale
Victorville
Apple Valley
Hesperia
Glendale
Pasadena
Glendora
Rancho Cucamonga
Upland
Rialto
SAN BERNARDINO
LOS ANGELES
West Covina
Ontario
Fontana
Pomona
Redlands
Chino
Chino Hills
RIVERSIDE
Downey
Fullerton
Yorba Linda
Corona
Moreno Valley
ANAHEIM
Orange
Carson
LONG BEACH
Garden Grove
SANTA ANA
Huntington Beach
Costa Mesa
Irvine
Newport Beach
Mission Viejo
Laguna Beach
San Clemente
Perris
Hemet
Menifee
Murrieta
Temecula
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Mortgage Loan No. 6 – Hacienda Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Hacienda Heights, CA 91745
Original Balance:	$45,000,000			General Property Type:	Retail
Cut-off Date Balance:	$45,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2025
Borrower Sponsors(1):	Various			Size:	122,726 SF
Guarantors(1):	Various			Cut-off Date Balance PSF:	$367
Mortgage Rate:	6.6000%			Maturity Balance PSF:	$367
Note Date:	9/4/2025			Property Manager:	Pacific Castle PM, Inc. (affiliated)
Maturity Date:	9/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,279,327
IO Period:	120 months			UW NCF	$4,130,829
Seasoning:	1 month			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.37x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,955,343 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,934,609 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$3,724,069 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.0% (6/1/2025)
RE Taxes:	$408,397	$58,342	NAP	2nd Most Recent Occupancy:	96.9% (12/31/2024)
Insurance:	$37,282	$9,321	NAP	3rd Most Recent Occupancy:	93.5% (12/31/2023)
Replacement Reserve:	$0	$2,148	$77,318	Appraised Value (as of):	$73,000,000 (6/6/2025)
TI/LC Reserve(3):	$256,355	$10,227	$368,178	Appraised Value per SF:	$595
				Cut-off Date LTV Ratio:	61.6%
				Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$29,939,695	66.5%
			Borrower Sponsor Equity:	$13,150,714	29.2%
			Closing Costs:	$1,207,557	2.7%
			Upfront Reserves:	$702,034	1.6%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	The Borrower Sponsors and Guarantors are Wayne Cheng, Abraham Kuo, Cheng Family Trust dated December 21, 2001 and Philip Kuo.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The Hacienda Center Mortgage Loan (as defined below) is structured with an upfront reserve of $256,355 to fund for outstanding leasing costs related to Phoholic.

The Mortgage Loan. The sixth largest mortgage loan (the “Hacienda Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $45,000,000 and secured by a first-priority fee mortgage encumbering a retail property located in Hacienda Heights, California (the “Hacienda Center Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Pacific Castle Colima I, LLC and Master K Investment I, LLC, each a single-purpose Delaware limited liability company with one independent director, as tenants-in-common. The borrower sponsors and the non-recourse carveout guarantors are Wayne Cheng, Abraham Kuo, Cheng Family Trust dated December 21, 2001 and Philip Kuo. Wayne Cheng is the owner and CEO of Pacific Castle, a real estate management company specializing in in the acquisition and management of shopping centers across the western United States. Since inception in 1993, Pacific Castle has acquired 34 projects totaling 2.4 million square feet and $1 billion of capitalization, with current holdings across California, Hawaii, Nevada and Utah. Philip Kuo and Abraham Kuo are managers of Master K Investment, LLC, a real estate investment company based in Torrance, California.

The Property. The Hacienda Center Property is a 122,726 SF, anchored retail center located in Hacienda Heights, California, approximately 21 miles east of downtown Los Angeles. The Hacienda Center Property was built in 1974 and renovated in 2025. The borrower sponsors acquired the Hacienda Center Property in 2004 for $39.3 million and have since invested an additional $10.8 million in capital improvements and renovations including building improvements, parking lot improvements, lighting/plumbing infrastructure, roof renovations and tenant improvements. Recent renovations include a full upgrade of the exterior facades. As of June 1, 2025, the Hacienda Center Property was 94.0% occupied by 29 tenants occupying spaces ranging in size from 900 to 30,500 SF. The tenancy consists of an anchor tenant and a diverse mix of in-line shops, pad banks and pad restaurants. There are no co-tenancies or termination options under any of the leases. Recent leasing has been strong with 37,341 SF (30.4% of NRA) of new or renewal leases executed since July 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Tawa Supermarket / 99 Ranch (“99 Ranch Market”) (30,500 SF, 24.9% of NRA, 9.7% of UW rent). Founded in 1984, 99 Ranch Market, operated by Tawa Supermarket, Inc., is an Asian supermarket chain that operates 65 locations across the United States. 99 Ranch Market originally commenced their lease in March 1998 for a ten-year lease term and has renewed four times. The most recent renewal was exercised in April 2023 for a five-year term until March 31, 2028. 99 Ranch Market has a go-dark option which must be exercised through a written notice furnished to the landlord. 99 Ranch Market’s in place rent of $13.80 PSF is 34% below the appraiser’s concluded market rent of $21.00 PSF. 99 Ranch Market reported sales PSF of $508, $514 and $511, respectively, for year 2022, 2023 and 2024. The 2024 gross occupancy cost is 4.2% as calculated using in-place gross rent and 2024 total sales. 99 Ranch Market has two remaining five-year renewal options and no termination options.

Bank of America (11,515 SF, 9.4% of NRA, 8.7% of UW rent). Founded in 1904, Bank of America is one of the largest financial institutions in the United States with over 213,000 employees, 3,700 branches and 15,000 ATMs operating nationwide. Bank of America originally commenced their lease in June 1976 for a thirty-year lease term and has renewed twice. The most recent renewal was exercised in July 2016 for a ten-year term until June 30, 2026. Bank of America has two remaining five-year renewal options and no termination options.

Wonde Harbor Restaurant (9,964 SF, 8.1% of NRA, 8.7% of UW rent). Wonde Harbor Restaurant is a Cantonese dining establishment, offering a variety of dim sum, barbecue and Hong Kong-style dishes. The restaurant has a large LED screen and karaoke systems, making it a popular venue for banquets and celebrations. Wonde Harbor Restaurant originally commenced their lease in June 2015 for a ten-year lease term and has renewed once. The most recent renewal was exercised in June 2025 for a five-year term until May 31, 2030. Wonde Harbor Restaurant has one remaining five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Hacienda Center Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Tawa Supermarket / 99 Ranch	NR/NR/NR	30,500	24.9%	$420,900	9.7%	$13.80	3/31/2028	No	2 x 5 Years
Bank of America	AA-/A1/A-	11,515	9.4%	$379,166	8.7%	$32.93	6/30/2026	No	2 x 5 Years
Wonde Harbor Restaurant	NR/NR/NR	9,964	8.1%	$380,673	8.7%	$38.20	5/31/2030	No	1 x 5 Years
Happy Valley Village	NR/NR/NR	6,515	5.3%	$248,612	5.7%	$38.16	6/30/2030	No	1 x 5 Years
California Bank & Trust	BBB+/Baa2/BBB+	6,000	4.9%	$243,000	5.6%	$40.50	4/30/2028	No	None
Subtotal/Wtd. Avg.		64,494	52.6%	$1,672,352	38.4%	$25.93

Other Tenants		50,879	41.5%	$2,685,044	61.6%	$52.77
Total/Wtd. Avg. Occupied Space		115,373	94.0%	$4,357,396	100.0%	$37.77

Vacant Space		7,353	6.0%
Total		122,726	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through June 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

The following table presents certain information with respect to the lease rollover at the Hacienda Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	12,910	10.5%	10.5%	$445,110	10.2%	10.2%	$34.48
2027	4	12,359	10.1%	20.6%	$545,948	12.5%	22.7%	$44.17
2028	5	41,900	34.1%	54.7%	$866,204	19.9%	42.6%	$20.67
2029	6	9,243	7.5%	62.3%	$547,035	12.6%	55.2%	$59.18
2030	8	27,548	22.4%	84.7%	$1,297,889	29.8%	85.0%	$47.11
2031	0	0	0.0%	84.7%	$0	0.0%	85.0%	$0.00
2032	0	0	0.0%	84.7%	$0	0.0%	85.0%	$0.00
2033	1	3,038	2.5%	87.2%	$154,938	3.6%	88.5%	$51.00
2034	2	4,542	3.7%	90.9%	$216,018	5.0%	93.5%	$47.56
2035	1	3,833	3.1%	94.0%	$284,255	6.5%	100.0%	$74.16
2036 & Thereafter	0	0	0.0%	94.0%	$0	0.0%	100.0%	$0.00
Vacant	0	7,353	6.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	29	122,726	100.0%		$4,357,396	100.0%		$37.77

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through June 2026.

The Market.

The Hacienda Center Property is located in Hacienda Heights, California, approximately 21 miles east of downtown Los Angeles, in the San Gabriel Valley region. The Hacienda Center Property is situated adjacent to State Route 60 and approximately 9.4 miles from Interstate 10. Puente Hills Town Center is located 0.5 miles away from the Hacienda Center Property with tenants such as Marshalls & HomeGoods, Jersey Mike’s Subs and AT&T. The Hacienda Center Property is also proximate to the City of Industry strip, an industrial hub with over 3,000 businesses such as Newegg, FedEx, Fashion Nova and others which employ a total of 68,000 people.

According to the appraisal, the Hacienda Center Property is located within the Eastern San Gabriel Valley retail submarket. As of the first quarter of 2025, the Eastern San Gabriel Valley retail submarket had an inventory of approximately 42.7 million SF of retail space with an occupancy rate of 94.6% and a monthly average asking rent of $24.94 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Hacienda Center Property was 10,884, 131,595 and 351,225, respectively, and the 2024 estimated median household income within the same radii was approximately $93,337, $96,599 and $102,594, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Hacienda Center Property:

Market Rent Summary(1)
	In Line Shop	In Line/End Cap	Pad In Line	In Line Restaurant	Pad Bank	Pad Restaurant	Grocery Anchor
Rentable Area	18,106	6,000	9,916	28,309	20,553	9,342	30,500
Market Rent (PSF per Year)	$48.00	$54.00	$54.00	$45.00	$42.00	$54.00	$21.00
Lease Term (Years)	5	5	5	5	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net
Rent Increase Projection (per Year)	Annual 3%	Annual 3%	Annual 3%	Annual 3%	Annual 3%	10% every 5 years	10% every 5 years
Tenant Improvements (New Tenant) (PSF)	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00	$15.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$5.00	$5.00	$5.00	$5.00	5.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

The following table presents recent leasing data at comparable retail properties with respect to the Hacienda Center Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Hacienda Center	1974/2025	122,726	Wonde Harbor Restaurant	9,964(2)	Jun-25(2)	60(2)	$38.20(2)
Bixby Hacienda Plaza Hacienda Heights, CA	1986	135,012	US Art Center	2,190	Apr-24	60	$42.00
Diamond Plaza Rowland Heights, CA	1993	33,932	DuoDuo Warehouse	9,419	Mar-24	60	$24.00
13401-13469 Telegraph Road Whittier, CA	1970/2006	163,399	O'Riley Auto Parts	3,000	Nov-23	120	$57.72
Fullerton Crossroads Fullerton, CA	1970/2010	218,872	Dunkin	1,700	Jun-24	180	$69.00
Santa Fe Trail Plaza El Monte, CA	2015	93,800	Cali Wings Inc	1,319	Jul-24	96	$67.80
1010 East Imperial Highway Brea, CA	1980	26,552	Starbucks Corporation	1,390	Apr-24	123	$64.00
3325 East Imperial Highway Brea, CA	2016	14,541	Julep Brea LLC	4,936	Oct-22	120	$54.00
Brea Imperial Center Brea, CA	1980/2021	28,415	Holy Ground, LLC	1,189	Jan-23	37	$49.80
Fullerton Metro Center Fullerton, CA	1965/2002	175,949	David's House of Diamonds	1,950	Apr-23	120	$51.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through June 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Hacienda Center Property of $73,000,000 as of June 6, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 23, 2025, there was no evidence of any recognized environmental conditions at the Hacienda Center Property. However, a controlled recognized environmental condition was identified in connection with a former dry cleaning tenant. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hacienda Center Property:

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW PSF
Gross Potential Rent	$3,608,058	$3,851,145	$4,044,707	$4,064,724	$4,776,020(1)	$38.92
Recovery Income	$1,133,470	$1,147,338	$1,274,849	$1,269,491	$1,364,933	$11.12
Other Income	($10,197)	$19,526	$7,515	$8,409	$8,409	$0.07
Vacancy and Concessions	$0	$0	$0	$0	($418,624)	($3.41)
Effective Gross Income	$4,731,331	$5,018,009	$5,327,071	$5,342,624	$5,730,738	$46.70

Taxes	$658,020	$674,049	$692,360	$698,098	$700,113	$5.70
Insurance	$39,665	$48,135	$60,449	$63,938	$111,847	$0.91
Other Operating Expenses	$544,588	$571,755	$639,653	$625,244	$639,451	$5.21
Total Operating Expenses	$1,242,272	$1,293,940	$1,392,462	$1,387,281	$1,451,411	$11.83

Net Operating Income	$3,489,059	$3,724,069	$3,934,609	$3,955,343	$4,279,327	$34.87
Capital Expenditures	$0	$0	$0	$0	$25,772	$0.21
TI/LC	$0	$0	$0	$0	$122,726	$1.00
Net Cash Flow	$3,489,059	$3,724,069	$3,934,609	$3,955,343	$4,130,829	$33.66

Occupancy %(2)	93.3%	93.5%	96.9%	95.7%	93.2%
NOI DSCR	1.16x	1.24x	1.31x	1.31x	1.42x
NCF DSCR	1.16x	1.24x	1.31x	1.31x	1.37x
NOI Debt Yield	7.8%	8.3%	8.7%	8.8%	9.5%
NCF Debt Yield	7.8%	8.3%	8.7%	8.8%	9.2%

(1)	Gross Potential Rent includes contractual rent steps taken through June 2026.
(2)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Hacienda Center Mortgage Loan documents require an upfront reserve of approximately $408,397 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $58,342 monthly.

Insurance Premiums – The Hacienda Center Mortgage Loan documents require an upfront reserve of approximately $37,282 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $9,321 monthly.

Replacements Reserve – The Hacienda Center Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $2,148 for replacement reserves, subject to a cap of $77,318.

TI/LC Reserve – The Hacienda Center Mortgage Loan documents require an upfront reserve of $256,355 to fund outstanding leasing costs related to Phoholic. Additionally, an ongoing monthly deposit in an amount equal to approximately $10,227 for future tenant improvements and leasing commissions is required, subject to a cap of $368,178.

Lockbox and Cash Management. The Hacienda Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period (as defined below), the borrowers are required to cause all rents to be transmitted directly by the tenants at the Hacienda Center Property into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within three business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Hacienda Center Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Retail - Anchored	Loan #6	Cut-off Date Balance:	$45,000,000
1605-1697 South Azusa Avenue	Hacienda Center	Cut-off Date LTV:	61.6%
Hacienda Heights, CA 91745		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter; or
(iv)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to a matter described in clause (i) above, the Hacienda Center Mortgage Loan and all other obligations under the Hacienda Center Mortgage Loan documents have been repaid in full or the stated maturity date has not occurred;
●	with respect to a matter described in clause (ii) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing;
●	with respect to a matter described in clause (iii) above, (a) upon the debt service coverage ratio being at least 1.20x for three consecutive months or (b) the borrowers post cash collateral, to be deposited into the cash collateral subaccount, or deliver a letter of credit pursuant to the requirements of the Hacienda Center Mortgage Loan documents, in each case in an amount sufficient to reduce the outstanding principal balance of the Hacienda Center Mortgage Loan such that the debt service coverage ratio would equal not less than 1.15x; or
●	with respect to a matter described in clause (iv) above, the Trigger Lease Sweep Period has ended.

A "Trigger Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the earlier of the date that is 18 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or the date a tenant under a Trigger Lease actually gives notice of its intention not to renew or extend;

(ii) the date required under a Trigger Lease by which the applicable tenant under the Trigger Lease is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) thereunder or the date that any tenant under a Trigger Lease gives written notice of its intention not to renew or extend its lease;

(iii) the date any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof);

(iv) the date any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., "goes dark") or gives written notice that it intends to do the same;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or

(vi) the occurrence of an insolvency proceeding by a tenant under a Trigger Lease.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the date on which the lender has collected an amount equal to $35.00 per square foot (the “Trigger Lease Sweep Cap”) in the special rollover reserve subaccount for each Trigger Lease that gave rise to the subject Trigger Lease Sweep Period, in order to cover the anticipated tenant improvement costs and leasing commissions and down-time or free rent periods in connection with re-tenanting the space(s) or (y) any of the following events:

●	with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrowers that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with respect to a matter described in clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of three consecutive months following such cure; or
●	with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Additionally, the borrowers may at their option in order to terminate a Trigger Lease Sweep Period, post cash collateral or deliver a letter of credit in an amount equal to the Trigger Lease Sweep Cap.

A “Trigger Lease” means the Tawa Supermarket lease and any other lease which covers 25,000 or more rentable square feet at the Hacienda Center Property.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Hacienda Center Property and business interruption insurance for at least 18 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

Marriott Greensboro Downtown
304 North Greene Street
Greensboro, NC 27401
GREENSBORO
New Irving Park
Buffalo Lake
Latham Park
White Oak
East White Oak
Friendly Homes
Warnersville
GUILFORD COUNTY
Hampton Community
Clinton Heights
Glenwood
Oakgrove
DOWNTOWN GREENSBORO
Greensboro CC
Gillespie GC
The Moses H. Cone Memorial Hospital
Wesley Long Hospital
Kindred Hospital Greensboro
Piedmont Triad Int'l Airport 11 miles
Durham 54 miles
Shops at Friendly Center
Westover Gallery of Shops
Golden Gate Shopping Center
Ohenry Shopping Center
Proximity Manufacturing Company
NE Summit Shopping Center
Northeast Shopping Center
Summit Shopping Center
Truist Stadium
NC A&T University
Corbett Sports Ctr.
Harrison Auditorium
Greensboro History Museum
Greensboro Children's Museum
Bennett College
Greensboro College
University of North Carolina - Greensboro
UNCG Soccer Stadium
UNCG Baseball Stadium
UNCG Auditorium
GREENSBORO AMTRAK
Greensboro Coliseum
Silo Entertainment Event Center
The Nussbaum Center for Entrepreneurship
Alamance Square
AMTRAK
E. Cone Blvd
16th St
W. Cornwallis Dr
Phillips Ave
E. Bessemer Ave
Sullivan St
Battleground Ave
Fisher Ave
W. Smith St
Summit Ave
Lindsey St
W. Friendly Ave
W. Market St
E. Market St
McGee St
Gorrell St
E. Gate City Blvd
W. Gate City Blvd
Walker Ave
Spring Garden St
Florida St
E. Florida St
Terrell St
N. Church St
N. Elm St
Yanceyville St
Summit Ave
N. O. Henry Blvd
S. O. Henry Blvd
English St
Josephine Boyd St
Spring St
Edgeworth St
Murrow Blvd
Dudley St
Bennett St
S. Benbow Rd
Willow Rd
M.L.K. Jr. Dr
Elm St
Eugene St
Elm Eugene St
Freeman Mill Rd
Randleman Rd
Glenwood Ave
Aycock St
Coliseum Blvd
220
70
29
6
40
VIRGINIA
NORTH CAROLINA
SOUTH CAROLINA
TENN
GA
Roanoke
Blacksburg
Martinsville
Danville
Winston-Salem
Greensboro
High Point
Durham
Chapel Hill
Cary
RALEIGH
Asheville
Hickory
Mooresville
Concord
CHARLOTTE
Gastonia
Sanford
Pinehurst
Fayetteville
Spartanburg
Rock Hill
Greenville
Monroe
Rockingham
Laurinburg
Columbia
Florence
Sumter
Conway
Myrtle Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Mortgage Loan No. 7 – Marriott Greensboro Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/Baa3/NR			Location:	Greensboro, NC 27401
Original Balance:	$42,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$41,850,141			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1983/2020
Borrower Sponsors(1):	Various			Size:	285 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$146,843
Mortgage Rate:	6.6420%			Maturity Date Balance Per Room:	$116,925
Note Date:	7/9/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	7/11/2035				(borrower-related)
Term to Maturity:	120 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$7,619,559
Seasoning:	3 months			UW NCF:	$6,909,327
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield:	18.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	16.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	22.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.00x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,599,129 (5/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$7,403,523 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,320,328 (12/31/2023)
RE Taxes:	$437,898	$39,809	NAP	Most Recent Occupancy:	66.3% (5/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	66.1% (12/31/2024)
FF&E Reserve:	$0	$59,186	NAP	3rd Most Recent Occupancy:	66.4% (12/31/2023)
Seasonality Reserve:	$470,000	Springing	$470,000	Appraised Value (as of):	$83,300,000 (5/21/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$292,281
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.2%
				Maturity Date LTV Ratio:	40.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,000,000	100.0%	Recapitalization(3):	$40,952,695	97.5%
			Upfront Reserves:	$910,398	2.2%
			Closing Costs:	$136,907	0.3%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The borrower sponsors’ recapitalization was done to refinance proceeds from the previous loan that was repaid in December 2024.

The Mortgage Loan. The seventh largest mortgage loan (the “Marriott Greensboro Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $42,000,000 and secured by the fee interest in a 285-room full-service hotel located in Greensboro, NC (the “Marriott Greensboro Downtown Property”).

The Borrower and the Borrower Sponsors. The borrower is Columbia Properties Greensboro, Ltd., a single-purpose, Kentucky limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Greensboro Downtown Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 46 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Marriott Greensboro Downtown Mortgage Loan documents require that the guarantor maintain a minimum net worth and liquidity of $42.0 million and $4.2 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

The Property. The Marriott Greensboro Downtown Property is a twelve-story, 285-room, full-service hotel located approximately 11.1 miles from Piedmont Triad International Airport (PTI) in Greensboro, North Carolina. Situated on an approximately 2.96-acre site, the Marriott Greensboro Downtown Property was built in 1983, renovated in 2020 and is operated under the Marriott flag with a franchise agreement expiring in November 2040. Since its acquisition of the Marriott Greensboro Downtown Property in 2000, the sponsors have invested an additional approximately $25.2 million (approximately $89 thousand per key) in renovations, including a full-scale approximately $13.4 million PIP in 2018-2020 to redesign the hotel, which included increasing the total number of rooms from 280 to 285, and extended the franchise agreement another 20 years through 2040. Amenities at the Marriott Greensboro Downtown Property include a concierge lounge, fitness center, business center, restaurant and bar, M club lounge, dry cleaning service, a sundries shop, vending and ice machines, and approximately 20,073 SF of meeting space. The Marriott Greensboro Downtown Property guestroom configuration consists of 148 king rooms, 130 double queen rooms, and seven suites.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Greensboro Downtown Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Greensboro Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	59.5%	$168.02	$100.05	66.4%	$188.48	$125.22	111.6%	112.2%	125.2%
12/31/2024	64.0%	$164.01	$104.92	66.1%	$191.33	$126.52	103.4%	116.7%	120.6%
5/31/2025 TTM(3)	64.6%	$162.99	$105.23	66.3%	$191.94	$127.32	102.7%	117.8%	121.0%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Embassy Suites by Hilton Greensboro Airport, Holiday Inn Greensboro Coliseum, DoubleTree by Hilton Hotel Greensboro, O.Henry Hotel, Marriott Greensboro High Point Airport, and Proximity Hotel.
(3)	The information for the Marriott Greensboro Downtown Property is obtained from the underwriting.

The Market. The Marriott Greensboro Downtown Property is located in Greensboro, North Carolina, approximately 11.1 miles from Piedmont Triad International Airport (“PTI”). PTI is a part of an approximately 4,000-acre campus that is home to over 50 companies and employs over 8,600 people. The Marriott Greensboro Downtown Property is also proximate to numerous leisure demand generators throughout the Greensboro area including major retail, markets, theaters, museums, golf courses and several higher education institutions. According to the appraisal, the Marriott Greensboro Downtown Property’s 2024 demand segmentation was 25% commercial and 45% group and 30% leisure.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Greensboro Downtown Property is 20,333, 97,037 and 201,519 respectively, and the average household income for the same radii is $70,179, $66,145 and $70,599 respectively.

According to a third-party report, the Marriott Greensboro Downtown Property is in the Greensboro submarket, which is within the Greensboro/Winston Salem - NC USA market. According to a third-party report, the Greensboro submarket is comprised of 86 hotel properties and 10,272 rooms in total. As of May 2025, the Greensboro submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 61.3%, $118.12 and $72.45, respectively.

The following table presents competitive properties to the Marriott Greensboro Downtown Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure
Marriott Greensboro Downtown	1983	285	25%	45%	30%
Embassy Suites by Hilton Greensboro Airport	1989	219	40%	20%	40%
Holiday Inn Greensboro Coliseum	1986	161	35%	15%	50%
DoubleTree by Hilton Hotel Greensboro	1972	175	35%	15%	50%
O.Henry Hotel	1998	130	30%	25%	45%
Marriott Greensboro High Point Airport	1983	298	40%	20%	40%
Proximity Hotel	2007	147	35%	25%	40%
Subtotal/Wtd. Avg.		1,415	34%	25%	41%

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Greensboro Downtown Property of $83,300,000 as of May 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at the Marriott Greensboro Downtown Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Greensboro Downtown Property:

Cash Flow Analysis(1)
	2022	2023	2024	May 2025 TTM	UW	UW per Room
Occupancy	62.0%	66.4%	66.1%	66.3%	66.3%
ADR	$182.49	$188.49	$190.86	$191.94	$191.94
RevPAR	$113.22	$125.24	$126.20	$127.32	$127.32

Rooms Revenue	$11,777,753	$13,027,589	$13,164,219	$13,244,693	$13,244,693	$46,473
Food & Beverage Revenue(2)	$3,082,549	$3,820,571	$3,213,255	$3,289,200	$3,289,200	$11,541
Parking Revenue	$739,163	$893,236	$892,321	$1,068,701	$1,068,701	$3,750
Other Income	$161,035	$117,570	$157,395	$153,210	$153,210	$538
Total Revenue	$15,760,500	$17,858,966	$17,427,190	$17,755,804	$17,755,804	$62,301

Room Expense	$2,513,034	$3,019,659	$2,987,987	$3,019,241	$3,019,241	$10,594
Food & Beverage Expense	$1,444,268	$1,657,731	$1,636,366	$1,743,574	$1,743,574	$6,118
Other Department Expense	$32,562	$44,657	$59,487	$47,910	$47,910	$168
Total Department Expenses	$3,989,865	$4,722,047	$4,683,840	$4,810,725	$4,810,725	$16,880
Gross Operating Income	$11,770,636	$13,136,919	$12,743,350	$12,945,079	$12,945,079	$45,421

Total Undistributed Expenses	$3,825,376	$4,145,871	$4,635,174	$4,646,122	$4,665,649	$16,371
Gross Operating Profit	$7,945,260	$8,991,048	$8,108,176	$8,298,957	$8,279,430	$29,051

Property Taxes	$493,388	$503,330	$496,931	$492,415	$501,950	$1,761
Insurance	$126,518	$167,389	$207,722	$207,413	$157,921	$554
Total Operating Expenses	$8,435,147	$9,538,637	$10,023,667	$10,156,675	$10,136,245	$35,566

Net Operating Income(2)	$7,325,354	$8,320,328	$7,403,523	$7,599,129	$7,619,559	$26,735
FF&E	$0	$0	$0	$0	$710,232	$2,492
Net Cash Flow	$7,325,354	$8,320,328	$7,403,523	$7,599,129	$6,909,327	$24,243

NOI DSCR	2.12x	2.41x	2.15x	2.20x	2.21x
NCF DSCR	2.12x	2.41x	2.15x	2.20x	2.00x
NOI Debt Yield	17.5%	19.9%	17.7%	18.2%	18.2%
NCF Debt Yield	17.5%	19.9%	17.7%	18.2%	16.5%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Greensboro Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The decrease in Net Operating Income from 2023 to 2024 was primarily due to an approximately $607,316 decrease in Food & Beverage Revenue.

Escrows and Reserves.

Tax Escrows – The Marriott Greensboro Downtown Mortgage Loan documents require an upfront deposit of $437,898 and ongoing monthly deposits of $39,809 for real estate taxes.

Insurance Escrows – The Marriott Greensboro Downtown Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Marriott Greensboro Downtown Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $59,186.

Seasonality Reserve –The Marriott Greensboro Downtown Mortgage Loan documents require an upfront deposit of $470,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in January, to the extent that there is insufficient cash flow from the Marriott Greensboro Downtown Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Greensboro Downtown Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$41,850,141
304 North Greene Street	Marriott Greensboro Downtown	Cut-off Date LTV:	50.2%
Greensboro, NC 27401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	18.2%

On each monthly payment date occurring in October and November, the borrower is required to deposit with the lender an amount equal to 1/2 of the Seasonality Reserve Required Annual Balance, initially $235,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

Replacement Comfort Letter Reserve – The Marriott Greensboro Downtown Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Greensboro Downtown Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Greensboro Downtown Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Greensboro Downtown Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Greensboro Downtown Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Greensboro Downtown Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Greensboro Downtown Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Greensboro Downtown Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Greensboro Downtown Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Greensboro Downtown Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than a 12-months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Dallas-Ft. Worth Intl. Airport 23 miles
NTT Data
Wooded Creek
Village at Collin Creek
DART
Plano Pkwy
PLANO
Pres. George Bush Tpke
190
E. Renner Rd
Qorvo
Texas Instruments Richardson Fab
Bush Tpke
Raytheon
Cisco
Methodist Richardson Medical Ctr.
Collins Aerospace
Renner Rd
CityLine
Renner Rd
5
COLLIN COUNTY
Breckinridge Blvd
Breckinridge Park
Floyd Rd
Canyon Creek Country Club
Custer Pkwy
BlueCross BlueShield of Texas
Fujitsu Network Communications
Commscope
University of Texas-Dallas
Verveba Telecom
Sherrill Park Golf Course
Spring Park
Lookout Dr
N. Star Rd
Firewheel
Charles W. Eisemann Center
75
CVS Health Corp. Office
Richardson Plaza
GEICO Corp. Office
Shiloh Springs
One Eleven Ranch Park
Campbell Rd
AT&T Corp. Office
Campbell Rd
Greenville Ave
Methodist Hospital Campus for Continuing Care
Richardson
Jupiter Rd
Firewheel Golf Course
Yahoo!
Collins Blvd
Pres. George Bush Tpke
Camelot Shopping Center
Ericsson Lab
Arapaho Center
Arapaho Rd
Callejo Rd
Shiloh Rd
Holford Rd
Central Expwy
Arapaho Central Park
1
Garland Ave
Curtis Culwell Ctr.
Firewheel Town Center
Richardson Terrace Shopping Ctr.
DART RED/ORANGE LINES
DALLAS COUNTY
Winters Park
Floyd Rd
Richardson Heights Village
DFW Chinatown
Glenville Dr
Plano Rd
Cali Saigon Mall
Garland
Coomer Creek
Belt Line Rd
Downtown Dallas 12 miles
Richland Village
Richardson Square
Northstar Crossing
Country Brook Village Shopping Ctr.
Grove Rd
Jupiter Rd
Oakridge Country Club
Shiloh Rd
Spring Valley
75
78

Arapaho and Crystal Pointe Flex Portfolio

1 Arapaho Business Park	Richardson, TX
2 Crystal Pointe Centre	Deerfield Beach, FL

Loxahatchee Rd.
7
441
SW 18th St.
PALM BEACH COUNTY
95
West Palm Beach 30 miles
1
A1A
Boca Raton
Parkland Golf & CC
BROWARD COUNTY
Deer Creek Plaza
Hillsboro Blvd.
DEERFIELD BEACH
811
810
Parkland
Holmberg Rd.
810
Deerfield Mall
Lyons Rd.
810
Deerfield Beach
869
Sawgrass Expwy
869
SW 10th St.
Sawgrass Promenade
Brightline Rail
817
Coconut Creek Plaza
Coconut Creek
Florida's Tpke.
Wiles Rd.
2
Hillsboro Beach
Brookside Square
Wiles Rd.
Promenade at Coconut Creek
Broward Health North
Pine Ridge Square
Seminole Casino Coconut Creek
845
Crystal Plaza
A1A
Federal Hwy.
Coral Springs Dr.
N. University Dr.
834
W. Sample Rd.
834
Pompano Beach
834
Venetian Isle Shopping Ctr.
Peppertree Plaza
Festival Marketplace
Carolina Club GC
HCA Florida Northwest Hospital
Tradewinds Park South
95
811
1
Lighthouse Point
Town Shops of Margate
Tri Rail
Powerline Rd.
Royal Palm Blvd.
Pompano Citi Centre
Atlantic Ocean
Coral Springs
7
Pompano Beach Airpark
Coral Square
441
Broward Coll. North Campus
Margate
814
Pompano Beach Amphitheater
Pompano Beach
Atlantic Blvd.
Lakewood Mall
Fern Forest Nature Center
814
Palm Aire Plaza
814
Harrah's Pompano Beach
95
Tamarac
Palm Aire CC
North Lauderdale
7
845
817
1
A1A
W. McNab Rd.
441
NW 69th St.
Cypress Creek Station
811
FORT LAUDERDALE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Mortgage Loan No. 8 – Arapaho and Crystal Pointe Flex Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(4):	Various, Various
Original Balance:	$41,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$41,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose(1):	Acquisition/Refinance/ Recapitalization			Year Built/Renovated(4):	Various / Various
Borrower Sponsors(2):	Various			Size:	509,914 SF
Guarantor:	Nancy Dondero, as Family Trustee of the Dugaboy Investment Trust dated November 15, 2010			Cut-off Date Balance PSF:	$80
Mortgage Rate:	5.7080%			Maturity Balance PSF:	$80
Note Date:	9/4/2025			Property Manager:	WMG Small Bay Management, LLC (affiliated)
Maturity Date:	9/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,790,376
IO Period:	120 months			UW NCF	$4,444,419
Seasoning:	1 month			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	10.8%
Lockbox/Cash Mgmt Status:	Hard (Master Lessee); Soft (Other)/Springing			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.87x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,841,939 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,323,166 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$4,174,063 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.0% (9/1/2025)
RE Taxes:	$836,561	$92,951	NAP	2nd Most Recent Occupancy:	90.5% (12/31/2024)
Insurance:	$522,789	$40,215	NAP	3rd Most Recent Occupancy:	92.5% (12/31/2023)
Immediate Repairs:	$408,281	$0	NAP	Appraised Value (as of)(5):	$70,200,000 (Various)
Replacement Reserve:	$200,000	Springing	$200,000	Appraised Value per SF:	$138
TI/LC Reserve:	$4,500,000	Springing	$4,000,000	Cut-off Date LTV Ratio:	58.4%
				Maturity Date LTV Ratio:	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$41,000,000	59.7%	Purchase Price(1):	$41,700,000	60.7%
Borrower Sponsors Equity(1):	$27,731,985	40.3%	Payoff(1):	$11,971,643	17.4%
			Closing Costs:	$8,592,711	12.5%
			Upfront Reserves:	$6,467,631	9.4%
Total Sources:	$68,731,985	100.0%	Total Uses:	$68,731,985	100.0%

(1)	The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan (as defined below) was used to facilitate the acquisition of the Arapaho Business Park Property (as defined below) and the recapitalization of the Crystal Pointe Centre Property (as defined below). At loan origination, the Arapaho and Crystal Pointe Flex Portfolio Properties (as defined below) were each transferred to a separate Delaware Statutory Trust (“DST”) entity at a combined valuation of $71.7 million. Post transfer, including reserves and closing costs, the equity contribution from DST investors will be approximately $45.5 million.
(2)	The borrower sponsors are NexPoint Advisors, L.P., NexPoint Asset Management, L.P., The Ohio State Life Insurance Company and Basis Industrial Acquisitions, LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	See “The Properties” below for more information.
(5)	The appraisal concluded to an “as-is” value for the Arapaho Business Park Property of $43,200,000 as of April 1, 2025 and an “as-is” value for the Crystal Pointe Centre Property of $27,000,000 as of April 3, 2025, resulting in an aggregate “as-is” value of $70,200,000 for the Arapaho and Crystal Pointe Flex Portfolio Properties.

The Mortgage Loan. The eighth largest mortgage loan (the “Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $41,000,000 and secured by a first-priority fee mortgage encumbering a portfolio of two industrial flex properties comprising 509,914 SF located in Texas and Florida (the “Arapaho and Crystal Pointe Flex Portfolio Properties”).

The Borrowers and the Borrower Sponsors.

The borrowers are Small Bay III Arapaho DST and Small Bay III Deerfield DST, each a DST with a signatory trustee that has one independent manager that satisfies the requirements of an independent director. Each of Small Bay III Arapaho DST with respect to the Arapaho Business Park Property and Small Bay III Deerfield DST with respect to the Crystal Pointe Centre Property have master leased the Arapaho and Crystal Pointe Flex Portfolio Properties to a master tenant affiliated with the guarantor. Pursuant to a tenant landlord subordination and assignment agreement under each master lease (each a “Tenant Subordination and Assignment Agreement”), the related master tenant’s interest in all tenant rents was assigned to the related borrower and the related borrower then assigned its interest in all tenant rents to the lender pursuant to the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents. Pursuant to the Tenant Subordination and Assignment Agreement, the master leases are subordinate to the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan and, upon an event of default under the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents, the lender has the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

right to cause the termination of the related master leases. Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the prospectus.

The borrower sponsors are NexPoint Advisors, L.P. (“NexPoint”), NexPoint Asset Management, L.P., The Ohio State Life Insurance Company and Basis Industrial Acquisitions, LLC (“Basis Industrial”). The non-recourse carveout guarantor is Nancy Dondero, as Family Trustee of the Dugaboy Investment Trust dated November 15, 2010. NexPoint is a real estate investment company that invests in assets across various property types including industrial, multifamily, single-family rental, office, retail, hospitality and self-storage with approximately $15.5 billion in real estate assets under management. Basis Industrial is a real estate investment and development company that focuses on multi-tenanted industrial properties and self-storage properties.

Highland Capital Management, LP (“Highland”), an entity that is affiliated with the borrower sponsors and is a majority owned affiliate of the guarantor, filed for bankruptcy protection in 2019. The Highland Trustee has sought to recover more than $60,000,000 from the guarantor and affiliated entities in connection with litigation relating to a series of simple demand notes and term notes made between certain defendants and Highland. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

The Properties. The Arapaho and Crystal Pointe Flex Portfolio Properties are comprised of two industrial flex properties located in Texas (“Arapaho Business Park Property”) and Florida (“Crystal Pointe Centre Property”). The Arapaho and Crystal Pointe Flex Portfolio Properties total 509,914 SF of net rentable area.

Arapaho Business Park Property. The Arapaho Business Park Property consists of 19 buildings with a combined 407,669 SF of rentable area constructed between 1976 and 1980 situated on a 31.53-acre site located in Richardson, Texas, approximately 17 miles north of Dallas. The Arapaho Business Park Property features 34 drive-in doors and clear heights ranging from 10 to 16 feet. The Arapaho Business Park Property also has 1,552 parking spaces resulting in a parking ratio of 3.8 spaces per 1,000 square feet of net rentable area. The borrower sponsors purchased the Arapaho Business Park Property in May 2025 in an all-cash transaction and transferred it into the DST portfolio at a purchase price of $41.7 million.

As of September 1, 2025, the Arapaho Business Park Property was 92.0% occupied by 119 unique tenants. Tenant suites are made up of 92,063 SF of traditional office space (22.6% of net rentable area at the Arapaho Business Park Property) and 315,606 SF of industrial/flex space (77.4% of net rentable area at the Arapaho Business Park Property) and range in size from 450 SF to 40,120 SF. The average suite size is 2,871 SF. The average occupancy for the Arapaho Business Park Property from March 2023 through February 2025 was 91.1%.

Crystal Pointe Centre Property. The Crystal Pointe Centre Property consists of 7 buildings with a combined 102,245 SF of net rentable area constructed in 1988 and 2018 situated on an 8.24-acre site located in Deerfield Beach, Florida, approximately 8 miles south of Boca Raton. The Crystal Pointe Centre Property features 43% office space, 22-foot to 24-foot clear heights and 42 drive-in doors. The Crystal Pointe Centre Property also has 368 parking spaces resulting in a parking ratio of 3.6 spaces per 1,000 SF of net rentable area. The borrower sponsors purchased the Crystal Pointe Centre Property in March 2023 for approximately $22 million. The borrower sponsors are recapitalizing the Crystal Pointe Centre Property and contributing it to the DST portfolio at a $30.0 million valuation.

As of September 1, 2025, the Crystal Pointe Centre Property was 92.0% occupied by 33 unique tenants. Tenant suites are comprised entirely of industrial/flex space and range in size from 450 SF to 12,297 SF. The average suite size is 2,378 SF. The average occupancy for the Crystal Pointe Centre Property from January 2023 through February 2025 was 93.8%.

The following table presents a summary of the Arapaho and Crystal Pointe Flex Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Total SF(2)	Occ.(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value(1)
Arapaho Business Park	Richardson, TX	1976-1980 / NAP	407,669	92.0%	$27,360,000	66.7%	$3,296,034	68.8%	$43,200,000
Crystal Pointe Centre	Deerfield Beach, FL	1988, 2018 / 2006	102,245	92.0%	$13,640,000	33.3%	$1,494,342	31.2%	$27,000,000
Total/ Wtd. Avg			509,914	92.0%	$41,000,000	100.0%	$4,790,376	100.0%	$70,200,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated September 1, 2025.

Major Tenants.

VLSIP Technologies, Inc. (40,120 SF, 7.9% of NRA, 9.5% of UW rent). VLSIP Technologies, Inc. (“VLSIP”) is an electronics supplier that specializes in designing, manufacturing and testing electronic modules for various industrial, commercial and military customers. VLSIP is headquartered at the Arapaho Business Park Property and has been in occupancy since November 1993. Since signing its original lease, VLSIP has renewed ten times, with the latest renewal in April 2023 for a term of three years. VLSIP has no renewal or termination options remaining.

Universal Thrive Technologies, LLC (24,000 SF, 4.7% of NRA, 6.0% of UW rent). Universal Thrive Technologies, LLC (“Thrive”) specializes in providing security solutions and video monitoring services. Thrive has been in occupancy at the Arapaho Business Park Property since December 2012 and renewed its lease in June 2019 for a term of seven years. Thrive has one, seven-year renewal option remaining and no termination options.

Eurowerks Automotive Inc. (21,310 SF, 4.2% of NRA, 6.5% of UW rent). Eurowerks Automotive Inc. (“Eurowerks”) is an automotive repair and collision shop servicing the greater Pompano Beach and Deerfield Beach area. Eurowerks has been in occupancy at the Crystal Pointe Centre Property since April 2010. Since signing its initial lease, Eurowerks has renewed and expanded its premises multiple times, with the most recent expansion in March 2025 for an additional 7,500 SF. Eurowerks has 2,200 SF of leased space expiring in March 2026, 8,610 SF of leased space expiring in January 2028, 3,000 SF of leased space expiring in March 2029 and 7,500 SF of leased space expiring in March 2030. Eurowerks has no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the tenancy at the Arapaho and Crystal Pointe Flex Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
VLSIP Technologies, Inc.	NR/NR/NR	40,120	7.9%	613,435	9.5%	$15.29	3/31/2026	No	None
Universal Thrive Technologies, LLC	NR/NR/NR	24,000	4.7%	384,000	6.0%	$16.00	5/31/2026	No	1 x 7 Years
Eurowerks	NR/NR/NR	21,310	4.2%	421,608	6.5%	$19.78	3/31/2030(2)	No	None
Phase Dynamics, Inc.	NR/NR/NR	16,130	3.2%	142,462	2.2%	$8.83	9/30/2026	No	None
VHQ Texas LLC	NR/NR/NR	15,041	2.9%	131,609	2.0%	$8.75	9/30/2026	No	2 x 2 Years
Subtotal/Wtd. Avg.		116,601	22.9%	$1,693,114	26.3%	$14.52
Other Tenants		352,444	69.1%	$4,746,859	73.7%
Total Occupied Space		469,045	92.0%	$6,439,972	100.0%	$13.73
Vacant Space		40,869	8.0%
Total		509,914	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.
(2)	Eurowerks has 2,200 SF of leased space expiring in March 2026, 8,610 SF of leased space expiring in January 2028, 3,000 SF of leased space expiring in March 2029 and 7,500 SF of leased space expiring in March 2030. The Lease Expiration displayed in the table represents the furthest date.

The following table presents certain information with respect to the lease rollover at the Arapaho and Crystal Pointe Flex Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	18	36,789	7.2%	7.2%	$490,193	7.6%	7.6%	$13.32
2026	72	213,426	41.9%	49.1%	$2,818,101	43.8%	51.4%	$13.20
2027	33	82,815	16.2%	65.3%	$1,177,191	18.3%	69.7%	$14.21
2028	23	68,594	13.5%	78.8%	$977,029	15.2%	84.8%	$14.24
2029	9	41,088	8.1%	86.8%	$596,568	9.3%	94.1%	$14.52
2030	6	25,883	5.1%	91.9%	$380,891	5.9%	100.0%	$14.72
2031	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	2	450	0.1%	92.0%	$0	0.0%	100.0%	$0.00
Vacant	0	40,869	8.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	163	509,914	100.0%		$6,439,972	100.0%		$13.73

(1)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.

The Markets.

Arapaho Business Park Property. The Arapaho Business Park Property is located in Richardson, Texas, approximately 17 miles north of Dallas. US Highway 75 and Dallas North Tollway provide access to the Arapaho Business Park Property from the greater Dallas metro area. Dallas Fort Worth International Airport is located approximately 23.8 miles west of the Arapaho Business Park Property.

According to the appraisal, the Arapaho Business Park Property is located in the Richardson industrial submarket. As of 2024, the Richardson industrial submarket had an inventory of 17.1 million SF with an occupancy rate of 91.9% and an average rental rate of $14.73 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Arapaho Business Park Property was 8,232, 138,690 and 377,394, respectively, and the 2024 estimated median household income within the same radii was approximately $106,700, $84,809 and $75,118, respectively.

Crystal Pointe Centre Property. The Crystal Pointe Centre Property is located in Deerfield Beach, Florida, approximately 8 miles south of Boca Raton. Direct access to the Crystal Pointe Centre Property is provided by South Powerline Road and nearby thoroughfares such as Interstate 95, the Florida Turnpike and the Sawgrass Expressway. Fort Lauderdale-Hollywood International Airport is located approximately 23.2 miles south of the Crystal Pointe Centre Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

According to the appraisal, the Crystal Pointe Centre Property is located in the Northeast Broward industrial submarket. As of 2024, the Northeast Broward industrial submarket had an inventory of 14.9 million SF with an occupancy rate of 93.9% and an average rental rate of $19.70 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Crystal Pointe Centre Property was 8,232,133,962 and 373,948, respectively, and the 2024 estimated median household income within the same radii was approximately $64,165, $61,708 and $68,575, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Arapaho and Crystal Pointe Flex Portfolio Properties:

Market Rent Summary(1)
	Arapaho Business Park - Industrial 1	Arapaho Business Park - Industrial 2	Arapaho Business Park - Industrial 3	Arapaho Business Park – Industrial Flex	Crystal Pointe Centre - Industrial Flex
Rentable Area	203,077	38,300	9,285	157,007	102,245
Market Rent (PSF per Year)	$10.50	$11.50	$12.50	$14.50	$20.00
Lease Term (Years)	36	36	36	36	62
Lease Type (Reimbursements)	Net	Net	Net	Modified Gross	Triple Net
Rent Increase Projection (per Year)	3.00% annual	3.00% annual	3.00% annual	3.00% annual	4.00% annual
Tenant Improvements (New Tenant) (PSF)	$8.00	$8.00	$8.00	$8.00	$10.00
Tenant Improvements (Renewal) (PSF)	$3.00	$3.00	$2.00	$3.00	$5.00

(1)	Source: Appraisal.

The following table presents recent leasing data at comparable industrial flex properties with respect to the Arapaho Business Park Property:

Comparable Industrial Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Arapaho Business Park Richardson, TX	1976-1980 / NAP	407,669(2)	VLSIP Technologies, Inc. (2)	40,120(2)	Apr-23(2)	36(2)	$15.29(2)
851 International Parkway Richardson, TX	1984 / NAP	59,064	CI Systems	8,204	May-24	61	$11.15
Atrium on Collins Richardson, TX	1986 / NAP	109,622	One Point Health Services	12,765	Apr-24	36	$16.50
4343-4347 Sigma Road Farmers Branch, TX	1972 / NAP	12,870	Preferred Source of Texas	6,435	Nov-23	62	$12.25
1702 North Collins Office Richardson, TX	1979 / NAP	50,172	Linxbot, Inc.	4,258	Feb-24	60	$11.00
Plano Parkway Business Center I Plano, TX	1998 / NAP	48,340	G&O Property Management, LLC	8,859	Feb-24	63	$15.00
Plano Miller Business Park Dallas, TX	1982 / NAP	3,420	Confidential	998	Jan-24	36	$14.00
Northgate 2 Building 11 Dallas, TX	1983 / NAP	48,063	Power Storage Solutions	15,200	Jul-23	60	$8.65
Northgate 2 Building 3 Dallas, TX	1981 / NAP	39,253	Engineering Systems, Inc.	12,192	Feb-23	63	$8.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

The following table presents recent leasing data at comparable industrial flex properties with respect to the Crystal Pointe Centre Property:

Comparable Industrial Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Crystal Pointe Centre Deerfield Beach, FL	1988, 2018 / 2006	102,245(2)	Adult Video Warehouse(2)	12,297(2)	Oct-24(2)	60(2)	$15.00(2)
Prologis Powerline Business Park – Building 6 Pompano Beach, FL	1985 / NAP	63,447	Cozzini Cutting Supplies, LLC	2,970	Jun-24	60	$19.00
Sawgrass International Corporate Park Sunrise, FL	1987 / NAP	58,650	V1 AERO, LLC	12,237	Jul-24	37	$18.00
Powerline Business Park - Building E Pompano Beach, FL	1984 / NAP	18,160	Five Star Millwork, Inc	15,200	Jun-24	36	$15.00
Duke Realty Gateway - Building 1 Boynton Beach, FL	2002 / NAP	142,202	Miner Ltd	12,863	Jul-24	62	$17.25
Prologis Cypress Creek Industrial Fort Lauderdale, FL	1988 / NAP	66,929	Simiron, Inc	4,800	Jan-24	61	$18.50
Center Port #500 Pompano Beach, FL	1992 / NAP	81,130	RMS	11,997	Nov-23	36	$19.75
Prologis Powerline Business Park - Building 4 Pompano Beach, FL	1980 / NAP	70,330	Gold Medal Products Co	8,590	Nov-23	63	$21.50
Quiet Waters Business Park - Building 1 Deerfield Beach, FL	2003 / NAP	101,128	Next Plumbing Supply Inc	20,640	Nov-23	62	$18.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 1, 2025, inclusive of rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Arapaho Business Park Property of $43,200,000 as of April 1, 2025 and an “as-is” value for the Crystal Pointe Centre Property of $27,000,000 as of April 3, 2025, resulting in an aggregate “as-is” value of $70,200,000 for the Arapaho and Crystal Pointe Flex Portfolio Properties.

Environmental Matters. According to the Phase I environmental site assessments dated between December 30, 2024 and April 2, 2025, there was no evidence of any recognized environmental conditions at the Arapaho and Crystal Pointe Flex Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Arapaho and Crystal Pointe Flex Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$4,899,685	$5,333,656	$5,800,630	$7,152,990	$14.03
Reimbursements	$1,509,266	$1,698,259	$1,611,665	$1,915,609	$3.76
Other Income	$25,588	$22,577	$46,811	$68,356	$0.13
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	($713,018)	($1.40)
Effective Gross Income	$6,434,539	$7,054,492	$7,459,106	$8,423,937	$16.52

Real Estate Taxes	$766,540	$896,854	$1,062,711	$1,260,393	$2.47
Insurance	$160,928	$430,195	$276,631	$463,592	$0.91
Other Operating Expenses	$1,289,105	$1,553,380	$1,796,598	$1,909,576	$3.74
Total Operating Expenses	$2,216,573	$2,880,429	$3,135,940	$3,633,562	$7.13

Net Operating Income	$4,217,966	$4,174,063	$4,323,166	$4,790,376	$9.39
Replacement Reserves	$0	$0	$0	$65,504	$0.13
TI/LC	$0	$0	$0	$280,453	$0.55
Net Cash Flow	$4,217,966	$4,174,063	$4,323,166	$4,444,419	$8.72

Occupancy (%)(2)	NAV	92.5%	90.5%	92.1%
NOI DSCR	1.78x	1.76x	1.82x	2.02x
NCF DSCR	1.78x	1.76x	1.82x	1.87x
NOI Debt Yield	10.3%	10.2%	10.5%	11.7%
NCF Debt Yield	10.3%	10.2%	10.5%	10.8%

(1)	UW Gross Potential Rent includes rent steps taken through August 2026.
(2)	UW Occupancy % represents underwritten economic occupancy. The Arapaho and Crystal Pointe Flex Portfolio Properties are 92.0% physically occupied as of September 1, 2025. 2022 historical Occupancy is unavailable as the borrower sponsors purchased the Crystal Pointe Centre Property in March 2023.

Escrows and Reserves.

Real Estate Taxes – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of approximately $836,561 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $92,951 monthly.

Insurance Premiums – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of approximately $522,789 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $40,215 monthly.

Immediate Repairs – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of approximately $408,281 for immediate repairs.

Replacements Reserve – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of $200,000 and, at any time the balance in the replacement reserve is below $130,000, ongoing monthly deposit in an amount equal to approximately $6,541 for replacement reserves, subject to a cap of $200,000.

TI/LC Reserve – The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents require an upfront reserve of $4,500,000 and, at any time the balance in the TI/LC reserve is below $1,500,000, an ongoing monthly deposit in an amount equal to approximately $23,371 for future tenant improvements and leasing commissions, subject to a cap of $4,000,000 (excluding any amounts attributable to any lease termination payments).

Lockbox and Cash Management. The Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan is structured with a hard (master lessee) / soft (other) lockbox and springing cash management. The borrowers are required to cause each Master Lessee (as defined below) to deposit all rents owed under each Master Lease (as defined below) into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers with respect to the Arapaho and Crystal Pointe Flex Portfolio Properties to be deposited into such lockbox account within five business days of receipt. All amounts in the lockbox account are required to be remitted to the borrowers’ operating accounts at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Arapaho and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Industrial - Flex	Loan #8	Cut-off Date Balance:	$41,000,000
Various	Arapaho and Crystal Pointe Flex Portfolio	Cut-off Date LTV:	58.4%
Various, Various		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	11.7%

Crystal Pointe Flex Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan.

A “Master Lessee” means each of the following entities: (i) NREA SB III Arapaho Leaseco, LLC with respect to the Arapaho Business Park Property and (ii) NREA SB III Deerfield Leaseco, LLC with respect to the Crystal Pointe Centre Property, each a Delaware limited liability company.

A “Master Lease” means each master lease agreement between (i) Small Bay III Arapaho DST, as lessor, and NREA SB III Arapaho Leaseco, LLC, as lessee, with respect to the Arapaho Business Park Property and (ii) Small Bay III Deerfield DST, as lessor, and NREA SB III Deerfield Leaseco, LLC, as lessee, with respect to the Crystal Pointe Centre Property.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default; or
(iii)	the debt service coverage ratio falling below 1.45x as of the end of any calendar quarter.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan and all other obligations under the Arapaho and Crystal Pointe Flex Portfolio Mortgage Loan documents have been repaid in full or the stated maturity date has not occurred;
●	with respect to clause (ii) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing; or
●	with respect to clause (iii) above, upon the debt service coverage ratio being at least 1.50x for two consecutive quarters.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Arapaho and Crystal Pointe Flex Portfolio Property and business interruption insurance for at least 18 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

Greer
Taylors
Sans Souci
Berea
Wade Hampton
Greenville
Parker
Welcome
Pleasant Valley
Five Forks
Powdersville
Mauldin
Gantt
East Gantt
Simpsonville
Golden Grove
Piedmont
Fountain Inn
2

Bel Air
Towson
Pikesville
BALTIMORE
Columbia
Glen Burnie
Severna Park
Bowie
Annapolis
WASHINGTON DC
Clinton
Waldorf
MARYLAND
NEW JERSEY
DELAWARE
Dover
Milford
Seaford
Georgetown
Federalsburg
Cambridge
Salisbury
Pocomoke City
VIRGINIA
Chesapeake Bay
Atlantic Ocean
Ocean City
5
4

Lake Murray
Irmo
St. Andrews
Seven Oaks
Dentsville
Woodfield
Forest Acres
COLUMBIA
West Columbia
Lexington
Oak Grove
Springdale
Cayce
Red Bank
Pine Ridge
Edmond
Gaston
RICHLAND COUNTY
LEXINGTON COUNTY
CALHOUN COUNTY
3

Rivercrest Walmart Shadow Anchored Portfolio		
1	Plantation Plaza	Georgetown, SC
2	Shoppes at Woodruff	Greenville, SC
3	East Towne Centre	Lexington, SC
4	East Town Plaza	Pocomoke City, MD
5	Sussex Plaza	Seaford, DE
6	Smithfield Plaza	Smithfield, NC
7	Surfside Commons	Surfside Beach, SC

Red Hill
Forestbrook
Myrtle Beach
Socastee
Bucksport
Surfside Beach
Garden City
Murrells Inlet
Litchfield by the Sea
Atlantic Ocean
Pawleys Island
GEORGETOWN COUNTY
MARION COUNTY
HORRY COUNTY
Georgetown
DeBordieu Colony
1
7

RALEIGH
Morrisville
Cary
Knightdale
Zebulon
Wendell
Middlesex
Garner
Holly Springs
Fuquay-Varina
Clayton
Wilson's Mills
Selma
Smithfield
Pine Level
Kenly
Princeton
Four Oaks
Benson
Lillington
Erwin
Dunn
6

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Mortgage Loan No. 9 – Rivercrest Walmart Shadow Anchored Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Various
Original Balance:	$41,000,000			General Property Type:	Retail
Cut-off Date Balance:	$41,000,000			Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsors:	Stanley Werb and Jonathan Gaines			Size:	269,622 SF
Guarantor:	Ironshore Partners, LLC			Cut-off Date Balance per SF:	$152
Mortgage Rate:	6.5130%			Maturity Balance per SF:	$152
Note Date:	9/5/2025			Property Manager:	Rivercrest Realty Associates, LLC
Maturity Date:	9/11/2035			(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$4,150,952
IO Period:	120 months			UW NCF:	$3,968,406
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.47x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,959,481 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,988,426 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$4,026,157 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.2% (8/3/2025)
RE Taxes:	$392,112	$51,563	NAP	2nd Most Recent Occupancy:	97.9% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Replacement Reserve:	$0	$4,494	NAP	Appraised Value (as of)(2):	$57,400,000 (8/10/2025)
TI/LC Reserve:	$400,000	Springing	$400,000	Appraised Value per SF(2):	$213
Debt Service Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(2):	71.4%
Rent Concession Reserve:	$60,527	$0	NAP	Maturity Date LTV Ratio(2):	71.4%
Existing TI/LC Reserve:	$29,270	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$41,000,000	100.0%	Loan Payoff:	$36,325,929	88.6%
			Return of Equity:	$3,280,616	8.0%
			Reserves:	$881,909	2.2%
			Closing Costs:	$511,546	1.2%
Total Sources:	$41,000,000	100.0%	Total Uses:	$41,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Appraised Value is based on the “As Portfolio” value, inclusive of an approximately 2.0% portfolio premium. The appraisal appraised the Rivercrest Walmart Shadow Anchored Portfolio Properties (as defined below) as of various dates in August 2025, which produced an aggregate “as is” appraised value of $56,300,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.8% and 72.8%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $41,000,000. The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in seven retail properties totaling 269,622 SF of net rentable area located in South Carolina, North Carolina, Maryland and Delaware (collectively, the “Rivercrest Walmart Shadow Anchored Portfolio Properties”). The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan accrues interest at a fixed rate of 6.5130% per annum and has an initial term of 120 months.

The Borrowers and the Borrower Sponsors. The borrowers are SC-Georgetown Plantation-WMX, LLC, NC-Smithfield Plaza-WMX, LLC, SC-Surfside Commons-WMX, LLC, SC-Lexington East-WMX, LLC, MD-Pocomoke East-WMX, LLC, SC-Greenville Woodruff-WMX, LLC and DE-Seaford Sussex-WMX, LLC, each a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan.

Stanley Werb and Jonathan Gaines are currently principals at Rivercrest Realty Investors (“Rivercrest”). Founded in 1969 and based in Raleigh, North Carolina, Rivercrest is a privately owned and operated commercial real estate company specializing in the acquisition, long-term ownership and management of shopping centers, office buildings, and apartments throughout the eastern United States. Rivercrest currently owns a portfolio of 88 retail properties, one office property, six self-storage properties and five multifamily properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

The Properties. The Rivercrest Walmart Shadow Anchored Portfolio Properties are comprised of seven Walmart shadow anchored retail strip center properties totaling 269,622 SF across four states. The Rivercrest Walmart Shadow Anchored Portfolio Properties were constructed between 1989 and 1997, and as of August 3, 2025, the Rivercrest Walmart Shadow Anchored Portfolio Properties were 96.2% leased to 71 tenants with a weighted average remaining lease term of approximately 2.4 years as of the cutoff date.

The following table presents certain information relating to the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Rivercrest Walmart Shadow Anchored Portfolio Properties Summary
Property Name / Location	Allocated Mortgage Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI
Shoppes at Woodruff Greenville, SC	$11,200,000	27.3%	94.6%	1997/ NAP	82,422	$15,000,000	74.7%	25.4%
Surfside Commons Surfside Beach, SC	$6,300,000	15.4%	100.0%	1996/NAP	36,993	$8,500,000	74.1%	17.3%
East Towne Centre Lexington, SC	$6,000,000	14.6%	100.0%	1996/ NAP	32,649	$8,300,000	72.3%	14.9%
Plantation Plaza Georgetown, SC	$5,150,000	12.6%	100.0%	1996/NAP	31,467	$7,200,000	71.5%	12.7%
Smithfield Plaza Smithfield, NC	$5,000,000	12.2%	88.8%	1989/NAP	28,211	$7,000,000	71.4%	11.6%
Sussex Plaza Seaford, DE	$4,250,000	10.4%	100.0%	1997/ NAP	30,900	$6,000,000	70.8%	10.1%
East Town Plaza Pocomoke City, MD	$3,100,000	7.6%	89.6%	1997/ NAP	26,980	$4,300,000	72.1%	8.1%
Total/Weighted Average	$41,000,000	100.0%	96.2%		269,622	$57,400,000(1)	71.4%(1)	100.0%

(1)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of an approximately 2.0% portfolio premium. The appraisal appraised the Rivercrest Walmart Shadow Anchored Portfolio Properties as of various dates in August 2025, which produced an aggregate “as is” appraised value of $56,300,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.8% and 72.8%, respectively.

Major Tenants.

Cato (38,000 SF, 14.1% NRA, 10.5% UW rent). The Cato Corporation (“Cato”), is a value-priced retailer of women's fashion and accessories. Founded in 1946 in Charlotte, North Carolina, the company has over 800 stores across 30 states, and a significant concentration of its stores located in North Carolina and South Carolina. Cato has two leases expiring on January 31, 2026, two leases expiring on January 31, 2027, and three leases expiring on January 31, 2028, with no termination options. Based on the underwritten rent roll dated August 3, 2025, Cato pays an underwritten rent of $12.34 PSF.

Dollar Tree (32,406 SF, 12.0% NRA, 9.9% UW rent). Dollar Tree, Inc. (“Dollar Tree”) is a discount variety store chain offering merchandise at a fixed price point. Founded in 1953, the company's headquarters remain in Chesapeake, Virginia. As of July 2025, Dollar Tree, Inc. operates over 9,000 stores across 48 states and five Canadian provinces. Dollar Tree’s leases expire on May 31, 2027, September 30, 2028, and April 30, 2036, with no termination options. Based on the underwritten rent roll dated August 3, 2025, Dollar Tree pays an underwritten average annual rent of $13.57 PSF.

Staples (24,049 SF, 8.9% NRA, 5.4% UW rent). Founded in 1986, Staples is a prominent retailer of office supplies, technology, and business services. Staples operates throughout North America via direct B2B sales, e-commerce, and more than 900 retail stores. Staples lease has a current expiration of May 31, 2026, with two five-year renewals and no termination options remaining. Based on the underwritten rent roll dated August 3, 2025, Staples pays an underwritten annual rent of $10.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

The following table presents certain information relating to the tenancy at the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Cato	NR/NR/NR	38,000	14.1%	$468,850	10.5%	$12.34	Various	N	Various
Dollar Tree	NR/Baa2/BBB	32,406	12.0%	$439,884	9.9%	$13.57	Various	N	Various
Staples	NR/B3/B-	24,049	8.9%	$240,490	5.4%	$10.00	5/31/2026	N	2 x 5
Shoe Show	NR/NR/NR	20,225	7.5%	$269,760	6.1%	$13.34	Various	N	Various
Once Upon A Child	NR/NR/NR	12,745	4.7%	$190,888	4.3%	$14.98	Various	N	Various
Advance Auto Parts	NR/Ba3/BB	8,000	3.0%	$101,200	2.3%	$12.65	4/30/2027	N	1 x 5
Gamestop	NR/B3/NR	7,700	2.9%	$171,800	3.9%	$22.31	Various	N	None
Subtotal/Wtd. Avg.		143,125	53.1%	$1,882,872	42.4%	$13.16

Other Tenants(2)		116,135	43.1%	$2,561,751	57.6%	$22.06
Total / Wtd. Avg Occupied Space		259,260	96.2%	$4,444,623	100.0%	$17.14

Vacant Space		10,362	3.8%
Total		269,622	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Eyemart Express, LLC at the Plantation Plaza property took delivery of their space on September 1, 2025 and is expected to open for business on November 24, 2025. Eyemart Express, LLC’s rent commencement date is the earlier of the day they open for business or 180 days from the delivery of their space.

The following table presents certain information relating to the lease rollover schedule at Rivercrest Walmart Shadow Anchored Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	25	85,240	31.6%	31.6%	$1,320,227	29.7%	29.7%	$15.49
2027	20	71,157	26.4%	58.0%	$1,298,686	29.2%	58.9%	$18.25
2028	14	57,176	21.2%	79.2%	$982,876	22.1%	81.0%	$17.19
2029	4	12,075	4.5%	83.7%	$256,071	5.8%	86.8%	$21.21
2030	5	13,984	5.2%	88.9%	$250,101	5.6%	92.4%	$17.88
2031	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2032	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2033	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2034	0	0	0.0%	88.9%	$0	0.0%	92.4%	$0.00
2035	1	4,745	1.8%	90.6%	$112,882	2.5%	95.0%	$23.79
Thereafter	2	14,883	5.5%	96.2%	$223,779	5.0%	100.00%	$15.04
Vacant	0	10,362	3.8%	100.0%	$0	0.0%	100.00%	$0.00
Total/Wtd. Avg.	71	269,622	100.0%		$4,444,623	100.0%		$17.14(2)
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Rivercrest Walmart Shadow Anchored Portfolio Properties are located in seven cities across South Carolina, North Carolina, Maryland and Delaware.

The Shoppes at Woodruff property is located in Greenville, South Carolina and sits within the larger Greenville MSA. According to a third party market research report, Shoppes at Woodruff property is located in the East Butler Road retail submarket of the Greenville/Spartanburg market. The East Butler Road submarket had an inventory of 2.97 million SF with a vacancy rate of 4.0% and average rent of $30.80 PSF which represents approximately 3.2% of the overall market inventory. The appraiser concluded to market rents for small inline space for the Shoppes at Woodruff property of $20.00 PSF. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 4,401, 53,946 and 150,711, respectively, and the average household income within the same radii was $125,449, $132,519 and $130,377, respectively.

The East Towne Centre property, which is located in Lexington, South Carolina and sits within the Columbia, SC MSA. According to a third party market research report, East Towne Centre property is located in the Lexington retail submarket of the Columbia market. The Lexington submarket had an inventory of 5.76 million SF with a vacancy rate of 1.3% and average rent of $19.73 PSF which represents approximately 10.4% of the overall market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

inventory. The appraiser concluded to market rents for the East Towne Centre property of $10.00 PSF for large in line space and $22.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 6,011, 34,141 and 86,598, respectively, and the average household income within the same radii was $117,015, $122,937 and $121,660, respectively.

The East Town Plaza property is located in Worcester County, Maryland. According to a third party market research report, East Town Plaza property is located in the Worcester County retail submarket of the Salisbury MSA market. The Worcester County submarket had an inventory of 4.88 million SF with a vacancy rate of 2.7% and average rent of $19.90 PSF which represents approximately 19.6% of the overall market inventory. The appraiser concluded to market rents for the East Town Plaza property of $12.70 PSF for large in line space and $15.91 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 3,934, 5,808, and 6,921, respectively, and the average household income within the same radii was $68,072, $72,829 and $74,618, respectively.

The Sussex Plaza property is located in Seaford, Delaware. According to a third party market research report, Sussex Plaza property is located in the Sussex County retail submarket of the Salisbury MSA market. The Sussex County submarket had an inventory of 11.82 million SF with a vacancy rate of 4.2% and average rent of $18.27 PSF which represents approximately 47.6% of the overall market inventory. The appraiser concluded to market rents for the Sussex Plaza property of $12.70 PSF for large in line space and $15.91 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 3,350, 19,587, and 30,824, respectively, and the average household income within the same radii was $89,573, $85,793, and $83,894, respectively.

The Smithfield Plaza property is located in Smithfield, North Carolina. According to a third party market research report, Smithfield Plaza property is located in the Johnston County retail submarket of the Raleigh/Durham market. The Johnston County submarket had an inventory of 9.31 million SF with a vacancy rate of 1.8% and average rent of $18.41 PSF which represents approximately 8.7% of the overall market inventory. The appraiser concluded to market rents for the Smithfield Plaza property of $12.00 PSF for large in line space and $22.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 2,329, 16,776, and 29,546, respectively, and the average household income within the same radii was $70,748, $64,366, and $73,876, respectively.

The Surfside Commons property is located in Surfside Beach, South Carolina. According to a third party market research report, Surfside Commons property is located in the Outlying Horry County retail submarket of the Myrtle Beach/Conway market. The Outlying Horry County submarket had an inventory of 10.81 million SF with a vacancy rate of 0.9% and average rent of $20.79 PSF which represents approximately 32.4% of the overall market inventory. The appraiser concluded to market rents for the Surfside Commons property of $10.00 PSF for large in line space and $12.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 3,548, 50,867, and 104,775, respectively, and the average household income within the same radii was $133,261, $99,591, and $95,264, respectively.

The Plantation Plaza property is located Georgetown, South Carolina.  According to a third party market research report, Plantation Plaza property is located in the Georgetown retail submarket of the Myrtle Beach/Conway market. The Georgetown submarket had an inventory of 4.56 million SF with a vacancy rate of 2.2% and average rent of $18.36 PSF which represents approximately 13.7% of the overall market inventory. The appraiser concluded to market rents for the Plantation Plaza property of $10.00 PSF for large in line space and $12.00 PSF for small inline space. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 2,572, 10,026, and 15,786, respectively, and the average household income within the same radii was $67,613, $72,173, and $77,250, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Market Rent Summary
Property	Tenant Type	Market Rent (PSF)	Lease Term (Years)	Lease Type	Rent Increase Projection	Tenant Improvements (New)	Leasing Commissions (New)	Free Rent (New)
Shoppes at Woodruff	Large Inline	$14.50	5	Net	3.0% per annum	$5 PSF	6.00%	3 months
	Small Inline	$20.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Junior Anchor	$12.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
East Towne Centre	Large Inline	$18.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
	Small Inline	$29.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
East Town Plaza	Large Inline	$13.00	10	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Small Inline	$19.00	5	Net	3.0% per annum	$25 PSF	6.00%	6 months
Sussex Plaza	Large Inline	$15.00	10	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Small Inline	$22.00	5	Net	3.0% per annum	$15 PSF	6.00%	6 months
Smithfield Plaza	Large Inline	$15.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
	Small Inline	$22.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
Surfside Commons	Large Inline	$16.00	10	Net	3.0% per annum	$5 PSF	6.00%	6 months
	Small Inline	$26.00	5	Net	3.0% per annum	$10 PSF	6.00%	3 months
Plantation Plaza	Large Inline	$17.00	10	Net	3.0% per annum	$10 PSF	6.00%	3 months
	Small Inline	$23.00	5	Net	3.0% per annum	$15 PSF	6.00%	6 months
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

Appraisal. According to the appraisal, the Rivercrest Walmart Shadow Anchored Portfolio Properties had an “As Portfolio” appraised value of $57,400,000 as of August 10, 2025, which is inclusive of an approximately 2.0% portfolio premium. Additionally, the appraiser appraised the Rivercrest Walmart Shadow Anchored Portfolio Properties as of various dates in August 2025, which produced an aggregate “as is” appraised value of $56,300,000.

Environmental Matters. According to the Phase I environmental site assessments dated August 14, 2025, there was no evidence of any recognized environmental conditions at the Rivercrest Walmart Shadow Anchored Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rivercrest Walmart Shadow Anchored Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	6/30/2025 TTM	UW	UW PSF
Base Rent(1)	$4,220,438	$4,250,952	$4,355,677	$4,357,062	$4,320,534	$16.02
Grossed Up Vacant Space	$44,435	$50,041	$40,244	$84,402	$312,779	$1.16
Gross Potential Rent	$4,264,873	$4,300,993	$4,395,921	$4,441,464	$4,633,313	$17.18
Total Recoveries	$1,164,632	$1,363,160	$1,393,104	$1,406,718	$1,265,741	$4.69
Free Rent Adjustment	($47,807)	$0	($10,509)	($6,208)	$0	$0.00
Other Income	$42,939	$37,412	$41,165	$41,058	$38,166	$0.14
Parking/Garage/Other	$0	$0	$0	$0	$0	$0.00
(Vacancy & Credit Loss)	($36,697)	($60,698)	($118,239)	($101,657)	($312,779)	($1.16)
Effective Gross Income	$5,387,940	$5,640,867	$5,701,441	$5,781,376	$5,624,440	$20.86

Management Fee	$218,118	$229,037	$232,201	$245,671	$168,733	$0.63
Real Estate Taxes	$559,570	$573,263	$582,418	$583,491	$662,565	$2.46
Insurance	$151,969	$159,579	$181,004	$219,579	$191,445	$0.71
Ground Rent	$0	$0	$0	$0	$0	$0.00
Other Operating Expenses	$440,993	$652,832	$717,392	$773,154	$450,746	$1.67
Total Expenses	$1,370,650	$1,614,710	$1,713,015	$1,821,895	$1,473,489	$5.47

Net Operating Income	$4,017,290	$4,026,157	$3,988,426	$3,959,481	$4,150,952	$15.40
CapEx	$0	$0	$0	$0	$53,811	$0.20
TI/LC	$0	$0	$0	$0	$168,733	$0.63
Non-Recurring Items	$0	$0	$0	$0	($39,998)	($0.15)
Net Cash Flow	$4,017,290	$4,026,157	$3,988,426	$3,959,481	$3,968,406	$14.72

Occupancy %	99.0%	99.0%	97.9%	96.2%(2)	93.2%(3)
NOI DSCR	1.48x	1.49x	1.47x	1.46x	1.53x
NCF DSCR	1.48x	1.49x	1.47x	1.46x	1.47x
NOI Debt Yield	9.8%	9.8%	9.7%	9.7%	10.1%
NCF Debt Yield	9.8%	9.8%	9.7%	9.7%	9.7%

(1)	Base Rent includes near term rent steps totaling $191,879.
(2)	Based on the underwritten rent roll dated August 3, 2025.
(3)	UW Occupancy represents the economic occupancy. The Rivercrest Walmart Shadow Anchored Portfolio Properties were 96.2% leased as of August 3, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$41,000,000
Various	Rivercrest Walmart Shadow Anchored Portfolio	Cut-off Date LTV:	71.4%
Various, Various		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.1%

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $392,112 into a reserve for real estate taxes.

In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $51,563 monthly).

Insurance – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums for the renewal of the coverage afforded by the polices upon the expiration thereof in order to accumulate sufficient funds to pay all insurance premiums at least thirty days prior to the expiration of the policies; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Rivercrest Walmart Shadow Anchored Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

Replacement Reserve – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $4,494.

TI/LC Reserve – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an upfront deposit of $400,000 (approximately $1.48 PSF) and an ongoing monthly TI/LC reserve deposit of $22,469 ($1.00 PSF annually) provided that the balance in the reserve account is less than $400,000.

Rent Concession Reserve - The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an upfront deposit of $60,527 which represents the total of all future rent concessions contained in the leases of the Rivercrest Walmart Shadow Anchored Portfolio Properties as of the origination date.

Existing TI/LC Reserve – The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an upfront deposit of $29,270, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Rivercrest Walmart Shadow Anchored Portfolio Properties.

Springing DSCR Reserve Funds- On each monthly payment date during the continuance of a Debt Service Coverage Ratio Event Period, the Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents (a) require that the borrowers deposit all Excess Cash Flow with lender and (b) provide that the borrowers and guarantor have recourse liability for failure to timely deposit such required amounts.

“Debt Service Coverage Ratio Event Period” shall mean the period commencing upon the date that the Debt Service Coverage Ratio (tested quarterly) is less than 1.20x and ending upon the date that the Debt Service Coverage Ratio (tested quarterly) is equal to or greater than 1.25x for two (2) consecutive calendar quarters.

“Excess Cash Flow” shall mean all excess cash flow generated from the Property remaining after payments of amounts due and payable to Lender under the Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents and the deduction of the Monthly Operating Expense Amount. Excess Cash Flow payments shall be paid in arrears on the next monthly payment date.

“Monthly Operating Expense Amount” shall mean, collectively, (i) the monthly amount payable for operating expenses as set forth in the lender-approved annual budget not otherwise paid or reserved for and (ii) any lender-approved extraordinary expenses not set forth in the annual budget but incurred by borrowers in connection with the operation and maintenance of the Property (other than management fees exceeding 3% or any asset management fees).

Lockbox and Cash Management. The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days of the occurrence of a Cash Trap Event Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account and deposit all rents directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the related Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” commences upon the occurrence and continuance of an event of default under the Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents.

A Cash Trap Event Period ends upon the cure of such event of default.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Rivercrest Walmart Shadow Anchored Portfolio Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

Lake Erie
CLEVELAND
Downtown Cleveland
Cleveland Burke Lakefront Airport
Cleveland Mem. Shoreway
Rock & Roll Hall of Fame
Great Lakes Science Center
Huntington Bank Field
International Women's Air & Space Museum
North Point Tower
Galleria at Erieview
One Cleveland Center
Civic Center
The Mall
Money Museum
Key Tower
Public Square
JACK Cleveland Casino
Tower City
Rocket Arena
Progressive Field
Warehouse District
Gateway District
Campus District
Cleveland State University
Plain Dealer Plaza
Playhouse Square
Cleveland Play House
Wolstein Center
Asian Town Center
Asia Plaza
Howmet Aerospace
Kirtland Park
The Children's Museum of Cleveland
University Circle 3 miles
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Greater Cleveland Aquarium
Jacobs Pavilion at Nautica
The Flats East Bank
Sherwin-Williams Breen Tech. Center
Scranton Peninsula
Cuyahoga River
CUYAHOGA COUNTY
Lutheran Hospital
West Side Market
Ohio City
Tremont
USPS
Cleveland Hopkins Intl. Airport 10 miles
Innerbelt Frwy
Willow Frwy
RTA RED LINE
RTA RED, GREEN & BLUE LINES
RTA GREEN, BLUE LINES
AMTRAK
Lakewood
Parma
Strongsville
Euclid
Mentor
MRN Portfolio
1 Windsor Building Cleveland, OH
2 Buckeye Building Cleveland, OH
3 Woolworth Cleveland, OH
4 MFG Building Cleveland, OH
5 Kresge Building Cleveland, OH
6 410 Euclid Cleveland, OH
7 413 Prospect Cleveland, OH
8 W.T. Grant Retail Cleveland, OH
9 Sincere Retail Cleveland, OH
10 Corts Building Cleveland, OH
11 Commercial Building Cleveland, OH
12 2050 East 4th Cleveland, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Mortgage Loan No. 10 – MRN Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Cleveland, OH Various
Original Balance:	$38,000,000			General Property Type(3):	Various
Cut-off Date Balance:	$38,000,000			Detailed Property Type(3):	Various / Various
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various / Various
Borrower Sponsors:	Ari J. Maron and Jori M. Maron			Size:	233,873 SF
Guarantors(1):	Various			Cut-off Date Balance PSF:	$162
Mortgage Rate:	7.5000%			Maturity Balance PSF:	$162
Note Date:	9/18/2025			Property Manager:	Gregg Road Management, LLC (affiliated)
Maturity Date:	10/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,245,224
IO Period:	120 months			UW NCF	$4,004,501
Seasoning:	0 months			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Hard (Commercial); Soft (Residential)/Springing			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.39x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,103,490 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,945,387 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$3,968,982 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.0% (9/2/2025)
RE Taxes:	$403,878	$80,776	NAP	2nd Most Recent Occupancy:	95.3% (12/31/2024)
Insurance:	$32,877	Springing	NAP	3rd Most Recent Occupancy:	95.1% (12/31/2023)
Deferred Maintenance:	$46,805	$0	NAP	Appraised Value (as of):	$55,950,000 (8/7/2025)
Replacement Reserve:	$0	$5,965	NAP	Appraised Value per SF:	$239
TI/LC Reserve:	$500,000	$14,095	$750,000	Cut-off Date LTV Ratio:	67.9%
				Maturity Date LTV Ratio:	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$22,446,717	59.1%
			Sponsor Equity:	$13,401,370	35.3%
			Closing Costs:	$1,168,353	3.1%
			Reserves:	$983,560	2.6%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	The guarantors are Ari J. Maron, Jori M. Maron, Ari J. Maron, Trustee of the Sixth Amendment and Restatement of Ari J. Maron Declaration of Trust, dated August 12, 2025 and Jori M. Maron, Trustee of the Restated Declaration of Trust of Jori M. Maron, dated May 17, 2018.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The MRN Portfolio Properties (as defined below) are either mixed use with retail, office, multifamily and parking components or solely retail.
(4)	The MRN Portfolio Properties were originally primarily constructed between 1880 and 1951 with a substantial renovation and conversion to the current uses between 2002 and 2006. Additional renovations of the MRN Portfolio Properties featuring multifamily units were completed between 2021 and 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “MRN Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $38,000,000 and secured by a first-priority fee mortgage encumbering a mixed-use portfolio of 12 properties located in downtown Cleveland, Ohio (the “MRN Portfolio Properties”).

The Borrower and the Borrower Sponsors. The borrower is East Fourth Street Asset Holdings LLC, a single-purpose Delaware limited liability company with two independent directors. Counsel to the borrower provided a non-consolidation opinion in connection with the origination of the MRN Portfolio Mortgage Loan. The borrower sponsors are Ari J. Maron and Jori M. Maron and the non-recourse carveout guarantors are Ari J. Maron, Jori M. Maron, Ari J. Maron, Trustee of the Sixth Amendment and Restatement of Ari J. Maron Declaration of Trust, dated August 12, 2025 and Jori M. Maron, Trustee of the Restated Declaration of Trust of Jori M. Maron, dated May 17, 2018. Ari J. Maron and Jori M. Maron are co-founders of MRN Limited Partnership, a family-owned real estate development, construction and hospitality management company founded in 1974 and based in Cleveland. MRN Limited Partnership specializes in the development, merchandising, leasing, financing, construction and operation of complex and creative urban developments.

The Properties. The MRN Portfolio Properties are comprised of 12 mixed-use and retail properties (in whole or in part) located on or around East 4th Street, a pedestrian-only entertainment district in downtown Cleveland, Ohio. The MRN Portfolio Properties were originally primarily constructed between 1880 and 1951 with a substantial renovation and conversion to the current uses between 2002 and 2006, with additional renovations to the MRN Portfolio Properties featuring multifamily units occurring between 2021 and 2024. The borrower sponsors acquired the MRN Portfolio Properties at various dates between 1994 and 2024 and have invested approximately $5.3 million since 2021 in capital expenditures including multifamily unit remodels, roof replacements, HVAC replacements and other miscellaneous repairs. The MRN Portfolio Properties are comprised of nine retail properties, one mixed-use

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

property that has retail and parking spaces, one mixed-use property that has retail, multifamily, and parking spaces, and one mixed-use property that has office, retail, multifamily and parking spaces.

The 169,144 SF of commercial space (70.4% of UW EGI) at MRN Portfolio Properties consists of 142,424 SF of retail space and 26,720 SF of office space. The commercial portion of the MRN Portfolio Properties was 98.6% occupied by 21 tenants as of September 2, 2025. Retail tenants include numerous local restaurants, shops, a speakeasy, a bowling alley and a comedy club. The office space is leased to Convention and Visitors Bureau of Greater Cleveland, Inc. (the “Cleveland Visitors Center”). There is only one vacant suite which is located at the W.T. Grant Retail building.

The multifamily component consists of 64,729 SF or 73 units (19.4% of UW EGI). The multifamily portion of the MRN Portfolio Properties was 89.0% occupied as of September 12, 2025. The multifamily units are located in two of the MRN Portfolio Properties above the ground floor commercial space.

The parking component consists of 360 spaces (10.1% of UW EGI) across three of the MRN Portfolio Properties in enclosed parking garages and are leased to multiple parties including both residential and commercial tenants and a valet service.

The MRN Portfolio Properties are subject to a tax increment financing agreement with the City of Cleveland, Ohio entered into on December 20, 2002. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents a summary of the MRN Portfolio Properties:

	Portfolio Summary
Property Name	Street Address	Year Built / Renovated(1)	Total SF(2)	Occupancy(2)	Commercial SF(2)	# of Commercial Tenants	Multifamily Units(2)	Parking Spaces	Appraised Value(1)
Windsor Building	2000 East 4th Street	1880 / 2021-2024	63,731	96.1%	28,920	2	37	27	$12,610,000
Buckeye Building	2082 East 4th Street	1905 / 2021-2024	38,188	87.8%	8,270	1	36	22	$7,460,000
Woolworth	308 Euclid Avenue	1951 / 2002-2006	13,239	100.0%	13,239	2	0	311	$7,260,000
MFG Building	2063 East 4th Street	1890, 1912, 2004 / 2002-2006	26,609	100.0%	26,609	5	0	0	$6,110,000
Kresge Building	2037 East 4th Street	1922 / 2002-2006	25,000	100.0%	25,000	1	0	0	$6,110,000
410 Euclid	402 Euclid Avenue	1899 / 2002-2006	25,000	100.0%	25,000	1	0	0	$6,110,000
413 Prospect	413 Prospect Avenue East	1921 / 2002-2006	10,000	100.0%	10,000	1	0	0	$2,440,000
W.T. Grant Retail	240 Euclid Avenue	1915 / 2002-2006	9,805	76.3%	9,805	4	0	0	$2,400,000
Sincere Retail	2077 East 4th Street	1913 / 2002-2006	7,500	100.0%	7,500	1	0	0	$1,830,000
Corts Building	2038 East 4th Street	1885, 2008 / 2002-2006	6,995	100.0%	6,995	1	0	0	$1,710,000
Commercial Building	2056 East 4th Street	1900 / 2002-2006	5,000	100.0%	5,000	1	0	0	$1,220,000
2050 East 4th	2050 East 4th Street	1951, 2008 / 2002-2006	2,806	100.0%	2,806	1	0	0	$690,000
Total/ Wtd. Avg			233,873	96.0%	169,144	21	73	360	$55,950,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent rolls dated September 2, 2025 and September 12, 2025.

Major Tenants.

Convention and Visitors Bureau of Greater Cleveland, Inc (26,720 SF, 15.8% of NRA, 10.2% of UW retail base rent). The Cleveland Visitors Center is an organization that markets and promotes different travel and leisure attractions in the Cleveland metropolitan area. The Cleveland Visitors Center occupies 26,720 SF of office space across multiple floors at the Windsor Building. Cleveland Visitors Center has been in occupancy since 2011 and most recently extended its lease for five years in 2025 to its current expiration in December 2030. The MRN Portfolio Mortgage Loan is structured with a full cash flow sweep 12 months prior to Cleveland Visitor Center’s lease expiration date. Cleveland Visitors Center has two, five-year renewal options remaining and no termination options.

Corner Alley (25,000 SF, 14.8% of NRA, 17.7% of UW retail base rent). Corner Alley is a 16-lane bowling alley and American bar and grill. Corner Alley is affiliated with the borrower sponsors and occupies 25,000 SF of ground floor retail space. Corner Alley has been a tenant at the 410 Euclid building since January 2013 when it commenced a 28-year lease that is set to expire in December 2040. Corner Alley reported 2024 sales of $3.9 million, representing a 19.2% occupancy cost. The MRN Portfolio Mortgage Loan is structured with a $3,000,000 springing payment guaranty from the borrower sponsors during a Payment Guaranty Trigger Event (as defined below). Corner Alley has two, five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

A “Payment Guaranty Trigger Event” means, so long as a Corner Alley Lease Replacement Event (as defined below) has not occurred and Corner Alley is then and remains the tenant under the Corner Alley lease, the occurrence and continuance of both (A) an event of default hereunder or under any of the MRN Portfolio Mortgage Loan documents and (B) a default in the payment of rent and other charges by Corner Alley in its capacity as the tenant under the Corner Alley lease, which such default is not cured within the time period required for such cure in the Corner Alley lease.

A “Corner Alley Lease Replacement Event” means Corner Alley, as the tenant under the Corner Alley lease as of the origination date, has been replaced (i) with a non-affiliated, bona-fide, third party tenant in the business of operating properties similar to the 410 Euclid building, upon economic terms equal to or greater than the economic terms contained in the Corner Alley lease, as determined by the lender in its sole but reasonable discretion, (ii) with such tenant’s net worth equal to or greater than $5,000,000 and liquidity equal to or greater than one years’ worth of rent (inclusive of any security deposit paid by such replacement tenant in connection with the replacement lease approved by the lender) or otherwise approved by the lender in its sole discretion, and (iii) otherwise in compliance with the terms of the MRN Portfolio Mortgage Loan documents.

Pickwick and Frolic (25,000 SF, 14.8% of NRA, 8.5% of UW retail base rent). Pickwick and Frolic is a casual American restaurant, bar and comedy club. Pickwick and Frolic has been a tenant at the Kresge Building since 2002. The original lease has been extended and amended several times, most recently in 2018 when the term was extended 12 years through December 2030. The MRN Portfolio Mortgage Loan is structured with a full cash flow sweep beginning 12 months prior to Pickwick and Frolic’s lease expiration date. Pickwick & Frolic has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the MRN Portfolio Properties:

Commercial Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Convention and Visitors Bureau of Greater Cleveland, Inc	NR/NR/NR	26,720	15.8%	$430,850	10.2%	$16.12	12/31/2030	No	2 x 5 Years
Corner Alley	NR/NR/NR	25,000	14.8%	$750,000	17.7%	$30.00	12/31/2040	No	2 x 5 Years
Pickwick and Frolic	NR/NR/NR	25,000	14.8%	$361,075	8.5%	$14.44	12/31/2030	No	2 x 5 Years
House of Blues Restaurant	NR/NR/NR	13,239	7.8%	$300,526	7.1%	$22.70	7/31/2026	No	2 x 5 Years
Cleveland Brewing Co(2)	NR/NR/NR	11,800	7.0%	$246,076	5.8%	$20.85	8/31/2029	No	1 x 5 Years
Subtotal/Wtd. Avg.		101,759	60.2%	$2,088,527	49.4%	$20.52
Other Tenants		65,060	38.5%	$2,137,738	50.6%	$32.86
Total/Wtd. Avg. Occupied Space		166,819	98.6%	$4,226,265	100.0%	$25.33
Vacant Space		2,325	1.4%
Total		169,144	100.0%

(1)	Information is based on the underwritten rent roll dated September 2, 2025, with rent steps taken through September 2026.
(2)	Cleveland Brewing Co pays percentage rent equal to 8.0% of annual gross sales. Cleveland Brewing Co’s rent has been underwritten to 8.0% of its reported sales of $3,075,955 for the trailing twelve months ending July 2025.

The following table presents certain information with respect to the lease rollover at the MRN Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	13,239	7.8%	7.8%	$300,526	7.1%	7.1%	$22.70
2027	2	5,340	3.2%	11.0%	$172,995	4.1%	11.2%	$32.40
2028	4	23,714	14.0%	25.0%	$714,436	16.9%	28.1%	$30.13
2029	4	18,206	10.8%	35.8%	$540,876	12.8%	40.9%	$29.71
2030	4	60,620	35.8%	71.6%	$1,021,205	24.2%	65.1%	$16.85
2031	1	5,000	3.0%	74.6%	$228,000	5.4%	70.5%	$45.60
2032	1	6,505	3.8%	78.4%	$168,000	4.0%	74.4%	$25.83
2033	1	2,200	1.3%	79.7%	$75,250	1.8%	76.2%	$34.20
2034	0	0	0.0%	79.7%	$0	0.0%	76.2%	$0.00
2035	1	6,995	4.1%	83.8%	$254,977	6.0%	82.3%	$36.45
2036 & Thereafter	1	25,000	14.8%	98.6%	$750,000	17.7%	100.0%	$30.00
Vacant	0	2,325	1.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	169,144	100.0%		$4,226,265	100.0%		$25.33

(1)	Information is based on the underwritten rent roll dated September 2, 2025, with rent steps taken through September 2026.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to retail sales at the MRN Portfolio Properties:

Retail Sales Summary
Tenant Name	SF	Most Recent Total Sales(1)	Most Recent Total Sales PSF(1)
This is Our First Rodeo LLC dba Jolene	6,995	$5,606,833	$802(2)
Red Steakhouse	10,000	$4,042,100	$404
Corner Alley	25,000	$3,900,000	$156(3)
Cleveland Brewing Co	11,800	$3,075,955	$261
GOMA	7,500	$1,787,081	$238

(1)	Most Recent Total Sales represent sales figures from the twelve months trailing September 2, 2025, unless otherwise indicated.
(2)	This is Our First Rodeo LLC dba Jolene's Most Recent Total Sales represent annualized sales from the June 2025 - August 2025 period.
(3)	Corner Alley's Most Recent Total Sales represent sales figures from 2024.

The following table presents certain information relating to the multifamily component at the MRN Portfolio Properties:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	43	38	88.4%	679	29,186	$1,259	$1,267
Two Bedroom	28	25	89.3%	1,155	32,352	$1,726	$1,810
Three Bedroom	2	2	100.0%	1596	3,191	$2,240	$2,475
Total/Wtd. Avg.	73	65	89.0%	887	64,729	$1,469	$1,509

(1)	Based on the underwritten rent roll dated September 12, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Markets.

The MRN Portfolio Properties are located in downtown Cleveland, Ohio on or around East 4th Street, a pedestrian-only entertainment district in Cleveland’s central business district. The MRN Portfolio Properties are proximate to sporting venues such as Huntington Bank Field (0.8 miles away), Rocket Arena (0.2 miles away) and Progressive Field (0.4 miles away), home to the Cleveland Browns, Cleveland Cavaliers and Cleveland Guardians, respectively. The MRN Portfolio Properties are also in close proximity to Cleveland Public Square (0.3 miles away), the 10-acre central plaza of Cleveland, and various hotels including JACK Cleveland Casino (0.2 miles away).

According to the appraisal, the MRN Portfolio Properties are located in the Cleveland CBD retail submarket. As of the second quarter of 2025, the Cleveland CBD retail submarket had an inventory of approximately 1.5 million SF and an occupancy rate of 97.4%. The 2024 estimated population within a one-, three- and five-mile radius of the MRN Portfolio Properties was 16,672, 81,178 and 240,223, respectively, and the 2024 estimated median household income within the same radii was approximately $65,565, $45,796 and $42,855, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the retail portion of the MRN Portfolio Properties:

Retail Market Rent Summary(1)
	Small Retail (< 3,500)	3,500 - 8,500 SF	Large Retail (8,500+ SF)
Gross Leasable Area	33,565	21,674	109,545
Market Rent (PSF per Year)	$35.00	$38.00	$22.50
Lease Term (Years)	5	5	10
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection (per Year)	None	None	10% in Year 6
Tenant Improvements (New Tenant) (PSF)	$30.00	$40.00	$30.00
Tenant Improvements (Renewal) (PSF)	$0.00	$0.00	$0.00

(1)	Source: Appraisal, unless otherwise indicated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

The following table presents leasing data at comparable retail properties with respect to the MRN Portfolio Properties:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
410 Euclid Cleveland, OH	1899 / 2002-2006	25,000(2)	Corner Alley(2)	25,000(2)	Jan-13(2)	336(2)	$30.00(2)
Pinecrest Beachwood, OH	2018 / NAP	395,674	Restore Cold Pressed	1,500	May-18	84	$40.00
The Shoppes At Parma Parma, OH	1967 / 2017	748,473	Hometown Urgent Care	3,010	Dec-17	120	$25.00
The Town Center At Levis Commons Perrysburg, OH	2004 / NAP	310,122	Quoted	NAP	NAP	NAP	$12.13 - $49.44
Easton Gateway Columbus, OH	2014 / NAP	517,133	Torrid	4,222	Sep-22	84	$26.66
Bridge Park - Blocks A, B, C, and D Dublin, OH	2015 / 2022	197,108	Bristol Republic	6,534	Mar-25	120	$41.00
Stone Creek Towne Center Colerain Township, OH	2007 / NAP	142,970	Quoted	NAP	NAP	NAP	$30.00
The Summit at Fritz Farm Lexington, KY	2016 / NAP	326,867	Anthropologie	9,050	Sep-17	124.8	$30.13
Greene Town Center Beavercreek, OH	2006 / NAP	921,474	Quoted	NAP	NAP	NAP	$4.06 - $102.86
515 Euclid Avenue Cleveland, OH	2005 / NAP	8,242	Balance Asian Grill	2,843	Nov-18	120	$40.30
AmTrust Financial Cleveland, OH	1968 / 2013	18,050	KeyBank	5,706	Jan-24	12	$25.99
US Bank Center Cleveland, OH	1989 / NAP	7,644	Gochujang LLC	1,261	Jun-24	66	$24.20
AECOM Centre Cleveland, OH	1971 / NAP	17,703	JP Morgan Chase	5,981	May-24	60	$30.00
1111 Superior Building Cleveland, OH	1983 / NAP	2,300	Crispy Joyful	2,300	Oct-24	60	$10.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 2, 2025.

The following table presents multifamily leasing data at comparable properties with respect to the MRN Portfolio Properties:

Competitive Rental Properties Summary(1)
Property Name	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Windsor Building and Buckeye Building	Various / 2021-2024	73(2)	89.0%(2)	1BR(2)	$1,259(2)
				2BR(2)	$1,726(2)
				3BR(2)	$2,240(2)
The Bradley Building	1910 / 2016	32	94.0%	1BR	$1,400
				2BR	$1,500 - $2,100
The Grant	1915 / 2004	73	82.0%	1BR	$1,114 - $1,590
				2BR	$1,350 - $2,200
The Garfield	1895 / 2017	123	95.0%	1BR	$1,200 - $1,660
				2BR	$1,875 - $2,500
				3BR	$3,100
Euclid Grand	1914 / 2020	240	95.0%	1BR	$1,284 - $2,817
				2BR	$1,970 - $3,599
				3BR	$2,483
The Beacon	2019	187	96.0%	1BR	$1,775 - $2,405
				2BR	$2,212 - $2,890

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 12, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

Appraisal. The appraisal concluded to an aggregate “as-is” value for the MRN Portfolio Properties of $55,950,000 as of August 7, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between August 21, 2025 and August 22, 2025, there was no evidence of any recognized environmental conditions at the MRN Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the MRN Portfolio Properties:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,107,832	$3,919,283	$3,956,059	$4,314,615	$18.45
Reimbursements	$295,020	$309,963	$354,519	$363,140	$1.55
Multifamily Income(2)	$1,048,090	$1,090,562	$1,181,874	$1,392,456	$5.95
Parking Income	$602,331	$622,856	$649,736	$649,736	$2.78
(Vacancy)	$0	$0	$0	($299,015)	($1.28)
Effective Gross Income	$6,053,273	$5,942,663	$6,142,189	$6,420,931	$27.45

Real Estate Taxes	$1,035,882	$933,869	$963,927	$963,927	$4.12
Insurance	$165,777	$183,401	$187,127	$131,507	$0.56
Other Operating Expenses	$882,631	$880,006	$887,645	$1,080,273	$4.62
Total Operating Expenses	$2,084,291	$1,997,275	$2,038,700	$2,175,707	$9.30

Net Operating Income	$3,968,982	$3,945,387	$4,103,490	$4,245,224	$18.15
Replacement Reserves	$0	$0	$0	$71,579	$0.31
TI/LC	$0	$0	$0	$169,144	$0.72
Net Cash Flow	$3,968,982	$3,945,387	$4,103,490	$4,004,501	$17.12

Occupancy (%)(3)	95.1%	95.3%	96.6%	95.0%
NOI DSCR	1.37x	1.37x	1.42x	1.47x
NCF DSCR	1.37x	1.37x	1.42x	1.39x
NOI Debt Yield	10.4%	10.4%	10.8%	11.2%
NCF Debt Yield	10.4%	10.4%	10.8%	10.5%

(1)	UW Gross Potential Rent includes rent steps taken through September 2026.
(2)	Multifamily Income includes rental income, utility reimbursements, pet and late fees.
(3)	UW Occupancy % represents underwritten economic occupancy. Historical occupancy figures represent the average occupancy during each respective year.

Escrows and Reserves.

Real Estate Taxes – The MRN Portfolio Mortgage Loan documents require an upfront reserve of approximately $403,878 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $80,776 monthly.

Insurance Premiums – The MRN Portfolio Mortgage Loan documents require an upfront reserve of approximately $32,877 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at $10,959 monthly, however, ongoing insurance payments are suspended so long as a blanket policy is in place.

Deferred Maintenance – The MRN Portfolio Mortgage Loan documents require an upfront reserve of approximately $46,805 for deferred maintenance.

Replacements Reserve – The MRN Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $5,965 for replacement reserves.

TI/LC Reserve – The MRN Portfolio Mortgage Loan documents require an upfront reserve of $500,000 and an ongoing monthly deposit in an amount equal to approximately $14,095 for future tenant improvements and leasing commissions required, subject to a cap of $750,000.

Lockbox and Cash Management. The MRN Portfolio Mortgage Loan is structured with a hard lockbox with respect to non-residential tenants and a soft lockbox with respect to residential tenants and springing cash management. The borrower is required to cause all rents to be transmitted directly by the non-residential tenants at the MRN Portfolio Properties into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the MRN Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Various - Various	Loan #10	Cut-off Date Balance:	$38,000,000
Various	MRN Portfolio	Cut-off Date LTV:	67.9%
Cleveland, OH Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.2%

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	the debt service coverage ratio falling below 1.25x as of the end of any calendar quarter; or
(iv)	the commencement of a Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to a matter described in clause (i) above, the MRN Portfolio Mortgage Loan and all other obligations under the MRN Portfolio Mortgage Loan documents have been repaid in full or the stated maturity date has not occurred;
●	with respect to a matter described in clause (ii) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing;
●	with respect to a matter described in clause (iii) above, upon the debt service coverage ratio being at least 1.25x for two consecutive quarters; or
●	with respect to a matter described in clause (iv) above, the Lease Sweep Period has ended.

A "Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the earlier of the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms) or the date a tenant under a Lease Sweep Lease actually gives notice of its intention not to renew or extend;

(ii) the date required under a Lease Sweep Lease by which the applicable tenant under the Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) thereunder or the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend its lease;

(iii) the date any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives written notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof);

(iv) the date any tenant under a Lease Sweep Lease vacates or discontinues its business in a portion of its premises greater than or equal to 25% of the space (i.e., "goes dark") or gives written notice that it intends to do the same or subleases 25% or more of its premises;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or

(vi) the occurrence of an insolvency proceeding by a tenant under a Lease Sweep Lease.

A Lease Sweep Period will end upon the occurrence of any of the following events:

● with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;

● with respect to a matter described in clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure; or

● with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means the Cleveland Visitors Center lease, the Pickwick and Frolic lease, the Corner Alley lease and any other commercial lease that covers 15,000 or more square feet of the improvements at the MRN Portfolio Properties.

Letter of Credit. None.

Partial Release. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the MRN Portfolio Properties and business interruption insurance for at least 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Mortgage Loan No. 11 – Washington Square

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	JPMCB/GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	BBB-/A3/BB-			Location:	Portland, OR 97223
Original Balance(1):	$30,833,333			General Property Type:	Retail
Cut-off Date Balance(1):	$30,833,333			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1974, 2005/1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(5):	994,568 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$342
Mortgage Rate:	5.5770%			Maturity Date Balance Per SF(1):	$342
Note Date:	3/27/2025			Property Manager:	Macerich Property Management
Maturity Date:	4/6/2035				Company, LLC
Term to Maturity:	120 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$40,992,362
Seasoning:	6 months			UW NCF:	$39,798,880
Prepayment Provisions(2):	L(30),DorYM1(83),O(7)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Balance(1):	$309,166,667			UW NCF DSCR(1):	2.07x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$40,052,391 (12/31/2024)
				2nd Most Recent NOI:	$37,934,316 (12/31/2023)
Reserves				3rd Most Recent NOI:	$40,807,876 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.6% (3/27/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.8% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.1% (12/31/2023)
Replacement Reserves:	$0	Springing	(3)	Appraised Value (as of)(6):	$655,000,000 (3/1/2025)
TI/LC Reserves:	$0	Springing	(4)	Appraised Value Per SF(6):	$659
Gap Rent Reserve:	$155,348	$0	NAP	Cut-off Date LTV Ratio(1)(6):	51.9%
Outstanding TI/LC Reserve:	$2,752,705	$0	NAP	Maturity Date LTV Ratio(1)(6):	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$340,000,000	100.0%	Return of Equity:	$336,001,852	98.8%
			Upfront Reserves:	$2,908,053	0.9%
			Closing Costs:	$1,090,095	0.3%
Total Sources:	$340,000,000	100.0%	Total Uses:	$340,000,000	100.0%

(1)	The Washington Square Mortgage Loan (as defined below) is part of the Washington Square Whole Loan (as defined below), evidenced by 28 pari passu promissory notes with an aggregate original principal amount of $340,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Washington Square Whole Loan.
(2)	The lockout period will be at least 30 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 30 payments is based on the expected WFCM 2025-C65 securitization closing date in October 2025.
(3)	During the continuance of a trigger period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (as defined below) (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods (“Dick’s”) pursuant to the Dick’s House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.
(4)	During the continuance of a trigger period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are the premises leased by Nordstrom and Dick’s pursuant to the Dick’s House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.
(5)	The Washington Square Property is part of a larger retail development consisting of a total of 1,243,621 SF. Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(6)	The appraisal is based on the assumption that Dick’s, which currently leases 90,000 SF on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. As of May 20, 2025, Dick’s executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumptions.

The Mortgage Loan. The eleventh largest mortgage loan (the “Washington Square Mortgage Loan”) is part of a whole loan (the “Washington Square Whole Loan”) evidenced by 28 pari passu promissory notes in the aggregate original principal amount of $340,000,000. The Washington Square Whole Loan is secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Notes A-3-1B and A-3-2, contributed by JPMCB, and non-controlling Notes A-2-2-1-B and A-2-4-2, contributed by Goldman Sachs Mortgage Company. The Washington Square Whole Loan is expected to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$30,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Washington Square Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5	$15,000,000	$15,000,000	Benchmark 2025-B41	No
A-1-6	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-1-7	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-1-8	$8,333,334	$8,333,334	Benchmark 2025-B41	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1-A	$11,450,000	$11,450,000	Benchmark 2025-B41	No
A-2-2-1-B	$5,100,000	$5,100,000	WFCM 2025-C65	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1	$12,100,000	$12,100,000	BBCMS 2025-C35	No
A-2-4-2	$4,900,000	$4,900,000	WFCM 2025-C65	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B	$15,500,000	$15,500,000	WFCM 2025-C65	No
A-3-2	$5,333,333	$5,333,333	WFCM 2025-C65	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2	$12,000,000	$12,000,000	BMO 2025-C13	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4	$9,000,000	$9,000,000	BMO 2025-C13	No
A-4-5	$9,000,000	$9,000,000	BMO 2025-C13	No
A-4-6	$6,000,000	$6,000,000	BMO 2025-C13	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8	$5,000,000	$5,000,000	BMO 2025-C13	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2	$20,833,333	$20,833,333	MSBAM 2025-C35	No
Whole Loan	$340,000,000	$340,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Washington Square Whole Loan are, collectively, PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administrated real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets, Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million SF of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$30,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of approximately 1.4 million people and approximately 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for development as a Dick’s House of Sport concept store. Dick’s has entered into a ground lease and is currently building out the Dick’s House of Sport store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 Sales per SF) and The Cheesecake Factory (10,178 SF / $1,217 Sales pe SF), which collectively generated approximately $28.0 million of sales in 2024.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of UW base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed five-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.5% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of UW base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a fashion retailer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported that its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.5% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property.

Dick’s (90,000 SF; 9.0% of NRA; 7.0% of UW base rent): (Fitch/Moody's/S&P: NR/Baa2/BBB) Dick’s was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 SF of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 SF of land, to be located on a former Sears pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurances that such month-to-month lease will continue in effect until the new store is open, and as to whether or when the new store will open.

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$30,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The following table presents a summary regarding the major tenants at the Washington Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$300,000	0.9%	$1.42	8/31/2030	7 x 5 year
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$399,600	1.2%	$2.22	2/28/2035	3 x 10 year
Dick’s	NR/Baa2/BBB	90,000	9.0%	$2,368,800	7.0%	$26.32	MTM(3)	3 x 5 year
Anchor Tenants Subtotal/Wtd. Avg.		480,585	48.3%	$3,068,400	9.1%	$6.38

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$659,900	2.0%	$31.06	1/31/2026	None
H&M	NR/NR/BBB	19,481	2.0%	$783,659	2.3%	$40.23	1/31/2027	1 x 5 year
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$730,815	2.2%	$71.74	3/31/2030	None
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$508,900	1.5%	$50.00	1/31/2031	1 x 5 year
Apple Store	NR/Aaa/AA+	9,500	1.0%	$1,102,665	3.3%	$116.07	1/31/2028	1 x 5 year
Janelle James	NR/NR/NR	9,321	0.9%	$0(4)	0.0%(4)	$0.00(4)	Various(5)	None
Din Tai Fung	NR/NR/NR	9,000	0.9%	$561,690	1.7%	$62.41	2/28/2029	2 x 5 year
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$763,058	2.3%	$85.45	1/31/2026	None
Aritzia	NR/NR/NR	7,880	0.8%	$471,382	1.4%	$59.82	1/31/2033	None
Hollister Co.	NR/NR/NR	7,626	0.8%	$346,932	1.0%	$45.49	1/31/2026	None
Major Tenants Subtotal/Wtd. Avg.		113,349	11.4%	$5,929,001	17.6%	$52.31

Other Tenants		257,752	25.9%	$24,673,120	73.3%	$95.72
Occupied Subtotal/Wtd. Avg.		851,686	85.6%	$33,670,522	100.0%	$39.53

Vacant Space		142,882	14.4%
Total/Wtd. Avg.		994,568	100.0%

(1)	Information is based on the underwritten rent roll dated March 27, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	See “Major Tenants – Dick’s” regarding the new ground lease for the Dick’s House of Sport store. The Washington Square Whole Loan was underwritten based on the current month-to-month lease.
(4)	Janelle James does not have underwritten rent as the store is a categorized as under a Specialty Lease Agreement and is being underwritten separately.
(5)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF on a MTM schedule.

The following tables present certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales (1)(2)
	2019	2022	2023	2024
Gross Mall Sales:	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales (Inline < 10,000 SF):	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales (Inline < 10,000 SF, Excluding Apple):	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA:	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF:	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4):	$151,865,839	$136,484,122	$133,879,898	$137,226,771

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$30,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%
Tenant Sales (1)(2)
	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James(5)	9,321	NAV	NAV	NAV	NAV	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%

(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property .
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	31	148,984	15.0%	15.0%	$5,603,773	16.6%	16.6%	$37.61
2026	32	87,253	8.8%	23.8%	$8,656,859	25.7%	42.4%	$99.22
2027	12	40,444	4.1%	27.8%	$2,810,101	8.3%	50.7%	$69.48
2028	8	26,642	2.7%	30.5%	$2,948,866	8.8%	59.5%	$110.68
2029	10	26,100	2.6%	33.1%	$2,363,731	7.0%	66.5%	$90.56
2030	14	258,142	26.0%	59.1%	$4,588,618	13.6%	80.1%	$17.78
2031	5	24,784	2.5%	61.6%	$1,715,384	5.1%	85.2%	$69.21
2032	1	1,064	0.1%	61.7%	$154,642	0.5%	85.7%	$145.34
2033	6	27,153	2.7%	64.4%	$1,658,856	4.9%	90.6%	$61.09
2034	4	13,606	1.4%	65.8%	$1,051,739	3.1%	93.7%	$77.30
2035	8	197,514	19.9%	85.6%	$2,117,953	6.3%	100.0%	$10.72
2036 & Thereafter	0	0	0.0%	85.6%	$0	0.0%	100.0%	$0.00
Vacant	0	142,882	14.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	131	994,568	100.0%		$33,670,522	100.0%		$39.53

(1)	Information is based on the underwritten rent roll as of March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. According to the appraisal, the Washington Square Property is located in the Portland Retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland Retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral stores).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 PSF is the highest of all the submarkets in the market, which averages $22.83. Asking rent in the submarket and market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 PSF by 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$30,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Washington Square Property:

Market Rent Summary
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projection	Tenant Improvement(1)
Washington Square	$69.91	$68.92	3.0% per year	$40.00

Source: Appraisal
(1)	Applies to in-line space.

The following table presents certain information relating to comparable retail centers with respect to the Washington Square Property:

Comparable Retail Lease Summary(1)
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Sales PSF	Distance to Subject	Occupancy
Washington Square (subject)(1) Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)	Dick’s, JCPenney, Macy’s, Nordstrom	$1,200 - $1,300(3)	NAP	85.6%(2)
Bridgeport Village Tigard, OR	2004 / 2022	485,584	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble	$900 - $1,100(3)	5.7 miles	96.8%
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	Best Buy, Old Navy, BootBarn, PetSmart	NAV	6.2 miles	95.1%
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels	NAV	6.1 miles	96.9%
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social	$450 - $500(4)	8.7 miles	63.2%
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	Dick’s, Macy’s, JCPenney, REI	$550 - $650	14.1 miles	84.8%

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Size (SF) and Occupancy exclude the non-collateral space.
(3)	Sales PSF includes Apple.
(4)	Sales PSF excludes luxury. Sales PSF including luxury are over $2,500.

Appraisal. The appraisal is based on the assumption that Dick’s, which currently leases 90,000 SF on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. A ground lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 SF of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 SF of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumption.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025, the Washington Square Property had a recognized environmental condition relating to the operation of a dry cleaner at the northeast adjacent property from approximately 1991 to at least May 2024. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$30,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Washington Square Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF(5)
Gross Potential Rent(1)	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28
Reimbursements	9,362,302	10,174,065	10,878,330	11,694,598	12,481,747	$12.55
Other Income(2)	7,544,280	12,195,473	7,639,570	6,938,175	5,246,301	$5.27
Less Vacancy & Credit Loss	331,602	2,017	(194,460)	74,039	(3,509,611)	($3.53)
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58

Real Estate Taxes	2,413,579	$2,491,047	2,572,031	2,602,680	3,074,235	$3.09
Insurance	528,609	$583,308	668,975	817,604	764,945	$0.77
Other Expenses	5,698,890	$6,094,999	6,760,855	6,912,670	7,462,173	$7.50
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36

Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22
Capital Expenditures	0	0	0	0	198,914	$0.20
TI/LC	0	0	0	0	994,568	$1.00
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02

Occupancy %	93.8%	96.5%	98.1%	97.8%	85.6%(3)
NOI DSCR(4)	1.82x	2.12x	1.97x	2.08x	2.13x
NCF DSCR(4)	1.82x	2.12x	1.97x	2.08x	2.07x
NOI Debt Yield(4)	10.3%	12.0%	11.2%	11.8%	12.1%
NCF Debt Yield(4)	10.3%	12.0%	11.2%	11.8%	11.7%

(1)	Based on the underwritten rent roll dated as of March 27, 2025. Includes rents from Dick’s, which leases its space on a month-to-month basis.
(2)	Other Income includes percent in lieu, overage rent, specialty leasing, business development, storage income, and miscellaneous income.
(3)	UW Occupancy % is based on the underwritten rent roll dated as of March 27, 2025.
(4)	DSCRs and Debt Yields are based on the Washington Square Whole Loan.
(5)	Based on 994,568 collateral SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Mortgage Loan No. 12 – The Willard & The Met
Mortgage Loan Information				Property Information
Mortgage Loan Seller:			BSPRT	Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location:	Owings Mills, MD 21117
Original Balance(1):			$25,000,000	General Property Type:	Multifamily
Cut-off Date Balance(1):			$25,000,000	Detailed Property Type:	Mid Rise
% of Initial Pool Balance:			3.6%	Title Vesting:	Leasehold
Loan Purpose:			Refinance	Year Built/Renovated:	Various/NAP
Borrower Sponsor:			Howard S. Brown	Size:	341 Units
Guarantor:			Howard S. Brown	Cut-off Date Balance Per Unit(1):	$195,015
Mortgage Rate:			6.5800%	Maturity Date Balance Per SF(1):	$195,015
Note Date:			9/9/2025	Property Manager:	David S. Brown Enterprises, Ltd.
Maturity Date:			10/6/2035
Term to Maturity:			120 months	Underwriting and Financial Information
Amortization Term:			0 months	UW NOI:	$5,630,782
IO Period:			120 months	UW NCF:	$5,545,532
Seasoning:			0 months	UW NOI Debt Yield(1):	8.5%
Prepayment Provisions:			L(24),D(92),O(4)	UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:			Springing/Springing	UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type:			Pari Passu	UW NCF DSCR(1):	1.25x
Additional Debt Balance:			$41,500,000	Most Recent NOI(2)(3):	$5,327,046 (7/31/2025 TTM)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI(3):	$4,000,064 (12/31/2024)
				3rd Most Recent NOI(3):	$1,975,553 (12/31/2023)
				Most Recent Occupancy:	94.4% (9/2/2025)
Reserves				2nd Most Recent Occupancy:	92.3% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.2% (12/31/2023)
RE Taxes:	$155,324	$77,662	NAP	Appraised Value (as of):	$104,100,000 (6/27/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$305,279
Replacement Reserves:	$0	$7,104	$250,000	Cut-off Date LTV Ratio(1):	63.9%
Ground Rent Reserves:	$15,638	Springing	NAP	Maturity Date LTV Ratio(1):	63.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$66,500,000	100.0%	Existing Debt:	$63,575,970	95.6%
			Closing Costs:	1,518,190	2.3
			Return of Equity:	1,234,878	1.9
			Upfront Reserves:	170,962	0.3
Total Sources:	$66,500,000	100.0%	Total Uses:	$66,500,000	100.0%

(1)	The Willard & The Met Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $66.5 million (“The Willard & The Met Whole Loan”). The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Willard & The Met Whole Loan.
(2)	The increase in the UW NOI from Most Recent NOI can be attributed to the increase in occupancy following the stabilization of both The Willard & The Met Properties (as defined below).
(3)	The increases in NOI from the 3rd Most Recent NOI to the 2nd Most Recent NOI and from the 2nd Most Recent NOI to the Most Recent NOI periods were primarily attributable to The Willard & The Met Properties being in lease-up.

The Mortgage Loan. The twelfth largest mortgage loan (“The Willard & The Met Mortgage Loan”) is part of The Willard & The Met Whole Loan, which is evidenced by four pari passu promissory notes in the aggregate original principal amount of $66,500,000 and secured by the borrowers’ leasehold interests in one 227-unit multifamily property (“The Willard Property”) and one 114-unit multifamily property (“The Met Property”, together with The Willard Property, “The Willard & The Met Properties”), both located in Owings Mills, Maryland. The Willard & The Met Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a fixed rate of 6.5800% per annum on an Actual/360 basis. The Willard & The Met Whole Loan was originated on September 9, 2025, by BSPRT CMBS Finance, LLC (“BSPRT”). The Willard & The Met Mortgage Loan is evidenced by the non-controlling Note A-2 and the non-controlling Note A-3, with an aggregate original principal balance of $25,000,000. The Willard & The Met Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C13 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$25,000,000
Various	The Willard & The Met	Cut-off Date LTV:	63.9%
Owings Mills, MD 21117		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.5%

The table below identifies the promissory notes that comprise The Willard & The Met Whole Loan:

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C13	Yes
A-2	$20,000,000	$20,000,000	WFCM 2025-C65	No
A-3	$5,000,000	$5,000,000	WFCM 2025-C65	No
A-4	$1,500,000	$1,500,000	BMO 2025-C13	No
Whole Loan	$66,500,000	$66,500,000

The Borrowers and the Borrower Sponsor. The borrowers are OMTC Land Unit 10, LLC and OMTC Land Unit 11, LLC, each a special purpose Maryland limited liability company each with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Willard & The Met Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Howard S. Brown. Howard S. Brown is the Chairman of David S. Brown Enterprises, Ltd., a full-service real estate company that was formed in 1973 by Howard S. Brown. The company develops, builds, manages and leases apartment communities, commercial office buildings, retail shopping centers and mixed-use communities, as well as single family and townhomes built for sale. After initially starting as a developer of small apartment buildings and retail centers, David S. Brown Enterprises, Ltd. moved to larger scale developments such as complex mixed-use office parks and retail projects, high-rise towers located in the core of Baltimore, several transit-oriented developments connected to heavy rail systems and the master planning of an entire educational campus at Stevenson University. As of October 31, 2024, the borrower sponsor managed 2,369 multifamily units, totaling a market value of approximately $309.8 million and approximately 3.6 million SF of commercial space, totaling a market value of approximately $424.5 million.

The Properties. The Willard & The Met Properties are located within Metro Centre at Owings Mills (the “Metro Centre Development”), in Owings Mills, Maryland. The Metro Centre Development is a mixed-use development owned and developed (or in the process of being developed) by the borrower sponsor or affiliates of the borrower sponsor. The Metro Centre Development is located in Baltimore County and is a transit-oriented development, designed to integrate residential, commercial and recreational spaces around a central transportation hub. The Metro Centre Development is subject to a long-term ground lease (the “Master Ground Lease”) between The Maryland Transit Administration (“MTA”), which is an agency of the state of Maryland Department of Transportation, as the fee owner, and Owings Mills Transit, LLC, an affiliate of the borrowers, as ground lessee. Each of The Willard Property & The Met Property is subject to an individual ground lease (as described below under “Ground Leases”), which are not cross defaulted with each other or with the Master Ground Lease.

Certain portions of the Metro Centre Development (including The Willard & The Met Properties) are subject to a leasehold condominium currently consisting of 12 units (Units 1 through 11 and Unit A). The borrowers own two units (Units 10 and 11), and the remaining units are owned by affiliates of the borrowers. The Metro Centre Development is also subject to a Reciprocal Easement Agreement (“REA”) governing the parcels within the Metro Centre Development (including The Willard & The Met Properties). Pursuant to the REA, The Willard & The Met Properties have perpetual access to the Metro Centre Development parking garages on a first-come, first-serve basis. In addition, The Willard & The Met Properties (together with other parcels that make up the Metro Centre Development) are subject to a special tax related to the development and maintenance of improvements at the Metro Centre Development.

The Willard. The Willard Property is a mid-rise multifamily property totaling 227 multifamily units located at 5000 Waverly Lane in Owings Mills, Maryland. Constructed in 2022, The Willard Property features a seven-story apartment building situated on a 2.53-acre site. Amenities at The Willard Property include a free parking garage, outdoor swimming pool with sundeck and grilling area, two courtyards, a clubroom and fitness center. Unit amenities include a stainless appliance package, gas range/oven, refrigerator, garbage disposal, dishwasher, built-in microwave and a washer/dryer. Select units feature private patios or balconies. The multifamily unit mix consists of 146 one-bedroom units and 81 two-bedroom units. As of September 2, 2025, the residential units were 93.0% occupied. Each unit is individually metered for electrical usage and tenants pay for all utilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$25,000,000
Various	The Willard & The Met	Cut-off Date LTV:	63.9%
Owings Mills, MD 21117		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.5%

The following table presents detailed information with respect to the unit mix at The Willard Property:

The Willard Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
1X1 - A	5	2.2%	5	100.0%	687	$1,810	$2.63
1X1 - B	5	2.2%	4	80.0%	775	$1,900	$2.45
1X1 - C	46	20.3%	44	95.7%	802	$1,815	$2.26
1X1 - D	65	28.6%	58	89.2%	834	$1,979	$2.37
1X1 - E	5	2.2%	5	100.0%	858	$2,046	$2.38
1X1 - F	5	2.2%	5	100.0%	900	$2,121	$2.36
1X1 - G	5	2.2%	5	100.0%	917	$2,193	$2.39
1X1 - H	10	4.4%	10	100.0%	930	$2,064	$2.22
2X2 - A	41	18.1%	36	87.8%	1,034	$2,506	$2.42
2X2 - B	15	6.6%	14	93.3%	1,144	$2,692	$2.35
2X2 - C	10	4.4%	10	100.0%	1,192	$2,600	$2.18
2X2 - D	5	2.2%	5	100.0%	1,230	$2,685	$2.18
2X2 - E	5	2.2%	5	100.0%	1,237	$2,642	$2.14
2X2 - F	5	2.2%	5	100.0%	1,246	$2,711	$2.18
Total/Wtd. Avg.	227	100.0%	211	93.0%	930	$2,170	$2.33
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contractual rent of the Occupied Units.

The Met. The Met Property is a mid-rise multifamily property totaling 114 multifamily units, located at 10500 Grand Central Avenue in Owings Mills, Maryland. Constructed in 2020, The Met Property features a seven-story apartment building situated on a 1.08-acre site. Amenities at The Met Property include a free parking garage, dog park, multi-media center with free WiFi, outdoor swimming pool with sundeck, outdoor grilling area with fire pit, media lounge, conference room, game room, fitness center and a yoga/special events room. Unit amenities include stainless steel appliances, walk-in closets, washer/dryers and iButton key entry and electronic locks. The multifamily unit mix consists of 86 one-bedroom units and 28 two-bedroom units. As of September 2, 2025, the residential units were 97.4% occupied. Each unit is individually metered for electricity. The Met Property has access to an adjacent eight-level parking garage, which is free to anyone visiting the Metro Centre Development.

The following table presents detailed information with respect to the unit mix at The Met Property:

The Met Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
1x1 - A	42	36.8%	41	97.6%	819	$2,007	$2.45
1x1 - B	6	5.3%	6	100.0%	822	$2,002	$2.44
1x1 - C	6	5.3%	5	83.3%	946	$2,116	$2.24
1x1 - D	6	5.3%	6	100.0%	961	$2,340	$2.43
1x1 - E	12	10.5%	12	100.0%	962	$2,314	$2.40
1x1 - F	12	10.5%	11	91.7%	962	$2,204	$2.29
1x1 - G	2	1.8%	2	100.0%	1,038	$2,507	$2.42
2X2	28	24.6%	28	100.0%	1,171	$2,577	$2.20
Total/Wtd. Avg.	114	100.0%	111	97.4%	954	$2,235	$2.34
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contractual rent of the Occupied Units.

The Market. The Willard & The Met Properties are located in Owings Mills, Maryland, within the Baltimore Columbia Towson core based statistical area. Anchored by Johns Hopkins University, federal and military facilities and the Port of Baltimore, one of the busiest deepwater ports on the East Coast, the area maintains a stable economy supported by healthcare, education, research and logistics. According to the appraisal, Baltimore’s central location, transportation infrastructure, and role as a distribution hub continue to drive growth, particularly from eCommerce activity.

The Willard & The Met Properties are adjacent to the Owings Mills Metro Subway Station at I-795 and Painters Mill Road, approximately 21 miles northwest of downtown Baltimore and 22 miles north of Baltimore/Washington International Airport. Owings Mills offers a suburban mix of residential, retail, and office uses, with nearby amenities including Foundry Row, Mill Station and the Owings Mills Mall area. Major employers include T. Rowe Price, ADP, BlueCross / BlueShield and Baltimore Life Insurance Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$25,000,000
Various	The Willard & The Met	Cut-off Date LTV:	63.9%
Owings Mills, MD 21117		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.5%

According to a third-party market research report, the 2024 population within a one-, three- and five-mile radius of The Willard Property was 10,329, 94,197 and 185,301, respectively, and the 2024 average household income within the same radii was $107,941, $107,162 and $108,793 respectively.

According to a third-party market research report, the 2024 population within a one-, three- and five-mile radius of The Met Property was 11,009, 93,623 and 179,925, respectively, and the 2024 average household income within the same radii was $102,136, $108,575, and $109,265 respectively. According to the appraisals, The Willard & The Met Properties are located in the Pikesville/Randallstown/Owings Mills apartment submarket within the Baltimore apartment market. As of the first quarter of 2025, the Baltimore apartment market contained 180,825 units within 720 buildings, with a vacancy rate of 4.3%. The asking rental rate in the market stood at $1,555 per month, and the effective rental rate was $1,495 per month. A total of 558 new units were completed, while the market experienced a positive net absorption of 384 units. The Pikesville/Randallstown/Owings Mills submarket contained 29,838 units within 116 buildings, with a vacancy rate of 3.5% and an asking rental rate of $1,482 per month as of the first quarter of 2025. The effective rental rate within the submarket stood at $1,452 per month. No units were completed, while the submarket experienced a positive net absorption of 24 units.

The following table presents multifamily rental data at comparable properties with respect to The Willard Property:

The Willard Comparable Rental Summary(1)
Property Name / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Willard(2) 5000 Waverly Lane Owings Mills, MD	2022 / NAP(1)	93.0%	227	1 BR/1 BA 2 BR/2 BA	829 1,112	$2.34 $2.32	$1,939 $2,588
Groveton Green Apartments 9401 Groveton Circle Owings Mills, MD	2013 / NAP	96.9%	226	1 BR / 1 BA 2 BR / 2 BA	888 1,209	$2.07 $1.98	$1,834 $2,390
Greenwich Place 10090 Mill Run Circle Owings Mills, MD	2007 / NAP	97.9%	332	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	892 1,314 1,508	$1.81 $1.69 $1.92	$1,612 $2,218 $2,898
The View at Mill Run 9755 Mill Centre Drive Owings Mills, MD	2011 / NAP	95.7%	375	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	819 1,183 1,187	$2.04 $1.73 $2.01	$1,670 $2,044 $2,391
Metro Crossing at Owings Mills 10209 Grand Central Avenue Owings Mills, MD	2014 / NAP	97.4%	232	1 BR / 1 BA 2 BR / 2 BA	789 1,027	$2.30 $2.04	$1,815 $2,091
Avalon Foundry Row 9830 Reisterstown Road Owings Mills, MD	2021 / NAP	87.4%	437	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	546 760 1,205 1,335	$2.97 $2.66 $2.21 $2.19	$1,621 $2,018 $2,666 $2,928
The Met(2) 10500 Grand Central Avenue Owings Mills, MD	2020 / NAP(1)	97.4%	114	1 BR / 1 BA 2 BR / 2 BA	883 1,171	$2.40 $2.20	$2,120 $2,577
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 2, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$25,000,000
Various	The Willard & The Met	Cut-off Date LTV:	63.9%
Owings Mills, MD 21117		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.5%

The following table presents multifamily rental data at comparable properties with respect to The Met Property:

The Met Comparable Rental Summary(1)
Property Name / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Met(2) 10500 Grand Central Avenue Owings Mills, MD	2020 / NAP(1)	97.4%	114	1 BR/1 BA 2 BR/2 BA	883 1,171	$2.40 $2.20	$2,120 $2,577
Metro Crossing at Owings Mills 10209 Grand Central Avenue Owings Mills, MD	2014 / NAP	97.4%	232	1 BR / 1 BA 2 BR / 2 BA	789 1,027	$2.30 $2.04	$1,815 $2,091
Avalon Foundry Row 9830 Reisterstown Road Owings Mills, MD	2021 / NAP	87.4%	437	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	546 760 1,205 1,335	$2.97 $2.66 $2.21 $2.19	$1,621 $2,018 $2,666 $2,928
Groveton Green Apartments 9401 Groveton Circle Owings Mills, MD	2013 / NAP	96.9%	226	1 BR / 1 BA 2 BR / 2 BA	888 1,209	$2.07 $1.98	$1,834 $2,390
Greenwich Place 10090 Mill Run Circle Owings Mills, MD	2007 / NAP	97.9%	332	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	892 1,314 1,508	$1.81 $1.69 $1.92	$1,612 $2,218 $2,898
Mode at Owings Mills 4700 Riverstone Drive Owings Mills, MD	2002 / 2016	94.4%	324	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	839 1,161 1,369	$2.24 $1.58 $1.69	$1,879 $1,831 $2,308
The Willard(2) 5000 Waverly Lane Owings Mills, MD	2022 / NAP(1)	93.0%	227	1 BR / 1 BA 2 BR / 2 BA	829 1,112	$2.34 $2.32	$1,939 $2,588
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 2, 2025.

Appraisal. According to the appraisals, The Willard Property had an “As Is” value of $70,000,000 as of June 27, 2025 and The Met Property had an “As Is” value of $34,100,000 as of June 27, 2025.

Environmental Matters. According to the Phase I environmental assessments dated June 24, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at The Willard & The Met Properties.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical and current occupancy of The Willard & The Met Properties:

Historical and Current Occupancy
	2023(1)	2024(1)	Current(2)
The Willard	63.1%	90.8%	93.0%
The Met	75.4%	95.4%	97.4%
Total/Wtd. Avg.(3)	67.2%	92.3%	94.4%
(1)	Historical occupancies are as of the month ending December 31 of each respective year.
(2)	Current occupancy is as of September 2, 2025.
(3)	Total/Wtd. Avg. is based on unit count from the rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$25,000,000
Various	The Willard & The Met	Cut-off Date LTV:	63.9%
Owings Mills, MD 21117		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the operating history and underwritten cash flows of The Willard & The Met Properties:

	Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM 7/31/2025	Underwritten	Per Unit	%(2)
Rents In-Place	$9,127,921	$8,985,634	$8,919,880	$8,998,428	$26,388	96.5%
Gross Potential Rent	$9,127,921	$8,985,634	$8,919,880	$8,998,428	$26,388	96.5%
Other Income(3)	226,827	259,780	389,736	328,629	964	3.5%
Net Rental Income	$9,354,748	$9,245,415	$9,309,617	$9,327,057	$27,352	100.0%
(Vacancy/Credit Loss)	($4,483,745)	($2,404,182)	($1,065,991)	($517,896)	(1,519)	(5.6)%
Effective Gross Income	$4,871,003	$6,841,232	$8,243,626	$8,809,161	$25,833	94.4%
Total Expenses	$2,895,450	$2,841,168	$2,916,580	$3,178,378	$9,321	36.1%
Net Operating Income(4)	$1,975,553	$4,000,064	$5,327,046	$5,630,782	$16,513	63.9%
Replacement Reserve	0	0	0	85,250	250	1.0%
Net Cash Flow	$1,975,553	$4,000,064	$5,327,046	$5,545,532	$16,263	63.0%

Occupancy %(5)	67.2%	92.3%	94.4%(7)	94.2%
NOI DSCR(6)	0.45x	0.90x	1.20x	1.27x
NCF DSCR(6)	0.45x	0.90x	1.20x	1.25x
NOI Debt Yield(6)	3.0%	6.0%	8.0%	8.5%
NCF Debt Yield(6)	3.0%	6.0%	8.0%	8.3%
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is derived from RUBS, laundry operations, and various miscellaneous and ancillary sources.
(4)	The increase in the UW NOI from Most Recent NOI can be attributed to the increase in occupancy following the stabilization of The Willard & The Met Properties.
(5)	Underwritten Occupancy represents the underwritten economic occupancy and historical occupancies represent physical occupancies as of the month ending December 31 of each respective year.
(6)	DSCR and Debt Yields are based on The Willard & The Met Whole Loan.
(7)	Represents the physical occupancy as of the underwritten rent roll dated September 2, 2025

Property Management. The Willard & The Met Properties are self-managed by David S. Brown Enterprises, Ltd., an affiliate of the borrower sponsor.

Ground Lease. The fee simple interest in The Willard & The Met Properties is owned by the MTA, an agency of the Maryland Department of Transportation, and the collateral for The Willard & The Met Whole Loan consists of the borrowers’ leasehold interests in The Willard & The Met Properties. In connection with the origination of The Willard & The Met Whole Loan, the MTA, as ground lessor, and the borrowers, as ground lessee, entered into two phase ground leases (each, a “The Willard & The Met Ground Lease” and collectively, the “The Willard & The Met Ground Leases”), one of which comprises The Willard Property, and one of which comprises The Met Property. Each ground lease is substantially identical (other than with respect to the amount of ground rent owed) and, together with the estoppel and agreements delivered by the MTA in favor of the lender in connection with the origination of The Willard & The Met Mortgage Loan, contains customary lender financing protections and is not cross defaulted with any other ground leases with the MTA that affiliates of the borrowers may be party to or any of the development agreements with the borrower sponsor as developer of the Metro Centre Development. Each of The Willard & The Met Ground Leases terminates on October 1, 2087 with one, 10-year extension option and one, four-year extension option thereafter. The current per annum rent as of December 1, 2025 for the phase ground lease demising The Willard Property is $67,647, which escalates by 2.0% per annum over both the initial lease term and the renewal terms. The current per annum rent as of December 1, 2025 for the phase ground lease demising The Met Property is $28,846, which escalates by 2.0% per annum over both the initial lease term and the renewal terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Mortgage Loan No. 13 – CVS-Walgreens Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Various
Original Balance:		$24,000,000		General Property Type:	Retail
Cut-off Date Balance:		$24,000,000		Detailed Property Type:	Single Tenant
% of Initial Pool Balance:		3.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/NAP
Borrower Sponsor:		Stewart Alpert		Size:	80,665 SF
Guarantor:		Stewart Alpert		Cut-off Date Balance PSF:	$298
Mortgage Rate:		6.8920%		Maturity Balance PSF:	$298
Note Date:		7/23/2025		Property Manager:	Self-managed
Maturity Date:		8/6/2035
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,266,520
IO Period:		120 months		UW NCF	$2,058,205
Seasoning:		2 months		UW NOI Debt Yield:	9.4%
Prepayment Provisions:		L(12),YM2(14),DorYM2(90),O(4)		UW NCF Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	9.4%
Additional Debt Type:		NAP		UW NCF DSCR:	1.23x
Additional Debt Balance:		NAP		Most Recent NOI(1):	NAV
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(1):	NAV
Reserves				3rd Most Recent NOI(1):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$18,356	$1,530	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	$1,008	NAP	Appraised Value (as of)(2):	$35,700,000 (Various)
TI/LC Reserve:	$0	$20,166	NAP	Appraised Value per SF:	$443
				Cut-off Date LTV Ratio:	67.2%
				Maturity Date LTV Ratio:	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$24,000,000	84.4%	Loan Payoff:	$27,195,872	95.6%
Borrower Sponsor Equity:	$4,435,838	15.6%	Closing Costs:	$1,221,610	4.3%
			Upfront Reserves:	$18,356	0.1%

Total Sources:	$28,435,838	100.0%	Total Uses:	$28,435,838	100.0%

(1)	Historical cash flow information is unavailable as the leases at the CVS-Walgreens Portfolio Properties (as defined below) are triple net or absolute net with all expenses being paid directly by tenants.
(2)	The appraisals concluded to an aggregate “as-is” value for the CVS-Walgreens Portfolio Properties of $35,700,000 as of various dates between April 9, 2025 and April 17, 2025.

The Mortgage Loan. The thirteenth largest mortgage loan (the “CVS-Walgreens Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $24,000,000 and secured by a first-priority fee mortgage encumbering a portfolio of six single-tenant retail properties located in Maryland, New Jersey, Minnesota, Arkansas, Delaware and Michigan (the “CVS-Walgreens Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Mohegan Ellicott LLC, Mohegan Hastings LLC, Belartes Selbyville LLC, Belartes Westland LLC, Belmont Highland LLC and Belmont Fayetteville LLC, each a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Stewart Alpert. Stewart Alpert is an active real estate investor who currently owns and manages approximately 1,200 residential units in the New York City area and three Walgreens-anchored centers in Colorado and Ohio.

The Properties. The CVS-Walgreens Portfolio Properties are comprised of six single-tenant retail properties located in Maryland (“Walgreens Ellicott City Property”), New Jersey (“CVS Highlands Property”), Minnesota (“CVS Hastings Property”), Arkansas (“CVS Fayetteville Property’), Delaware (“CVS Selbyville Property”) and Michigan (“CVS Westland Property”). The CVS-Walgreens Portfolio Properties total 80,665 SF of net rentable area.

Walgreens Ellicott City Property. The Walgreens Ellicott City Property is a single-story, 14,490 SF retail property built in 2015 situated on a 1.37-acre site in Ellicott City, Maryland. The borrower sponsor acquired the Walgreens Ellicott City Property in 2015 for approximately $12.2 million. The Walgreens Ellicott City Property features 120 parking spaces resulting in a parking ratio of 8.28 per 1,000 SF of net rentable area. The Walgreens Ellicott City Property is currently 100.0% occupied by Walgreen Co. (“Walgreens”) on a 75-year lease that expires in February 2090. The lease contains termination options that may be exercised every five years beginning in 2035 through 2085, provided the tenant gives 12 months’ written notice of its intention to terminate its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,000,000
Various	CVS-Walgreens Portfolio	Cut-off Date LTV:	67.2%
Various		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

CVS Highlands Property. The CVS Highlands Property is a single-story, 12,900 SF retail property built in 2014 situated on a 1.41-acre site located in Highlands, New Jersey. The borrower sponsor acquired the CVS Highlands Property in 2014 for approximately $8.9 million. The CVS Highlands Property features 63 parking spaces resulting in a parking ratio of 4.88 spaces per 1,000 SF of net rentable area. The CVS Highlands Property is currently 100.0% occupied by New Jersey CVS Pharmacy, L.L.C. (“CVS Highlands”) on an approximately 25-year lease that expires in January 2040. CVS Highlands has 10 five-year renewal options remaining and no termination options.

CVS Hastings Property. The CVS Hastings Property is a single-story, 13,225 SF retail property built in 2014 situated on a 1.80-acre site located in Hastings, Minnesota. The borrower sponsor acquired the CVS Hastings Property in 2015 for approximately $6.8 million. The CVS Hastings Property features 74 parking spaces resulting in a parking ratio of 5.60 spaces per 1,000 SF of net rentable area. The CVS Hastings Property is currently 100.0% occupied by Grand St. Paul CVS, L.L.C. (“CVS Hastings”) on an approximately 25-year lease that expires in January 2040. CVS Hastings has 10 five-year renewal options remaining and no termination options.

CVS Fayetteville Property. The CVS Fayetteville Property is a single-story, 13,225 SF retail property built in 2014 situated on a 1.73-acre site located in Fayetteville, Arkansas. The borrower sponsor acquired the CVS Fayetteville Property in 2015 for approximately $6.6 million. The CVS Fayetteville Property features 60 parking spaces resulting in a parking ratio of 4.54 spaces per 1,000 SF of net rentable area. The CVS Fayetteville Property is currently 100.0% occupied by Arkansas CVS Pharmacy, L.L.C. (“CVS Fayetteville”) on an approximately 25-year lease that expires in January 2040. CVS Fayetteville has 10 five-year renewal options remaining and no termination options.

CVS Selbyville Property. The CVS Selbyville Property is a single-story, 13,225 SF retail property built in 2014 situated on a 1.56-acre site located in Selbyville, Delaware. The borrower sponsor acquired the CVS Selbyville Property in 2015 for approximately $5.6 million. The CVS Selbyville Property features 55 parking spaces resulting in a parking ratio of 4.16 spaces per 1,000 SF of net rentable area. The CVS Selbyville Property is currently 100.0% occupied by Delaware CVS Pharmacy, L.L.C. (“CVS Selbyville”) on an approximately 25-year lease that expires in January 2040. CVS Selbyville has 10 five-year renewal options remaining and no termination options.

CVS Westland Property. The CVS Westland Property is a single-story, 13,600 SF retail property built in 2014 situated on a 1.20-acre site located in Westland, Michigan. The borrower sponsor acquired the CVS Westland Property in 2015 for approximately $5.5 million. The CVS Westland Property features 83 parking spaces resulting in a parking ratio of 6.1 spaces per 1,000 SF of net rentable area. The CVS Westland Property is currently 100.0% occupied by Woodward Detroit CVS, L.L.C. (“CVS Westland”) on an approximately 25-year lease that expires in January 2040. CVS Westland has 10 five-year renewal options remaining and no termination options.

The following table presents a summary of the CVS-Walgreens Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Total SF(2)	Retail Tenant Name	Occ.(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value(1)
Walgreens Ellicott City Property	Ellicott City, MD	2015/NAP	14,490	Walgreen Co.	100.0%	$6,453,782	26.9%	$594,051	26.2%	$9,600,000
CVS Highlands Property	Highlands, NJ	2014/NAP	12,900	New Jersey CVS Pharmacy, L.L.C.	100.0%	$5,176,471	21.6%	$495,074	21.8%	$7,700,000
CVS Hastings Property	Hastings, MN	2014/NAP	13,225	Grand St.Paul CVS, L.L.C.	100.0%	$3,428,571	14.3%	$324,647	14.3%	$5,100,000
CVS Fayetteville Property	Fayetteville, AR	2014/NAP	13,225	Arkansas CVS Pharmacy, L.L.C.	100.0%	$3,294,118	13.7%	$314,615	13.9%	$4,900,000
CVS Selbyville Property	Selbyville, DE	2014/NAP	13,225	Delaware CVS Pharmacy, L.L.C.	100.0%	$2,890,756	12.0%	$273,401	12.1%	$4,300,000
CVS Westland Property	Westland, MI	2014/NAP	13,600	Woodward Detroit CVS, L.L.C.	100.0%	$2,756,303	11.5%	$264,732	11.7%	$4,100,000
Total/ Wtd. Avg			80,665		100.0%	$24,000,000	100.0%	$2,266,520	100.0%	$35,700,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated May 1, 2025.

Major Tenants.

CVS Pharmacy (66,175 SF, 82.0% of NRA, 73.8% of UW base rent, Fitch/Moody’s/S&P: (BBB/Baa3/BBB). CVS Pharmacy (“CVS”), a subsidiary of CVS Health Corporation (Nasdaq: CVS), is the largest pharmacy chain in the United States with over 9,000 locations across the country. Founded in 1963 and headquartered in Woonsocket, Rhode Island, CVS offers a wide range of products including prescription drugs, over-the-counter medications, beauty products and convenience foods. CVS also provides healthcare services through their MinuteClinic medical clinics. All five CVS leases at the CVS-Walgreens Portfolio Properties are guaranteed by CVS Health Corporation, the main corporate entity of the parent company.

Walgreens (14,490 SF, 18.0% of NRA, 26.2% of UW base rent, Fitch/Moody’s/S&P: (NR/B1/BB-). Walgreens is privately-owned and is the second largest pharmacy chain in the United States with over 8,100 locations across the United States. Walgreens is a portfolio company of Sycamore Partners, a New York-based private equity firm. Founded in 1901 and headquartered in Deerfield, Illinois, Walgreens specializes in offering health and wellness products, health information, photo services and convenience products.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,000,000
Various	CVS-Walgreens Portfolio	Cut-off Date LTV:	67.2%
Various		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the tenancy at the CVS-Walgreens Portfolio Properties:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Walgreens	NR/B1/BB-	14,490	18.0%	$625,317	26.2%	$43.16	2/1/2090(3)	Yes(3)	None
CVS Westland	BBB/Baa3/BBB	13,600	16.9%	$278,665	11.7%	$20.49	1/31/2040	No	10 x 5 yr
CVS Fayetteville	BBB/Baa3/BBB	13,225	16.4%	$331,174	13.9%	$25.04	1/31/2040	No	10 x 5 yr
CVS Hastings	BBB/Baa3/BBB	13,225	16.4%	$341,734	14.3%	$25.84	1/31/2040	No	10 x 5 yr
CVS Selbyville	BBB/Baa3/BBB	13,225	16.4%	$287,791	12.1%	$21.76	1/31/2040	No	10 x 5 yr
CVS Highlands	BBB/Baa3/BBB	12,900	16.0%	$521,130	21.8%	$40.40	1/31/2040	No	10 x 5 yr
Subtotal/Wtd. Avg.		80,665	100.0%	$2,385,811	100.0%	$29.58
Other Tenants		0	0.0%	$0	0.0%	$0.00
Total Occupied Space		80,665	100.0%	$2,385,811	100.0%	$29.58
Vacant Space		0	0.0%
Total/Wtd. Avg.		80,665	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Beginning in February 2035, Walgreens has termination options that may be exercised every five years through 2085, provided the tenant gives 12 months’ written notice of its intention to terminate its lease.

The following table presents certain information with respect to the lease rollover at the CVS-Walgreens Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	6	80,665	100.0%	100.0%	$2,385,811	100.0%	100.0%	$29.58
Vacant	0	0	0.0%	0.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	6	80,665	100.0%		$2,385,811	100.0%		$29.58

(1)	Information is based on the underwritten rent roll dated May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,000,000
Various	CVS-Walgreens Portfolio	Cut-off Date LTV:	67.2%
Various		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to sales at the CVS-Walgreens Portfolio Properties:

Retail Sales Summary
Tenant Name	2024 Estimated Total Sales	2024 Estimated Total Sales PSF(1)(2)
Walgreens Ellicott City Property	$1,603,239	$111
CVS Highlands Property	$15,600,000	$1,209
CVS Hastings Property	$4,160,000	$315
CVS Fayetteville Property	$5,200,000	$393
CVS Selbyville Property	$9,100,000	$688
CVS Westland Property	$6,500,000	$478

(1)	The Walgreens Ellicott City Property sales figures represent the actual results from the 12-month period ending February 2025 as reported by Walgreens. However, the sales figures exclude pharmacy sales.
(2)	Estimated sales figures are sourced from a third-party report and include pharmacy sales estimates. CVS is not required to report actual sales figures.

The Markets.

Walgreens Ellicott City Property. The Walgreens Ellicott City Property is located in Ellicott City, Maryland, approximately 19 miles west of Baltimore. The Walgreens Ellicott City Property is situated on the south side of the Baltimore National Pike (US Highway Route 40). Enchanted Forest Shopping Center, anchored by Safeway, is situated directly northeast of the Walgreens Ellicott City Property (0.5 miles away). Princess Shopping Center and Forest Green Shopping Mall are both located directly east of the Walgreens Ellicott City Property (0.3 miles away), and are home to retailers such as SECU Credit Union, Glory Days Grill, Baltimore Orthodontic Group and JJ Golf Studio.

According to the appraisal, the Walgreens Ellicott City Property is located in the Ellicott City retail submarket. As of the fourth quarter of 2024, the Ellicott City retail submarket had an occupancy rate of 98.2%. The 2024 estimated population within a one-, three- and five-mile radius of the Walgreens Ellicott City Property was 8,294, 55,734 and 137,742, respectively, and the 2024 estimated median household income within the same radii was approximately $198,117, $155,647 and $138,260, respectively.

CVS Highlands Property. The CVS Highlands Property is located in Highlands, New Jersey, approximately 48 miles south of New York City. The CVS Highlands Property is situated along US Highway Route 36, proximate to Sandy Hook Bay Marina (1.4 miles away). Nearby retailers include Eastpointe Health & Fitness, The Bagel Nook, Jungle Jim & Jane and Kyoto Sushi (all approximately 0.2 miles away).

According to the appraisal, the CVS Highlands Property is located in the Eastern Monmouth retail submarket. As of the second quarter of 2024, the Eastern Monmouth retail submarket had an occupancy rate of 96.6%. The 2024 estimated population within a one-, three- and five-mile radius of the CVS Highlands Property was 1,137, 15,969 and 50,009, respectively, and the 2024 estimated median household income within the same radii was approximately $96,308, $139,440 and $139,953, respectively.

CVS Hastings Property. The CVS Hastings Property is located in Hastings, Minnesota, approximately 32 miles southeast of Minneapolis. The CVS Hastings Property is situated on Vermillion Street, which serves as one of the major access routes for the neighborhood of Hastings. Nearby retailers include Dairy Queen, Jersey Mike’s Subs and Dunkin’ (all approximately 0.3 miles away).

According to the appraisal, the CVS Hastings Property is located in the Eagan retail submarket. As of the fourth quarter of 2024, the Eagan retail submarket had an occupancy rate of 96.5%. The 2024 estimated population within a one-, three- and five-mile radius of the CVS Hastings Property was 7,395, 23,816 and 30,801, respectively, and the 2024 estimated median household income within the same radii was approximately $83,728, $88,830 and $91,457, respectively.

CVS Fayetteville Property. The CVS Fayetteville Property is located in Fayetteville, Arkansas, on North College Avenue. Nearby retailers include AMC Theaters and Hobby Lobby (both approximately 1.1 miles away). The University of Arkansas is located approximately 2.6 miles away from the CVS Fayetteville Property.

According to the appraisal, the CVS Fayetteville Property is located in the Greater Fayetteville retail submarket. As of the fourth quarter of 2024, the Greater Fayetteville retail submarket had an occupancy rate of 98.1%. The 2024 estimated population within a one-, three- and five-mile radius of the CVS Fayetteville Property was 8,481, 64,045 and 122,618, respectively, and the 2024 estimated median household income within the same radii was approximately $57,157, $53,191 and $59,873.

CVS Selbyville Property. The CVS Selbyville Property is located in Selbyville, Delaware, approximately five miles west of Fenwick Island, Delaware. Nearby retailers include McDonald’s, PNC Bank and Dunkin’ (all approximately 0.2 miles away). Bayside Golf Club is also approximately 0.2 miles away from the CVS Selbyville Property.

According to the appraisal, the CVS Selbyville Property is located in the Sussex County retail submarket. As of the fourth quarter of 2024, the Sussex County retail submarket had an occupancy rate of 95.9%. The 2024 estimated population within a one-, three- and five-mile radius of the CVS Selbyville Property was 3,028, 9,878 and 26,640, respectively, and the 2024 estimated median household income within the same radii was approximately $109,813, $101,202 and $91,794.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,000,000
Various	CVS-Walgreens Portfolio	Cut-off Date LTV:	67.2%
Various		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

CVS Westland Property. The CVS Westland Property is located in Westland, Michigan, approximately 21 miles west of Detroit. Situated on North Middlebelt Road, nearby retailers to the CVS Westland Property include Kroger, Rancho Grande Mexican Restaurant and Walgreens (all approximately 0.1 miles away).

According to the appraisal, the CVS Westland Property is located in the Southern I-275 Corridor retail submarket. As of the fourth quarter of 2024, the Southern I-275 Corridor retail submarket had an occupancy rate of 95.5%. The 2024 estimated population within a one-, three- and five-mile radius of the CVS Westland Property was 15,449, 130,091 and 304,675, respectively, and the 2024 estimated median household income within the same radii was approximately $66,351, $68,413 and $66,193.

The following table presents certain information relating to the appraisal’s market rent conclusion for the CVS-Walgreens Portfolio Properties:

Market Rent Summary(1)
	Walgreens Ellicott City Property	CVS Highlands Property	CVS Hastings Property	CVS Fayetteville Property	CVS Selbyville Property	CVS Westland Property
Property SF(2)	14,490	12,900	13,225	13,225	13,225	13,600
Market Rent (PSF per Year)	$43.16	$35.00	$21.00	$25.00	$22.50	$20.50
Lease Term (Years)	15.0	10.0	10.4	10.0	10.0	10.0
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	Abs. Net
Rent Increase Projection (per Year)	3.0%	3.0%	3.0%	1%-3%	10% every 5 years	None
Tenant Improvements (New Tenant) (PSF)	$10.00	$10.00	$5.00	$20.00	$10.00	$10.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$0.00	$5.00	$5.00	$0.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated May 1, 2025.

The following table presents recent leasing data at comparable retail properties with respect to the CVS-Walgreens Portfolio Properties:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Walgreens Ellicott City Ellicott City, MD	2015/NAP	14,490(2)	Walgreen Co.	14,490(2)	Feb-15(2)	900(2)	$43.16(2)
CVS Highlands Highlands, NJ	2014/NAP	12,900(2)	New Jersey CVS Pharmacy, L.L.C.	12,900(2)	Dec-14(2)	302(2)	$40.40(2)
CVS Fayetteville Fayetteville, AR	2014/NAP	13,225(2)	Arkansas CVS Pharmacy, L.L.C.	13,225(2)	Dec-14(2)	302(2)	$25.04(2)
CVS Westland Westland, MI	2014/NAP	13,600(2)	Woodward Detroit CVS, L.L.C.	13,600(2)	Dec-14(2)	302(2)	$20.49(2)
CVS Hastings Hastings, MN	2014/NAP	13,225(2)	Grand St. Paul CVS, L.L.C.	13,225(2)	Dec-14(2)	302(2)	$25.84(2)
CVS Selbyville Selbyville, Delaware	2014/NAP	13,225(2)	Delaware CVS Pharmacy, L.L.C.	13,225(2)	Dec-14(2)	302(2)	$21.76(2)
Walgreens Dayton, OH	2022/NAP	2,500	Walgreens	2,500	Jan-23	120	$45.64
CVS Brighton, MA	1930/NAP	8,878	CVS	8,878	Feb-23	120	$33.79
CVS Bella Vista, AR	2014/NAP	13,225	CVS	13,225	Oct-14	300	$23.27
Walgreens Novi, MI	1997/NAP	13,905	Walgreens	13,905	Jul-22	120	$20.12
Walgreens Sussex, WI	2005/NAP	14,820	Walgreens	14,820	Jun-24	144	$20.83
CVS Sunbury, PA	2000/NAP	10,125	CVS	10,125	Feb-21	240	$18.36

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated May 1, 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,000,000
Various	CVS-Walgreens Portfolio	Cut-off Date LTV:	67.2%
Various		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

Appraisal. The appraisals concluded to an aggregate “as-is” value for the CVS-Walgreens Portfolio Properties of $35,700,000 as of various dates between April 9, 2025 and April 17, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated April 25, 2025, there was no evidence of any recognized environmental conditions at the CVS-Walgreens Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the CVS-Walgreens Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$2,385,811	$29.58
(Vacancy/Concessions)	($119,291)	($1.48)
Effective Gross Income	$2,266,520	$28.10

Total Operating Expenses	$0	$0.00

Net Operating Income	$2,266,520	$28.10
Replacement Reserves	$29,846	$0.37
TI/LC	$178,470	$2.21
Net Cash Flow	$2,058,205	$25.52

Occupancy (%)(2)	95.0%
NOI DSCR	1.35x
NCF DSCR	1.23x
NOI Debt Yield	9.4%
NCF Debt Yield	8.6%

(1)	Historical cash flow information is unavailable as the leases at the CVS-Walgreens Portfolio Properties are triple net or absolute net with all expenses being paid directly by tenants.
(2)	UW Occupancy % represents underwritten economic occupancy. The CVS-Walgreens Portfolio Properties are 100% physically occupied.

Partial Release. The borrowers are permitted to release the Walgreens Ellicott City Property on any payment date after August 6, 2026, or, if electing to partially defease, on any payment date after (i) the date that is two years after the closing date of this securitization and (ii) July 23, 2028, subject to satisfaction of the conditions set forth in the CVS-Walgreens Portfolio Mortgage Loan documents, including, among other conditions, (i) the debt yield after giving effect to the release is at least the greater of the debt yield immediately prior to the release and the debt yield as of the origination date, (ii) after giving effect to the release, the LTV for all of the remaining properties is no more than 65.0%, (iii) compliance with REMIC related conditions and (iv) the borrowers prepay or defease (if after the defeasance open date) an amount of principal equal to (a) the greater of (x) 100.0% of the net sale proceeds and (y) 115.0% of the allocated loan amount of the released property, and if electing to partially prepay, accompanied by a prepayment premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Mortgage Loan No. 14 - Hampton Inn Blue Ridge

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/A2/NR			Location:	Blue Ridge, GA 30513
Original Balance:	$16,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$16,460,013			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2021/NAP
Borrower Sponsors:	Thomas John Huegel, Andrew Hibbard and			Size:	109 Rooms
	Hiten Patel			Cut-off Date Balance per Room:	$151,009
Guarantors	Thomas John Huegel, Andrew Hibbard and			Maturity Date Balance per Room: Room:	$130,115
	Hiten Patel			Property Manager:	Vision Hospitality
Mortgage Rate:	6.3970%				Management, LLC
Note Date:	7/11/2025
Maturity Date:	7/11/2035			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,955,944
Original Amortization Term:	360 months			UW NCF	$2,675,236
IO Period:	0 months			UW NOI Debt Yield:	18.0%
Seasoning:	3 months			UW NCF Debt Yield:	16.3%
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield at Maturity:	20.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.16x
Additional Debt Type:	NAP			Most Recent NOI:	$3,035,701 (4/30/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NO):	$2,915,947 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,566,383 (12/31/2023)
Reserves				Most Recent Occupancy:	72.1% (4/30/2025 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	70.5% (12/31/2024)
Taxes:	$25,004	$3,572	NAP	3rd Most Recent Occupancy:	69.5% (12/31/2023)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$29,800,000 (4/3/2025)
FF&E Reserve:	$0	$23,392	NAP	Appraised Value per Room:	$273,394
PIP Reserve:	$0	Springing(2)	NAP	Cut-off Date LTV Ratio:	55.2%
				Maturity Date LTV Ratio:	47.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,500,000	100.0%	Loan Payoff:	$12,950,543	78.5%
			Return of Equity:	$2,808,743	17.0%
			Closing Costs:	$715,710	4.3%
			Upfront Reserves:	$25,004	0.2%
Total Sources:	$16,500,000	100.0%	Total Uses:	$16,500,000	100.0%

(1)	Springing monthly deposits into the insurance reserve will be required if the following conditions are not satisfied; (i) no event of default is continuing, (ii) the liability and casualty insurance policies are part of a blanket or umbrella policy reasonably approved by the lender and (iii) the borrower provides the lender evidence of renewal and paid receipts for insurance premiums no later than 10 business days prior to the expiration dates of the policies.
(2)	Springing deposits into the PIP Reserve will be required at any time a property improvement plan is required by the franchisor in an amount equal to 125.0% of the estimated costs to complete such work, as reasonably determined by the lender.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Hampton Inn Blue Ridge Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,500,000 and secured by the fee interest in a 109-room limited-service hotel located in Blue Ridge, Georgia (the “Hampton Inn Blue Ridge Property”).

The Borrower and the Borrower Sponsors. The borrower is Blue Ridge Hotel, LLC, a single-purpose, Georgia limited liability company. The borrower sponsors and guarantors are Thomas John Huegel, Andrew Hibbard and Hiten Patel.

The Property. The Hampton Inn Blue Ridge Property is a five story, 109-room, limited-service upper midscale hotel located in Blue Ridge, Georgia. Built in 2021, the Hampton Inn Blue Ridge Property is operated under the Hilton Worldwide franchise system. The franchise agreement expires on February 28, 2041. The Hampton Inn Blue Ridge Property is situated on a site consisting of five tax parcels totaling 1.85 acres. The Hampton Inn Blue Ridge Property is located on the north side of the pedestrian-friendly downtown area in Blue Ridge, within walking distance of numerous shops and restaurants. Amenities at the Hampton Inn Blue Ridge Property include breakfast area/lobby, meeting space (900 SF), and a rooftop bar/restaurant (Hook & Eye), fitness center and sundry shop. There are 90 paved parking spaces on the primary parcel, with additional parking available in a gravel parking lot. The Hampton Inn Blue Ridge Property also includes a 1,200 SF single family residence built in 1935, used by the hotel owners for storage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Hospitality - Limited Service	Loan #14	Cut-off Date Balance:	$16,460,013
50 West Main Street	Hampton Inn Blue Ridge	Cut-off Date LTV:	55.2%
Blue Ridge, GA 30513		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	18.0%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hampton Inn Blue Ridge Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Hampton Inn Blue Ridge Property(3)(4)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	57.0%	$156.45	$89.24	66.0%	$195.01	$128.69	115.7%	124.6%	144.2%
12/31/2023 TTM	61.7%	$159.38	$98.38	69.5%	$199.92	$138.88	112.5%	125.4%	141.2%
12/31/2024 TTM	62.2%	$158.07	$98.30	70.4%	$206.96	$145.77	113.3%	130.9%	148.3%
4/30/2025 TTM	62.3%	$157.24	$98.03	72.1%	$210.32	$151.62	115.7%	133.8%	154.7%

Source: Industry Report.

(1)	The competitive set for 12/31/2022 TTM includes Holiday Inn Express & Suites Hiawassee, Hampton Inn Helen, Comfort Inn & Suites Blue Ridge, Comfort Inn & Suites East Ellijay and Fairfield Inn & Suites Helen.
(2)	The competitive set for 12/31/2023 TTM, 12/31/2024 TTM and 4/30/2025 TTM includes Holiday Inn Express & Suites Hiawassee, Hampton Inn Helen, Comfort Inn & Suites Blue Ridge, Fairfield Inn & Suites Helen and Holiday Inn Express & Suites Dahlonega – University Area.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing.
(4)	Occupancy, ADR and RevPAR for the Hampton Inn Blue Ridge Property for the 12/31/2022 TTM, 12/31/2023 TTM and 12/31/2024 TTM periods are based on an industry report and occupancy, ADR and RevPAR for the Hampton Inn Blue Ridge Property for the 4/30/2025 TTM period is based on the lender’s underwriting date.

The Market. The Hampton Inn Blue Ridge Property is located in Blue Ridge, Georgia, and is a popular tourist destination. The Hampton Inn Blue Ridge Property is connected to Atlanta through the US 76 (Appalachian Highway) runs along the north/west sides of downtown and provides access to the area from south and east Georgia. Blue Ridge Drive intersects with US 76 just north of downtown and is a primary access point to the area from the north. Frontage along W. Main Street, Messer Street, and W First St. access is provided by a curb cut on Messer Street. Due to the Hampton Inn Blue Ridge Property’s location in the mountains, major attractions in the area include outdoor activities such as hiking, camping, boating and fishing. According to the Appraisal, the Hampton Inn Blue Ridge Property’s demand segmentation is 10.0% transient corporate and 90.0% transient leisure.

According to the CoStar report, the 2024 population within a one-, three- and five-mile radius of The Hampton Inn Blue Ridge Property was 1,539, 5,568 and 11,325, respectively. The average household income for the same one-, three- and five-mile radius was $57,338, $71,367 and $75,387, respectively.

According to the appraisal, the property is located in the Georgia Northeast submarket. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Hampton Inn Blue Ridge Property.

The table below presents certain information relating to comparable sales pertaining to the Hampton Inn Blue Ridge Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Hampton Inn	Greensboro, NC	1996	125	Dec-2024	$127,000
Hampton Inn	Norfolk, VA	1990	117	Aug-2024	$59,829
Hampton Inn	Brooks, KY	1998	64	Jul-2024	$111,719
Hampton Inn	Fairburn, GA	2005	99	Jun-2024	$102,525
Hampton Inn	Lawrenceville, GA	1997	85	Apr-2024	$95,294
TownePlace Suites	Southaven, MS	2018	112	Mar-2024	$160,714
Hampton Inn & Suites National Harbor	Oxon Hill, MD	2008	154	Mar-2024	$305,195
Hampton Inn	Greenville, NC	2009	100	Dec-2023	$160,000
SpringHill Suites	Glen Allen, VA	2001	136	Sep-2023	$114,797
Hampton Inn & Suites	East Point, GA	2008	119	Sep-2023	$123,950
Holiday Inn & Suites	Asheville, NC	2017	117	Aug-2023	$205,128
Hampton Inn & Suites Southpark	Charlotte, NC	1997	124	Mar-2023	$338,710
Home2 Suites-Hilton Garden Inn	Columbia, SC	1971	223	Jun-2022	$235,874
Hyatt Regency Riverwalk	San Antonio, TX	1981	630	Apr-2024	$352,381
Hyatt House Raleigh North Hills	Raleigh, NC	2013	137	Aug-2022	$281,022
Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Hospitality - Limited Service	Loan #14	Cut-off Date Balance:	$16,460,013
50 West Main Street	Hampton Inn Blue Ridge	Cut-off Date LTV:	55.2%
Blue Ridge, GA 30513		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hampton Inn Blue Ridge Property:

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW per Room
Occupancy(1)	65.9%	69.5%	70.5%	72.1%	72.1%
ADR(1)	$196.50	$201.48	$208.52	$210.32	$210.32
RevPAR(1)	$129.55	$140.04	$146.99	$151.62	$151.62

Rooms Revenue	$5,154,118	$5,571,580	$5,863,827	$6,032,091	$6,032,188	$55,341
Food & Beverage	$895,740	$892,295	$821,410	$810,014	$810,014	$7,431
Other Revenue(2)	$133,882	$175,625	$182,003	$175,501	$175,501	$1,610
Total Revenue	$6,183,740	$6,639,500	$6,867,240	$7,017,606	$7,017,703	$64,383

Room Expense	$1,022,076	$1,167,966	$1,101,535	$1,060,886	$1,152,863	$10,577
Food & Beverage Expense	$751,798	$748,713	$661,670	$617,485	$617,485	$5,665
Other Department Expense	$30,505	$26,894	$25,150	$24,240	$24,240	$222
Total Department Expenses	$1,804,379	$1,943,573	$1,788,355	$1,702,611	$1,794,588	$16,464
Gross Operating Income	$4,379,361	$4,695,927	$5,078,885	$5,314,995	$5,223,115	$47,918

Total Undistributed Expenses	$1,724,484	$1,937,808	$1,965,544	$2,084,085	$2,084,097	$19,120
Gross Operating Profit	$2,654,877	$2,758,119	$3,113,341	$3,230,910	$3,139,018	$28,798

Real Estate Taxes	$64,800	$72,406	$65,898	$63,609	$65,900	$605
Insurance	$76,902	$119,330	$131,496	$131,600	$117,174	$1,075
Total Fixed Expenses	$141,702	$191,736	$197,394	$195,209	$183,074	$1,680

Net Operating Income	$2,513,175	$2,566,383	$2,915,947	$3,035,701	$2,955,944	$27,119
FF&E	$0	$0	$0	$0	$280,708	$2,575
Net Cash Flow	$2,513,175	$2,566,383	$2,915,947	$3,035,701	$2,675,236	$24,543

NOI DSCR	2.03x	2.07x	2.36x	2.45x	2.39x
NCF DSCR	2.03x	2.07x	2.36x	2.45x	2.16x
NOI Debt Yield	15.3%	15.6%	17.7%	18.4%	18.0%
NCF Debt Yield	15.3%	15.6%	17.7%	18.4%	16.3%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing.
(2)	Other Revenue consists of parking fees, cancellation fees and other minor operated department revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Mortgage Loan No. 15 – Deerpath Pavilion & Smithville Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Various, NJ Various
Original Balance:		$15,500,000		General Property Type:	Retail
Cut-off Date Balance:		$15,500,000		Detailed Property Type:	Various
% of Initial Pool Balance:		2.3%		Title Vesting:	Fee
Loan Purpose:		Acquisition/Refinance		Year Built/Renovated(3):	Various/Various
Borrower Sponsors:		Eduard Shnayder, Aaron Polinsky		Size:	142,220 SF
		and Phillip Shelby		Cut-off Date Balance PSF:	$109
Guarantors:		Eduard Shnayder, Aaron Polinsky		Maturity Balance PSF:	$109
		and Phillip Shelby		Property Manager:	Western Building Company Inc.
Mortgage Rate:		7.2100%			(affiliated)
Note Date:		9/8/2025
Maturity Date:		10/6/2035
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,005,741
IO Period:		120 months		UW NCF	$1,832,686
Seasoning:		0 months		UW NOI Debt Yield:	12.9%
Prepayment Provisions:		L(24),D(91),O(5)		UW NCF Debt Yield:	11.8%
Lockbox/Cash Mgmt Status(1):		Hard/In Place		UW NOI Debt Yield at Maturity:	12.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.62x
Additional Debt Balance:		NAP		Most Recent NOI:	$1,864,240 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$1,622,487 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$1,329,272 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.5% (8/26/2025)
RE Taxes:	$113,031	$28,258	NAP	2nd Most Recent Occupancy:	90.8% (12/31/2024)
Insurance:	$35,755	$8,939	NAP	3rd Most Recent Occupancy(4):	NAV
Replacement Reserve:	$0	$2,607	NAP	Appraised Value (as of)(5):	$26,000,000 (Various)
TI/LC Reserve:	$300,000	$11,852	NAP	Appraised Value per SF:	$183
				Cut-off Date LTV Ratio:	59.6%
				Maturity Date LTV Ratio:	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$15,500,000	77.1%	Purchase Price:	$11,125,000	55.4%
Borrower Sponsor Equity:	$4,592,145	22.9%	Loan Payoff:	$7,723,715	38.4%
			Closing Costs:	$794,644	4.0%
			Reserves:	$448,786	2.2%
Total Sources:	$20,092,145	100.0%	Total Uses:	$20,092,145	100.0%

(1)	At origination, the Deerpath Pavilion & Smithville Square Mortgage Loan (as defined below) entered into a full cash flow sweep which will continue until the lender receives an estoppel confirming that Curexa (as defined below) has completed the buildout of its space, taken possession of the entirety of the space demised pursuant to its lease, is in full occupancy, and is paying full unabated rent in accordance with its lease. See “Major Tenants” below for additional information.
(2)	The lender reserves the right in its sole but reasonable discretion to require monthly reserve deposits for all common charges, maintenance fees and other assessments imposed pursuant to the condominium documents with respect to the Deerpath Pavilion Property (as defined below).
(3)	The Smithville Square Property (as defined below) was built in 1989 and most recently renovated in 2016. The Deerpath Pavilion Property was built from 2002-2004 and 2009.
(4)	2023 occupancy is not available as the borrower sponsors acquired the Smithville Square Property in 2024.
(5)	The appraisal concluded to an “as-is” value for the Smithville Square Property of $14,500,000 as of July 16, 2025 and an “as-is” value for the Deerpath Pavilion Property of $11,500,000 as of July 21, 2025, resulting in an aggregate “as-is” value of $26,000,000.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Deerpath Pavilion & Smithville Square Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $15,500,000 and secured by a first-priority fee mortgage encumbering a two-property retail portfolio located in New Jersey (the “Deerpath Pavilion & Smithville Square Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Western RT 130 Holdings LLC and Smithville Square Borrower (individually and/or together, Western RT 9 Holdings LLC and Smithville NJ Clarke LLC), each a single-purpose New Jersey limited liability company. Smithville Square Borrower is structured as tenants-in-common. The borrower sponsors and the non-recourse carveout guarantors are Eduard Shnayder, Aaron Polinsky and Phillip Shelby. Eduard Shnayder is the co-founder and CEO of NetCost Market, a supermarket chain with locations across New York, New Jersey and Pennsylvania. Aaron Polinsky and Phillip Shelby are partners of Western Building Co., a wealth management and investment firm focused on investing in industrial and retail properties.

The Properties. The Deerpath Pavilion & Smithville Square Properties are comprised of an anchored retail center located in Galloway, New Jersey (the “Smithville Square Property”) and a shadow anchored retail center located in Hamilton, New Jersey (the “Deerpath Pavilion Property”) totaling 142,220 SF of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Retail - Various	Loan #15	Cut-off Date Balance:	$15,500,000
Various	Deerpath Pavilion & Smithville Square	Cut-off Date LTV:	59.6%
Various, NJ Various		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.9%

The Smithville Square Property. The Smithville Square Property is a 106,931 SF, anchored retail center located in Galloway, New Jersey, approximately 12.1 miles northwest of Atlantic City. The Smithville Square Property was built in 1989 and most recently renovated in 2016. The borrower sponsors acquired the Smithville Square Property in August 2024 for $13.7 million.

As of August 26, 2025, the Smithville Square Property was 93.5% occupied by 18 tenants occupying spaces ranging in size from 900 to 51,401 SF. The tenancy consists of an anchor tenant and a diverse mix of in-line shops, restaurants and a gym. There are no co-tenancies or termination options under any of the leases. Since June 2024, 23,207 SF (21.7% of NRA at the Smithville Square Property) of new or renewal leases have been executed.

The Deerpath Pavilion Property. The Deerpath Pavilion Property is a 35,289 SF, shadow anchored retail center located in Hamilton, New Jersey, approximately 10.6 miles southeast of Trenton. The Deerpath Pavilion Property shares access with a Wawa convenience store / gas station and is located across from a Shoprite supermarket. The Deerpath Pavilion Property was built from 2002-2004 and 2009 and consists of two buildings on a 4.18-acre site. The borrower sponsors acquired the Deerpath Pavilion Property in connection with the origination of the Deerpath Pavilion & Smithville Square Mortgage Loan.

As of August 26, 2025, the Deerpath Pavilion Property was 89.7% occupied by 13 tenants occupying spaces ranging in size from 1,244 to 6,710 SF. The tenancy consists of restaurants, in-line shops, salons and a gym. In addition to the retail space, there is 1,437 SF of second-floor office space that is currently vacant. There are no co-tenancies or termination options under any of the leases. Since June 2024, 11,914 SF (33.8% of NRA at the Deerpath Pavilion Property) of new or renewal leases have been executed.

The Deerpath Pavilion Property is, in whole or in part, a condominium. The borrower with respect to the Deerpath Pavilion Property owns one of the two condominium units, holds a 73.17% interest in the common elements, is entitled to 73 of 100 votes, may appoint and remove two members of the board and controls the board. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

The following table presents additional information summarizing the Deerpath Pavilion & Smithville Square Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	Total SF(1)	Occ.(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value
Smithville Square	Galloway, NJ	1989 / 2016	106,931	93.5%	$9,529,000	61.5%	$1,231,320	61.4%	$14,500,000
Deerpath Pavilion	Hamilton, NJ	2002-2004, 2009 / NAP	35,289	89.7%	$5,971,000	38.5%	$774,421	38.6%	$11,500,000
Total/ Wtd. Avg			142,220	92.5%	$15,500,000	100.00%	$2,005,741	100.00%	$26,000,000

(1)	Information is based on the underwritten rent roll dated August 26, 2025 with rent steps taken through August 2026.

Major Tenants.

Curexa East LLC (51,401 SF, 36.1% of NRA, 26.5% of UW base rent). Founded in 2003, Curexa East LLC (“Curexa”) is a family-owned pharmacy that specializes in digital and traditional pharmacy services including compounding, packaging and labeling pharmaceutical products. Curexa serves clients such as telemedicine providers, veterinarians, manufacturers and clinical research organizations worldwide, with over 100 employees stationed at the Smithville Square Property.

Curexa’s initial lease at the Smithville Square Property commenced in August 2023, however, rent was abated by 100.0% through May 2024, 75.0% from June 2024 through August 2024 and then 50.0% until November 2024, at which time Curexa began paying full rent. Curexa’s lease expires in November 2034. The Curexa space consists of 42,901 SF of laboratory and warehouse space and 8,500 SF of office space used for administrative purposes. As of September 2025, Curexa is in occupancy of the back-office space but has not yet taken occupancy of the laboratory warehouse space as it is still completing the buildout and installation of specialized lab equipment. Curexa has budgeted to spend approximately $13 million for the buildout of its space, of which $6.9 million has been spent to date on property infrastructure and new equipment that is ready to be moved to the Smithville Square Property when the buildout of the compounding rooms is completed. Curexa intends to make the Smithville Square Property its primary headquarters once the buildout is complete, which is expected by February 2026. Curexa is currently paying full rent for the entire premises and has two, five-year renewal options remaining.

At origination, the Deerpath Pavilion & Smithville Square Mortgage Loan entered into a full cash flow sweep, which will continue until the lender receives an estoppel confirming that Curexa has completed the buildout of its space, taken possession of the entirety of the space demised pursuant to its lease, is in full occupancy, and is paying full unabated rent in accordance with its lease. The Deerpath Pavilion & Smithville Square Mortgage Loan is also structured with a cash flow sweep that will commence upon Curexa’s revenue, for any trailing 12-month period, decreasing by 15.0% or more compared to its year-end 2024 revenue and/or Curexa’s EBITDA, for any trailing 12-month period, decreasing by 15.0% or more compared to its year-end 2024 EBITDA, or 36 months prior to Curexa’s lease expiration in 2034.

At origination, the Smithville Square Borrower entered into a master lease with the three guarantors as master tenant at rental terms equal to the base rent payable by Curexa under its lease less a credit for any rent actually received by the borrowers from Curexa. The master lease expires on the earlier of (i) repayment in full of the Deerpath Pavilion & Smithville Square Mortgage Loan, (ii) September 8, 2027 and (iii) such time, if any, that either (a) Curexa has completed the buildout of its space, is in full occupancy of its space and is paying full unabated rent or (b) 100.0% of the Curexa space is being re-leased to one or more replacement tenants acceptable to the lender, on the same or better economic terms, pursuant to one or more replacement leases approved by the lender in accordance with the Deerpath Pavilion & Smithville Square Mortgage Loan documents, with such replacement tenant(s) in occupancy and having paid full contractual, unabated rent for three consecutive calendar months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Retail - Various	Loan #15	Cut-off Date Balance:	$15,500,000
Various	Deerpath Pavilion & Smithville Square	Cut-off Date LTV:	59.6%
Various, NJ Various		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.9%

Smithville Spirits, LLC (8,751 SF, 6.2% of NRA, 4.9% of UW base rent). Smithville Spirits, LLC (“Smithville Spirits”) is a liquor store that sells wine, spirits and other alcoholic beverages. In May 2011, Smithville Spirits assumed a previously negotiated lease from Smitty’s Wine & Spirits, LLC which originally commenced in 2007. The lease was recently amended to expire in March 2031. Smithville Spirits has no renewal options remaining.

Spigolas Restaurant (6,710 SF, 4.7% of NRA, 6.1% of UW base rent). Spigola’s Restaurant is a dining establishment specializing in traditional and modern Italian cuisine. In addition to its regular dining services, Spigola’s Restaurant provides catering options for private and semi-private events, accommodating both business and personal gatherings. Spigola’s Restaurant has been in occupancy at the Deerpath Pavilion Property since January 2025 when it commenced a five-year lease and has three, five-year renewal options remaining.

The following table presents certain information relating to the tenancy at the Deerpath Pavilion & Smithville Square Properties:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Curexa East LLC(2)	NR/NR/NR	51,401	36.1%	$563,349	26.5%	$10.96	11/30/2034	No	2 X 5 Year
Smithville Spirits, LLC(2)	NR/NR/NR	8,751	6.2%	$103,964	4.9%	$11.88	3/31/2031	No	None
Spigolas Restaurant(3)	NR/NR/NR	6,710	4.7%	$129,570	6.1%	$19.31	1/13/2030	No	3 X 5 Year
JD's Pub & Grill(2)	NR/NR/NR	5,625	4.0%	$98,400	4.6%	$17.49	1/31/2028	No	None
Anytime Fitness(2)	NR/NR/NR	5,200	3.7%	$69,000	3.2%	$13.27	10/31/2029	No	None
Subtotal/Wtd. Avg.		77,687	54.6%	$964,282	45.3%	$12.41

Other Tenants		53,906	37.9%	$1,164,271	54.7%	$21.60
Total Occupied Space		131,593	92.5%	$2,128,554	100.0%	$16.18

Vacant Space		10,627	7.5%
Total/Wtd. Avg.		142,220	100.0%

(1)	Information is based on the underwritten rent roll dated August 26, 2025 with rent steps taken through August 2026.
(2)	The tenant is in occupancy at the Smithville Square Property.
(3)	The tenant is in occupancy at the Deerpath Pavilion Property.

The following table presents certain information with respect to the lease rollover at the Deerpath Pavilion & Smithville Square Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	2,849	2.0%	2.0%	$59,127	2.8%	2.8%	$20.75
2027	4	9,125	6.4%	8.4%	$205,445	9.7%	12.4%	$22.51
2028	6	14,792	10.4%	18.8%	$261,106	12.3%	24.7%	$17.65
2029	7	19,728	13.9%	32.7%	$382,213	18.0%	42.7%	$19.37
2030	4	12,579	8.8%	41.5%	$223,965	10.5%	53.2%	$17.80
2031	4	14,201	10.0%	51.5%	$270,143	12.7%	65.9%	$19.02
2032	2	4,918	3.5%	55.0%	$117,206	5.5%	71.4%	$23.83
2033	1	2,000	1.4%	56.4%	$46,000	2.2%	73.5%	$23.00
2034	1	51,401	36.1%	92.5%	$563,349	26.5%	100.0%	$10.96
2035	0	0	0.0%	92.5%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	92.5%	$0	0.0%	100.0%	$0.00
Vacant	0	10,627	7.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	31	142,220			$2,128,554	100.0%		$16.18

(1)	Information is based on the underwritten rent roll dated August 26, 2025 with rent steps taken through August 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Retail - Various	Loan #15	Cut-off Date Balance:	$15,500,000
Various	Deerpath Pavilion & Smithville Square	Cut-off Date LTV:	59.6%
Various, NJ Various		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.9%

The Market.

The Smithville Square Property. The Smithville Square Property is located in Galloway, New Jersey, approximately 12.1 miles northwest of Atlantic City. The Smithville Square Property is situated on Smithville Boulevard (State Route 561) and is directly adjacent to State Route 9. Nearby retailers include Vincenzo’s Smithville (0.4 miles away), Wawa (0.6 miles away) and CVS (1.1 miles away).

According to the appraisal, the Smithville Square Property is located within the Atlantic City retail submarket. As of the first quarter of 2025, the Atlantic City retail submarket had an inventory of approximately 18.8 million SF of retail space with an occupancy rate of 95.5% and a monthly average asking rent of $17.87 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Smithville Square Property was 4,714, 15,894 and 36,946, respectively, and the 2024 estimated median household income within the same radii was approximately $82,331, $76,441 and $83,219, respectively.

The Deerpath Pavilion Property. The Deerpath Pavilion Property is located in Hamilton, New Jersey, approximately 10.6 miles southeast of Trenton. Nearby retailers include Wawa (shared access), ShopRite (0.5 miles away), PetSmart (0.6 miles away) and Chili’s Grill & Bar (0.5 miles away).

According to the appraisal, the Deerpath Pavilion Property is located within the Trenton retail submarket. As of the first quarter of 2025, the Trenton retail submarket had an inventory of approximately 21.6 million SF of retail space with an occupancy rate of 96.2% and a monthly average asking rent of $22.36 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Deerpath Pavilion Property was 1,200, 51,300 and 133,761, respectively, and the 2024 estimated median household income within the same radii was approximately $94,971, $109,874 and $105,910, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Smithville Square Property:

Smithville Square Market Rent Summary(1)
	Anchor	Large In-Line	Small In-Line	End Cap
Market Rent (PSF per Month)	$10.00	$12.00	$15.00	$20.00
Lease Term (Years)	10	5	5	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	10% in Year 6	3% Annually	3% Annually	3% Annually
Tenant Improvements (New Tenant) (PSF)	$12.00	$5.00	$5.00	$5.00
Tenant Improvements (Renewal) (PSF)	$6.00	$2.00	$2.00	$2.00

(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Deerpath Pavilion Property:

Deerpath Pavilion Market Rent Summary(1)
	Retail (Less than 1,400-SF)	Retail (1,400-SF to 4,000-SF)	Retail (Greater than 4,000-SF)	Office
Market Rent (PSF per Month)	$35.00	$30.00	$20.00	$15.00
Lease Term (Years)	5	5	7	5
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	Annual 3%	Annual 3%	Annual 3%	Annual 3%
Tenant Improvements (New Tenant) (PSF)	$15.00	$10.00	$10.00	$5.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$5.00	$0.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Retail - Various	Loan #15	Cut-off Date Balance:	$15,500,000
Various	Deerpath Pavilion & Smithville Square	Cut-off Date LTV:	59.6%
Various, NJ Various		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data at comparable retail properties with respect to the Smithville Square Property:

Smithville Square Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Smithville Square Galloway, NJ	1989 / 2016	106,931(2)	Curexa East LLC	51,401(2)	2023(2)	135(2)	$10.96(2)
5401 Harding Highway Mays Landing, NJ	1990 / NAP	NAV	Legends Gym	14,575	2025	60	$12.00
800 Black Horse Pike Pleasantville, NJ	1984 / NAP	NAV	Happy Tree	4,535	2025	120	$15.00
Lenape Plaza Mays Landing, NJ	1974-1995 / NAP	NAV	Produce Depot	1,538	2025	36	$11.70
Ventnor Plaza Ventnor, NJ	1971-2023 / NAP	NAV	Touqeer Cuisine	2,554	2024	60	$12.00
6701 Black Horse Pike Egg Harbor Township, NJ	Ren. 1994	NAV	Essl's Restauarant	4,032	2023	84	$14.00
325 E. Jimmie Leeds Road Galloway, NJ	2005 / NAP	NAV	La Mesa Taco Bar	3,500	2023	90	$14.25
Brigantine Town Center Brigantine, NJ	1990 / NAP	NAV	Brigantine Surf Shop	3,200	2022	36	$14.25
English Creek Shopping Egg Harbor Township, NJ	1987 / NAP	NAV	Dollar Tree	8,328	2022	60	$12.50
4325 White Horse Pike Hammonton, NJ	2020 / NAP	NAV	Dollar General	9,026	2020	180	$13.04
Harbor Square Egg Harbor Township, NJ	1968-2013 / NAP	NAV	Jalapenos	2,100	2020	60	$22.86

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated August 26, 2025 with rent steps taken through August 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Deerpath Pavilion Property:

Deerpath Pavillion Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Deerpath Pavilion Hamilton, NJ	2002-2004, 2009 / NAP	35,289(2)	Spigolas Restaurant	6,710(2)	2025(2)	60(2)	$19.31(2)
Seaview Square Shopping Center Ashbury Park, NJ	NAV	NAV	Jersey Mikes	1,795	2023	120	$30.00
Midstate Mall East Brunswick, NJ	NAV	NAV	Rai Rai Ramen	1,800	2025	60	$37.08
2 Memorial Drive Lodi, NJ	NAV	NAV	The Little Gym	4,490	2024	120	$31.93
Morris County Mall Cedar Knolls, NJ	NAV	NAV	Michaels	21,957	2025	90	$17.00
Franklin Crossing Franklin Lakes, NJ	NAV	NAV	Personal Training	2,000	2023	60	$29.00
2279 State Highway 33, Suite 514 Hamilton Township, NJ	NAV	NAV	Princeton Tax Corp, LLC	1,624	2024	36	$20.25
58-86 East Main Street Somerville, NJ	NAV	NAV	Malten Silver Group	8,500	2024	36	$22.50

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated August 26, 2025 with rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Smithville Square Property of $14,500,000 as of July 16, 2025 and an “as-is” value for the Deerpath Pavilion Property of $11,500,000 as of July 21, 2025, resulting in an aggregate “as-is” value of $26,000,000 for the Deerpath Pavilion & Smithville Square Properties.

Environmental Matters. According to the Phase I environmental site assessment dated July 25, 2025, there was no evidence of any recognized environmental conditions at the Deerpath Pavilion & Smithville Square Property. However, a controlled recognized environmental condition was identified in connection with a dry-cleaning tenant. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Retail - Various	Loan #15	Cut-off Date Balance:	$15,500,000
Various	Deerpath Pavilion & Smithville Square	Cut-off Date LTV:	59.6%
Various, NJ Various		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Deerpath Pavilion & Smithville Square Properties:

Cash Flow Analysis
	2023	2024	TTM	UW	UW PSF
Base Rent(1)	$1,582,392	$1,661,638	$1,958,504	$2,398,600	$16.87
Recovery Income	$466,955	$626,549	$625,122	$659,698	$4.64
Other Income	($1,667)	$3,200	$8,000	$7,200	$0.05
Vacancy and Concessions	($2,570)	($4,290)	($9,716)	($270,046)	($1.90)
Effective Gross Income	$2,045,110	$2,287,098	$2,581,910	$2,795,451	$19.66

Taxes	$312,567	$269,439	$312,415	$339,092	$2.38
Insurance	$84,257	$93,744	$88,074	$107,265	$0.75
Other Operating Expenses	$319,014	$301,428	$317,181	$343,354	$2.41
Total Operating Expenses	$715,838	$664,611	$717,670	$789,711	$5.55

Net Operating Income	$1,329,272	$1,622,487	$1,864,240	$2,005,741	$14.10
Capital Expenditures	$0	$0	$0	$30,835	$0.22
TI/LC	$0	$0	$0	$142,220	$1.00
Net Cash Flow	$1,329,272	$1,622,487	$1,864,240	$1,832,686	$12.89

Occupancy %(2)	NAV	90.8%	91.6%	91.2%
NOI DSCR	1.17x	1.43x	1.65x	1.77x
NCF DSCR	1.17x	1.43x	1.65x	1.62x
NOI Debt Yield	8.6%	10.5%	12.0%	12.9%
NCF Debt Yield	8.6%	10.5%	12.0%	11.8%

(1)	UW Base Rent includes contractual rent steps taken through August 2026.
(2)	Historical occupancy figures represent the average occupancy in each respective year. UW Occupancy % represents underwritten economic occupancy. 2023 occupancy is not available as the borrower sponsors acquired the Smithville Square Property in 2024.

Partial Release. The borrowers are permitted to release the Deerpath Pavilion Property or Smithville Square Property from and after the earlier of (i) the date that is two years after the closing date of the WFCM 2025-C65 securitization and (ii) September 8, 2028. The borrowers may request the release of either related property in connection with a bona fide third-party sale of such property, provided that the following conditions, among others, are satisfied: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii) defeasance of an amount equal to the greater of (a) 100.0% of the net sales proceeds and (b) 125.0% of the allocated loan amount for such property; (iii) after giving effect to such release and defeasance, the remaining property achieves a debt yield no less than the greater of (a) the debt yield immediately prior to such release and (b) 12.61%; and (iv) compliance with REMIC related conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Wells Fargo Commercial Mortgage Trust 2025-C65	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Daniel Thomas	Tel. (212) 214-2813

Sean Duffy	Tel. (312) 827-1518

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Avinash Sharma	Tel. (212) 834-3111

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

SG Americas Securities, LLC

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Claire Weiss	Tel. (212) 278-6570